                                                                   EXHIBIT 10.41


                    MULTICURRENCY REVOLVING CREDIT AGREEMENT



                            Dated as of June 21, 2002

                                      among

                               BORDERS GROUP, INC.
                                  BORDERS, INC.
                            WALDEN BOOK COMPANY, INC.
                                BGP (UK) LIMITED
                              BORDERS (UK) LIMITED
                            BORDERS AUSTRALIA PTY LTD

                     THE LENDERS LISTED ON SCHEDULE 1 HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                             As Administrative Agent

                              FLEET NATIONAL BANK,
                              As Syndication Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             As Co-Syndication Agent

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             As Documentation Agent

                                      with

                 FLEET SECURITIES, INC. and WACHOVIA SECURITIES
                          having acted as Co-Arrangers

                                TABLE OF CONTENTS

1.   DEFINITIONS, RULES OF INTERPRETATION, ETC.........................................................1

         1.1.   Definitions............................................................................1
         1.2.   Rules of Interpretation...............................................................29
         1.3.   Accounting Principles.................................................................30
         1.4.   Pro Forma Basis.......................................................................30

2.   THE CREDIT FACILITIES............................................................................31

         2.1.   Revolving Credit Loans................................................................31
                  2.1.1.   Commitment to Lend.........................................................31
                  2.1.2.   Requests for Revolving Credit Loans........................................31

         2.2.   Fees..................................................................................32
                  2.2.1.   Facility Fee...............................................................32
                  2.2.2.   Utilization Fee............................................................32

         2.3.   Changes in Total Commitment...........................................................33
                  2.3.1.   Reduction of Total Commitment..............................................33
                  2.3.2.   Increase in Total Commitment...............................................33
                  2.3.3.   Adjustments of Outstandings on SunTrust Increase Date......................34

         2.4.   Competitive Bid Loans.................................................................34
                  2.4.1.   Competitive Bid Borrowings.................................................34
                           2.4.1.1.   The Competitive Bid Option......................................34
                           2.4.1.2.   Competitive Bid Quote Request...................................35
                           2.4.1.3.   Invitation for Competitive Bid Quotes...........................35
                           2.4.1.4.   Submission and Contents of Competitive Bid Quotes...............36
                           2.4.1.5.   Notice to Co-Borrowers..........................................37
                           2.4.1.6.   Acceptance and Notice by Co-Borrowers and Administrative Agent..37
                           2.4.1.7.   Allocation by Administrative Agent; Usage of Commitments........38
                           2.4.1.8.   Funding of Competitive Bid Loans................................38
                  2.4.2.   Repayment of Competitive Bid Loans.........................................38

         2.5.   The Swingline.........................................................................39
                  2.5.1.   The Swingline Loans........................................................39
                  2.5.2.   Request for Swingline Loans................................................39
                  2.5.3.   Borrowings to Repay Swingline Loans........................................40
                  2.5.4.   Voluntary Reduction of Swingline Sublimit..................................41

         2.6.   Evidence of Loan Obligations..........................................................41
                  2.6.1.   The Co-Borrower Notes......................................................41
                  2.6.2.   The Australian Notes.......................................................42
                  2.6.3.   The UK Notes...............................................................42
                  2.6.4.   The Competitive Bid Notes..................................................43
                  2.6.5.   The Swingline Note.........................................................43

         2.7.   Interest on Loans.....................................................................44

         2.8.   Conversion Options.....................................................................44
                  2.8.1.   Conversion to Different Type of Revolving Credit Loan.......................44
                  2.8.2.   Continuation of Type of Revolving Credit Loan...............................45
                  2.8.3.   Eurocurrency Rate Loans.....................................................45

         2.9.   Funds for Revolving Credit Loans.......................................................46
                  2.9.1.   Funding Procedures..........................................................46
                  2.9.2.   Advances by Administrative Agent............................................46

         2.10.   Optional Currency.....................................................................47
                  2.10.1.   Request for Optional Currency..............................................47
                  2.10.2.   Funding....................................................................48

         2.11.   Request for Extension of Maturity Date................................................48


3.   REPAYMENT OF THE REVOLVING CREDIT LOANS...........................................................48

         3.1.    Maturity..............................................................................48
         3.2.    Mandatory Repayments of Revolving Credit Loans........................................49
         3.3.    Optional Repayments of Revolving Credit Loans.........................................50


4.   LETTERS OF CREDIT.................................................................................50

         4.1.    Letter of Credit Commitments..........................................................50
                  4.1.1.   Commitment to Issue Letters of Credit.......................................50
                  4.1.2.   Letter of Credit Applications...............................................51
                  4.1.3.   Terms of Letters of Credit..................................................51
                  4.1.4.   Reimbursement Obligations of Lenders........................................51
                  4.1.5.   Participations of Lenders...................................................51

         4.2.    Reimbursement Obligation of the Borrowers.............................................51
         4.3.    Letter of Credit Payments.............................................................52
         4.4.    Obligations Absolute..................................................................53
         4.5.    Reliance by Issuer....................................................................54
         4.6.    Letter of Credit Fee..................................................................54
         4.7.    Transitional Letters of Credit........................................................55


5.   CERTAIN GENERAL PROVISIONS........................................................................55

         5.1.    Closing and Agents' Fees..............................................................55
         5.2.    BGI as Agent for other Borrowers......................................................55
         5.3.    Funds for Payments....................................................................55
                  5.3.1.   Payments to Administrative Agent............................................56
                  5.3.2.   No Offset, etc..............................................................56
                  5.3.3.   Non-U.S. Lenders............................................................56

         5.4.    Computations..........................................................................57
         5.5.    Inability to Determine Eurocurrency Rate..............................................58
         5.6.    Illegality............................................................................58
         5.7.    Additional Costs, etc.................................................................59
         5.8.    Capital Adequacy......................................................................60
         5.9.    Certificate...........................................................................60
         5.10.   Indemnity.............................................................................61
         5.11.   Interest After Default................................................................61
                  5.11.1.  Overdue Amounts.............................................................61
                  5.11.2.  Amounts Not Overdue.........................................................61

         5.12.   Replacement of Lenders...............................................................61
         5.13.   Currency Matters.....................................................................62
                  5.13.1.   Currency of Account.......................................................62
                  5.13.2.   Currency Fluctuations.....................................................63
                  5.13.3.   Exchange Rate.............................................................63
                  5.13.4.   Denominations.............................................................63

         5.14.   New Currency.........................................................................64
         5.15.   Concerning Joint and Several Liability of the Co-Borrowers...........................64
         5.16.   Additional Borrowers.................................................................67
         5.17.   Limitations on Certain Obligations of UK Borrower and Australian Borrower............67


6.   GUARANTY.........................................................................................68
         6.1.   Guaranty of Payment and Performance...................................................68
         6.2.   Guaranty Absolute.....................................................................69
         6.3.   Effectiveness, Enforcement............................................................71
         6.4.   Waiver................................................................................71
         6.5.   Subordination; Subrogation............................................................72
         6.6.   Payments..............................................................................72
         6.7.   Setoff................................................................................73
         6.8.   Further Assurances....................................................................73
         6.9.   Successors and Assigns................................................................73
         6.10.   Contribution.........................................................................74
         6.11.   Release of Guaranties................................................................74


7.   REPRESENTATIONS AND WARRANTIES...................................................................75
         7.1.   Corporate Authority...................................................................75
                  7.1.1.   Incorporation; Good Standing...............................................75
                  7.1.2.   Authorization..............................................................75
                  7.1.3.   Enforceability.............................................................75

         7.2.   Governmental Approvals................................................................75
         7.3.   Title to Properties; Leases...........................................................76
         7.4.   Fiscal Year; Financial Statements and Projections.....................................76
                  7.4.1.   Fiscal Year................................................................76
                  7.4.2.   Financial Statements.......................................................76
                  7.4.3.   Projections................................................................76

         7.5.   No Material Adverse Changes, etc......................................................76
         7.6.   Franchises, Patents, Copyrights, etc..................................................77
         7.7.   Litigation............................................................................77
         7.8.   No Materially Adverse Contracts, etc..................................................77
         7.9.   Compliance with Other Instruments, Laws, etc..........................................77
         7.10.   Tax Status...........................................................................77
         7.11.   No Event of Default..................................................................77
         7.12.   Holding Company and Investment Company Acts..........................................78

         7.13.   Absence of Financing Statements, etc.................................................78
         7.14.   Certain Transactions.................................................................78
         7.15.   Employee Benefit Plans...............................................................78
                  7.15.1.   In General................................................................78
                  7.15.2.   Terminability of Welfare Plans............................................78
                  7.15.3.   Guaranteed Pension Plans..................................................79
                  7.15.4.   Multiemployer Plans.......................................................79

         7.16.   Use of Proceeds......................................................................79
                  7.16.1.   General...................................................................79
                  7.16.2.   Regulations U and X.......................................................79

         7.17.   Environmental Compliance.............................................................80
         7.18.   Subsidiaries.........................................................................81
         7.19.   Disclosure...........................................................................81
         7.20.   Senior Debt Status...................................................................82
         7.21.   Solvency.............................................................................82
         7.22.   Updates to Schedules.................................................................82


8.   AFFIRMATIVE COVENANTS............................................................................82
         8.1.   Punctual Payment......................................................................82
         8.2.   Maintenance of Office.................................................................82
         8.3.   Records and Accounts..................................................................83
         8.4.   Financial Statements, Certificates and Information....................................83
         8.5.   Notices...............................................................................84
                  8.5.1.   Defaults...................................................................84
                  8.5.2.   Environmental Events.......................................................84
                  8.5.3.   Notice of Litigation and Judgments.........................................84
                  8.5.4.   Notice Regarding Certain Events............................................85

         8.6.   Legal Existence; Maintenance of Properties............................................85
         8.7.   Insurance.............................................................................86
         8.8.   Taxes.................................................................................86
         8.9.   Inspection of Properties..............................................................86
         8.10.   Compliance with Laws, Contracts, Licenses, and Permits...............................86
         8.11.   Employee Benefit Plans...............................................................87
         8.12.   Use of Proceeds......................................................................87
         8.13.   Subsequent Credit Terms..............................................................87
         8.14.   Subsidiary Guaranties................................................................87
         8.15.   Further Assurances...................................................................88


9.   CERTAIN NEGATIVE COVENANTS.......................................................................88
         9.1.   Restrictions on Indebtedness..........................................................88
         9.2.   Restrictions on Liens.................................................................89
         9.3.   Restrictions on Investments...........................................................91
         9.4.   Restricted Payments...................................................................93
         9.5.   Merger, Consolidation, Disposition of Assets and Sale Leaseback Transactions..........93
                  9.5.1.   Mergers and Consolidations.................................................94
                  9.5.2.   Disposition of Assets......................................................94


         9.6.   Acquisitions..........................................................................95
         9.7.   Compliance with Environmental Laws....................................................95
         9.8.   Modifications of Other Documents......................................................96
         9.9.   Employee Benefit Plans................................................................96
         9.10.   Business Activities..................................................................96
         9.11.   Fiscal Year..........................................................................97
         9.12.   Transactions with Affiliates.........................................................97
         9.13.   Changes in Governing Documents.......................................................97
         9.14.   Inconsistent Agreements..............................................................97

10.   FINANCIAL COVENANTS.............................................................................98
         10.1.   Fixed Charge Coverage Ratio..........................................................98
         10.2.   Leverage Ratio.......................................................................98
         10.3.   Consolidated Tangible Net Worth......................................................98
         10.4.   Capital Expenditures.................................................................98

11.   CLOSING CONDITIONS..............................................................................99
         11.1.   Loan Documents.......................................................................99
         11.2.   Certified Copies of Governing Documents..............................................99
         11.3.   Corporate or Other Action............................................................99
         11.4.   Incumbency Certificate...............................................................99
         11.5.   UCC Search Results...................................................................99
         11.6.   Certificates of Insurance............................................................99
         11.7.   Solvency Certificate................................................................100
         11.8.   Opinion of Counsel..................................................................100
         11.9.   Payment of Fees.....................................................................100
         11.10.   Synthetic Lease Facilities.........................................................100
         11.11.   Payoff Letter......................................................................100
         11.12.   Disbursement Instructions..........................................................100

12.   CONDITIONS TO ALL BORROWINGS...................................................................101
         12.1.   Representations True; No Event of Default...........................................101
         12.2.   No Legal Impediment.................................................................101
         12.3.   Proceedings and Documents...........................................................101
         12.4.   Governmental Regulation.............................................................101
         12.5.   Exchange Limitation.................................................................101

13.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................102
         13.1.   Events of Default and Acceleration..................................................102
         13.2.   Termination of Commitments..........................................................105
         13.3.   Remedies............................................................................105
         13.4.   Judgment Currency...................................................................105

14.   THE AGENTS.....................................................................................106
         14.1.   Authorization.......................................................................106
         14.2.   Employees and Agents................................................................106

         14.3.   No Liability........................................................................107
         14.4.   No Representations..................................................................107
                  14.4.1.   General..................................................................107
                  14.4.2.   Closing Documentation, etc...............................................107

         14.5.   Payments............................................................................108
                  14.5.1.   Payments to Administrative Agent.........................................108
                  14.5.2.   Distribution by Administrative Agent.....................................108
                  14.5.3.   Delinquent Lenders.......................................................108

         14.6.   Holders of Notes....................................................................109
         14.7.   Indemnity...........................................................................109
         14.8.   The Agents as Lenders...............................................................109
         14.9.   Resignation.........................................................................109
         14.10.   Notification of Defaults and Events of Default.....................................110

15.   SUCCESSORS AND ASSIGNS.........................................................................110
         15.1.   General Conditions..................................................................110
         15.2.   Assignments.........................................................................110
         15.3.   Register............................................................................111
         15.4.   Participations......................................................................111
         15.5.   Payments to Participants............................................................112
         15.6.   Miscellaneous Assignment Provisions.................................................112
         15.7.   Assignee or Participant Affiliated with the Borrowers...............................112
         15.8.   New Notes...........................................................................113
         15.9.   Assignment to Special Purpose Funding Vehicle.......................................113

16.   PROVISIONS OF GENERAL APPLICATION..............................................................114
         16.1.   Setoff..............................................................................114
         16.2.   Expenses............................................................................116
         16.3.   Indemnification.....................................................................116
         16.4.   Treatment of Certain Confidential Information.......................................117
                  16.4.1.   Confidentiality..........................................................117
                  16.4.2.   Prior Notification.......................................................118
                  16.4.3.   Other....................................................................118

         16.5.   Survival of Covenants, Etc..........................................................118
         16.6.   Notices.............................................................................119
         16.7.   Governing Law.......................................................................120
         16.8.   Headings............................................................................120
         16.9.   Counterparts........................................................................120
         16.10.   Entire Agreement, Etc..............................................................120
         16.11.   Waiver of Jury Trial...............................................................120
         16.12.   Consents, Amendments, Waivers, Etc.................................................121
         16.13.   Severability.......................................................................122

                                    EXHIBITS


Exhibit A-1               Form of Co-Borrower Note
Exhibit A-2               Form of Australian Note
Exhibit A-3               Form of UK Note
Exhibit A-4               Form of Competitive Bid Note
Exhibit A-5               Form of Swingline Note
Exhibit B-1               Competitive Bid Quote Request
Exhibit B-2               Invitation for Competitive Bid Quotes
Exhibit B-3               Competitive Bid Quote
Exhibit B-4               Notice of Competitive Bid Borrowing
Exhibit C                 Form of Revolving Credit Loan Request
Exhibit D                 Form of Swingline Loan Request
Exhibit E                 Form of Compliance Certificate
Exhibit F                 Assignment and Acceptance
Exhibit G-1               Form of Joinder Agreement (Co-Borrower/Guarantor)
Exhibit G-2               Form of Joinder Agreement
                            (UK Borrower or Australian Borrower)


                                    SCHEDULES

Schedule 1                 Lenders
Schedule 1(a)              Commitments (Closing Date)
Schedule 1(b)              Commitments (Following SunTrust Increase Date)
Schedule 4.7               Transitional Letters of Credit
Schedule 7.3               Title to Properties; Leases
Schedule 7.5               Restricted Payments
Schedule 7.7               Litigation
Schedule 7.14              Transactions with Affiliates
Schedule 7.17              Environmental Compliance
Schedule 7.18              Subsidiaries, Etc.
Schedule 9.1               Existing Indebtedness
Schedule 9.2               Existing Liens
Schedule 9.3               Existing Investments

                             MULTICURRENCY REVOLVING
                                CREDIT AGREEMENT


         This MULTICURRENCY REVOLVING CREDIT AGREEMENT is made as of June 21, 2002, by and among (a) BORDERS GROUP, INC. ("BGI"), a Michigan corporation, BORDERS, INC., a Colorado corporation ("Borders"), WALDEN BOOK COMPANY, INC., a Colorado corporation, ("Walden"), BGP (UK) LIMITED, a company with limited liability organized under the laws of England ("BGP (UK)" and together with BGI, Borders and Walden, the "Co-Borrowers"), (b) BORDERS (UK) LIMITED, a company with limited liability organized under the laws of England (the "UK Borrower"),
(c) BORDERS AUSTRALIA PTY LIMITED, a company organized under the laws of Australia (the "Australian Borrower"), (d) any other Subsidiary of BGI which becomes a Borrower hereunder pursuant to ss. 5.16 (together with the Co-Borrowers, the UK Borrower and the Australian Borrower, the "Borrowers"), (e) the lending institutions listed on Schedule 1, (f) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for itself and such other lending institutions, (g) FLEET NATIONAL BANK as syndication agent for itself and such other lending institutions, (h) WACHOVIA BANK, NATIONAL ASSOCIATION, as co-syndication agent for itself and such other lending institutions (the "Co-Syndication Agent") and (i) BANK ONE, NA (MAIN OFFICE CHICAGO), as documentation agent for itself and such other lending institutions (the "Documentation Agent").

                  1. DEFINITIONS, RULES OF INTERPRETATION, ETC.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss. 1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Accounts Receivable. All rights of BGI or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of BGI or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

          Acquisition. Any transaction, or any series of related transactions, consummated on or after the date of this Credit Agreement, by which BGI or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) a majority of the securities of a corporation, which securities have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage and voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

          Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrowers pursuant to ss. 8.4(c).

          Administrative Agent's Office. The Administrative Agent's office located at 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 or at such other location as the Administrative Agent may designate from time to time.

          Administrative Agent. PNC Bank, National Association acting as administrative agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with ss. 14.9.

          Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

          Affiliate. Any Person which, directly or indirectly, controls, is controlled by or is under common control with any of the Borrowers. "Control" of a Borrower means the power, directly or indirectly, (a) to vote five percent (5%) or more of the Capital Stock (on a fully diluted basis) of such Borrower having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Borrower (whether by contract or otherwise).

          Agents. Collectively, the Administrative Agent, the Syndication Agent, the Co-Syndication Agent and the Documentation Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Fixed Charge Coverage Ratio, as determined for the Reference Period of the Borrowers and their Subsidiaries ending with the Fiscal Quarter ended immediately prior to the applicable Rate Adjustment Period.


--------------------------------------------------------------------------------------------------------------------
                                                                      STANDBY      DOCUMENTARY
             FIXED CHARGE                BASE       EUROCURRENCY      LETTER OF    LETTER OF
             COVERAGE                    RATE       RATE              CREDIT       CREDIT               FACILITY
LEVEL        RATIO                       LOANS      LOANS             FEES         FEES                 FEE
--------------------------------------------------------------------------------------------------------------------
I            Greater than or
             equal to 2.25:1.00          0%         0.575%            0.575%       0.2875%              0.175%
--------------------------------------------------------------------------------------------------------------------
II           Less than 2.25:1.00
             but greater than or
             equal to 2.00:1.00          0%         0.800%            0.800%       0.4000%              0.200%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
III          Less than  2.00:1.00
             but greater  than or        0%         1.000%            1.000%       0.5000%              0.250%
             equal to 1.75:1.00
--------------------------------------------------------------------------------------------------------------------
IV           Less than 1.75:1.00         0%         1.125%            1.125%       0.5625%              0.375%
--------------------------------------------------------------------------------------------------------------------



          Notwithstanding the foregoing, (a) for the Loans outstanding and the Letter of Credit Fees and the Facility Fee payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the date that is six months after the Closing Date, the Applicable Margin shall be the Applicable Margin set forth in Level III above, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to ss. 8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

          Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to any Borrower or any of its Subsidiaries.

          Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          Assignment and Acceptance. An assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by ss. 15.2), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Bank Agents.

          Australian Borrower.  As defined in the preamble hereto.


          Australian Guaranteed Obligations.  See ss. 6.1.


          Australian Loans. Revolving credit loans made or to be made by the Lenders to the Australian Borrower pursuant to ss. 2.1.1.

          Australian Obligations. All indebtedness, obligations and liabilities of the Australian Borrower to any of the Lenders, any of the Agents or the Issuing Bank individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Hedging Agreement or in respect of any of the Australian Loans made or Reimbursement Obligations incurred in respect of Letters of Credit issued for the account of the Australian Borrower or any of the Australian Notes,

Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

          Australian Note.  See ss. 2.6.2.

          Australian Note Record.  A Record with respect to an Australian Note.

          Authorized Officers. The President, Senior Vice President - Finance and Chief Financial Officer, Vice President - Financial Planning and Reporting, Vice President - Finance and Asset Protection or Treasurer of any Borrower and with respect to any Foreign Subsidiary, a director of such Foreign Subsidiary or, in any case, any Person designated in writing by any of the foregoing.

          Balance Sheet Date. January 27, 2002.

          Bank Agents.  The Administrative Agent and the Syndication Agent.


          Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by PNC as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in PNC's "prime rate" shall take place immediately without notice or demand of any kind.

          Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

          BGI. As defined in the preamble hereto.

          BGP (UK). As defined in the preamble hereto.

          BOI.  Borders Online, Inc., a Colorado corporation.

          Borders. As defined in the preamble hereto.

          Borders UK. As defined in the preamble hereto.

          Borrower(s). As defined in the preamble hereto.

          BPI. Borders Properties, Inc., a Delaware corporation.

          Business Day. Any day on which banking institutions in Boston, Massachusetts or Pittsburgh, Pennsylvania, are open for the transaction of banking business and, in addition, with respect to any Eurocurrency Rate Loan,
(a) a day on which dealings in the Dollar and the Optional Currencies are carried on in the London interbank market or such other Eurocurrency Interbank Market as may be selected by the Administrative Agent in its sole discretion acting in good faith (and, if the Loan is denominated in Dollars, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the Dollar is open for business), (b) a day on which Dollar settlements of such dealings may be effected in New York, New York and London, England, and (c) a day on which dealings in Dollars and the relevant Optional Currency and exchange can be carried on in the principal financial center of the country in which such currency is legal tender.

          Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

          Capital Expenditures. Amounts paid or Indebtedness incurred by BGI or any of its Subsidiaries in connection with the purchase or lease by BGI or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, provided that Capital Expenditures shall not include any expenditures made (a) to effect any Acquisition, (b) with respect to the Existing Synthetic Lease Facility and the New Synthetic Lease Facility in the event either or both facilities are recharacterized as Capitalized Leases or (c) to acquire property out of the Existing Synthetic Lease Facility.

          Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          Capitalized Leases. Leases under which BGI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          CERCLA. See  ss. 7.17(a).

          Change of Control. An event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of thirty-five percent (35%) or more of the outstanding shares of Capital Stock of BGI; or, during any period of twelve consecutive calendar months, individuals who were directors of BGI on the first day of such period (together with any new directors whose election by the Board of Directors of BGI was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election was previously so approved) shall cease to constitute a majority of the board of directors of BGI.

          Closing Date. The first date on which the conditions set forth in ss. 11 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

          Closing Fee. See ss. 5.1.

          Closing Fee Letter. The closing fee letter dated as of the Closing Date among BGI, the Syndication Agent and Fleet Securities, Inc. as co-arranger.

          Co-Borrower Loans. Revolving credit loans made or to be made by the Lenders to the Co-Borrowers pursuant to ss. 2.1.1.

          Co-Borrower Note Record. A Record with respect to a Co-Borrower Note.

          Co-Borrower Notes.  See ss. 2.6.1.

          Co-Borrower Obligations. All indebtedness, obligations and liabilities of the Co-Borrowers and their Subsidiaries to any of the Lenders, any of the Agents, the Issuing Bank and the Swingline Lender individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Hedging Agreement or in respect of any of the Co-Borrower Loans made or Reimbursement Obligations incurred in respect of Letters of Credit issued for the account of any of the Co-Borrowers or any of the Co-Borrower Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

          Co-Borrowers.  As defined in the preamble hereto.

          Code.  The Internal Revenue Code of 1986.

          Commitment. With respect to each Lender, (a) for the period commencing on the Closing Date and ending on the SunTrust Increase Date, the amount set forth on Schedule 1(a) hereto, and (b) at any time from and after the SunTrust Increase Date, the amount set forth on Schedule 1(b), in each case as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in Swingline Loans and the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be increased pursuant to ss. 2.3.2 hereof or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Commitment Percentage. For the period commencing on the Closing Date and ending on the SunTrust Increase Date, "Commitment Percentage" shall mean the percentage set forth on Schedule 1(a) hereto as such Lender's percentage of the sum of the aggregate Commitments of all the Lenders. At any time from and after the SunTrust Increase Date, "Commitment Percentage" shall mean the percentage set forth on Schedule 1(b) hereto as such Lender's percentage of the aggregate Commitments of all the Lenders.

          Competitive Bid Loan(s). A borrowing hereunder consisting of one or more loans made in Dollars by any of the Lenders whose offer to make a loan as part of such borrowing has been accepted by the Co-Borrowers under the auction bidding procedure described in ss. 2.4 hereof.

          Competitive Bid Note.  See ss. 2.6.4.

          Competitive Bid Note Record. A record attached to a Competitive Bid Note.

          Competitive Bid Quote. An offer by a Lender to make a Competitive Bid Loan in accordance with ss. 2.4 hereof.

          Competitive Bid Quote Request. A request by the Co-Borrowers for Competitive Bid Quotes in accordance with ss. 2.4.1.2.

          Competitive Bid Rate. With respect to any Competitive Bid Quote, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid Quote.

          Competitive Bid Sublimit. $75,000,000.

          Compliance Certificate. See ss. 8.4(c).

          Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of BGI and its Subsidiaries, consolidated in accordance with GAAP.

          Consolidated EBITDA. With respect to any period, an amount equal to the sum of (a) Consolidated Net Income of BGI and its Subsidiaries for such period, (excluding (i) all extraordinary nonrecurring items of income, but not losses (except to the extent such extraordinary losses are offset by such extraordinary income) and (ii) income or loss of any Joint Venture to which BGI or any of its Subsidiaries is a party), plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, all as determined in accordance with GAAP; provided, however, that there shall be excluded in calculating Consolidated Net Income for purposes of this definition any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142.

         Consolidated Excess Cash Flow. With respect to BGI and its Subsidiaries and any particular period, an amount equal to (a) Consolidated EBITDA for such period plus if applicable, in-flows resulting from Net Working Capital Changes for such period minus (b) the sum of, in each case for such period, (i) if applicable, out-flows resulting from Net Working Capital Changes, (ii) to the extent not already deducted in the determination of Consolidated EBITDA, Capital Expenditures, (iii) any Restricted Payment Amount, (iv) cash payments for all taxes paid during such period and (v) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of BGI or any of its Subsidiaries paid or due and payable during such period.

          Consolidated Fixed Charges. With respect to BGI and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period, plus (b) Rent Expense, plus (c) Lease Financing Rent Expense, plus (d) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which any Borrower or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Capitalized Leases, and (iv) Indebtedness of the type referred to above of another Person guaranteed by BGI or any of its Subsidiaries. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

          Consolidated Free Cash Flow. With respect to any period, an amount equal to (a) net cash provided by operations of a Person and its Subsidiaries for such period (as set forth as a line item on such Person's consolidated statement of cash flows in accordance with GAAP) minus (b) Capital Expenditures made by such Person and its Subsidiaries during such period.

          Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of BGI and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

          Consolidated Operating Cash Flow. For any period, an amount equal to the sum of (a) Consolidated EBITDA plus (b) Rent Expense and (c) Lease Financing Rent Expense, in each case of BGI and its Subsidiaries for such period determined in accordance with GAAP.

          Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of BGI and its Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

         (b) all amounts representing any write-up in the book value of any assets of BGI or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

         (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         Consolidated Total Assets. The sum of (a) all assets ("consolidated balance sheet assets") of BGI and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) without duplication, all sold receivables referred to in clause (g) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

         Consolidated Total Funded Debt. With respect to BGI and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of BGI and its Subsidiaries, on a consolidated basis, relating to or in respect of (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds but excluding letters of credit outstanding, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iii) any Synthetic Leases or any Capitalized Leases, plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by any Borrower or any of its Subsidiaries.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by BGI and its Subsidiaries during such period on all Indebtedness of BGI and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of BGI and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of BGI and its Subsidiaries.

         Conversion Request. A notice given by the Borrowers to the Administrative Agent of the Borrowers' election to convert or continue a Revolving Credit Loan in accordance with ss. 2.8.

         Co-Syndication Agent.  As defined in the preamble hereto.

         Credit Agreement. This Multicurrency Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default.  See ss. 13.1.

         Delinquent Lender.  See ss. 14.5.3.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

         Documentation Agent.  As defined in the preamble hereto.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Dollar Equivalent. On any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in currency other than Dollars, the amount (as conclusively ascertained by the Administrative Agent absent manifest error) of Dollars which could be purchased by the Administrative Agent (in accordance with its normal banking practices) in the London foreign currency deposit market with such amount of such currency at the Exchange Rate on such date.

         Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Domestic Subsidiary. Any Subsidiary of BGI organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss. 2.8.

         Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender,
(c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Syndication Agent, and (ii) unless a Default or an Event of Default has occurred and is continuing, BGI (each such approval not to be unreasonably withheld or delayed).

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws.  See ss. 7.17(a).

         EPA.  See ss. 7.17(b).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with any of the Borrowers under ss. 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss. 4043 of ERISA and the regulations promulgated thereunder.

         Euro or Euro. The euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

         Eurocurrency Competitive Loan. A Competitive Bid Loan bearing interest at a Eurocurrency Rate.


         Eurocurrency Interbank Market. Any lawful recognized market in which deposits of the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

         Eurocurrency Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurocurrency Rate Loans.

         Eurocurrency Rate. With respect to amounts denominated in Dollars, the Eurodollar Rate, and with respect to amounts denominated in any Optional Currency, the International Eurocurrency Rate. The Eurocurrency Rate shall be adjusted with respect to any Eurocurrency Rate Loan outstanding on the effective date of any change in the Eurocurrency Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         Eurocurrency Rate Loans. Loans bearing interest calculated by reference to the Eurocurrency Rate.

         Eurocurrency Reserve Percentage. The maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%)) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

         Eurodollar Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Dollars, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (a) the rate of interest determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Dow Jones Market Service display page 3750 or such other display page on the Dow Jones Market Service System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurocurrency Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                  Dow Jones Market Service page 3750 quoted by British Bankers'
     Eurodollar Rate    =           Association or appropriate successor
                                    ------------------------------------
                        1.00 - Eurocurrency Reserve Percentage

         Event of Default.  See ss. 13.1.

         Exchange Rate. With respect to any Optional Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Optional Currency on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such Optional Currency into Dollars; provided, however, that if there shall at any time no longer exist such a page on such service, the Exchange Rate shall be determined by reference to another similar rate publishing service selected by the Administrative Agent.

         Existing Credit Agreement. The Amended and Restated Multicurrency Credit Agreement dated as of March 28, 1995, amended and restated as of October 17, 1997, among BGI, Borders, Walden, Books Holding, the lenders party thereto, PNC Bank, National Association in its capacity as Administrative Agent, for such lenders from time to time parties thereto, The First National Bank of Chicago in its capacity as Syndication Agent thereunder and Bankers Trust Company, as Real Estate Administrative Agent thereunder.

         Existing Lease Credit Agreement. The Amended and Restated Credit Agreement, dated as of November 22, 1995, amended and restated as of October 17, 1997, and further amended as of the Closing Date by the Omnibus Amendment, among Wilmington Trust Company (not in its individual capacity, except as expressly stated therein, but solely as owner trustee) as borrower, the lenders parties thereto, PNC Bank, National Association in its capacity as Administrative Agent for such lenders from time to time parties thereto, The First National Bank of Chicago in its capacity as Syndication Agent thereunder and Bankers Trust Company, as Real Estate Administrative Agent thereunder.

         Existing Lease Financing Guarantee. The Amended and Restated Guarantee Agreement, dated as of November 22, 1995, amended and restated as of October 17, 1997, and further amended as of the Closing Date by the Omnibus Amendment, by and among Borders, Walden, BGI, Plant, BPI, WPI, Books Holding, Online, Outlet, Fulfillment, and Library executed in favor of PNC Bank, National Association, as Administrative Agent for the lenders from time to time parties to the Existing Lease Credit Agreement.

         Existing Letters of Credit.  See ss. 4.7.

         Existing Participation Agreement. The Amended and Restated Participation Agreement dated as of November 22, 1995, amended and restated as of October 17, 1997, and further amended as of the Closing Date by the Omnibus Amendment, among BGI, Borders, Walden, WPI, BPI, Wilmington Trust Company (not in its individual capacity, except as expressly stated therein, but solely as owner trustee), PNC Bank, National Association, as Administrative Agent for the lenders from time to time parties to the Existing Lease Credit Agreement, The First National Bank of Chicago in its capacity as Syndication Agent thereunder, Bankers Trust Company in its capacity as Real Estate Administrative Agent thereunder, and Sam Project Funding Corp. I, as investor thereunder.

         Existing Synthetic Lease Facility. The Synthetic Lease facility of BGI and certain of its Subsidiaries evidenced by the Existing Synthetic Lease Facility Documents.

         Existing Synthetic Lease Facility Documents. Collectively the Existing Lease Credit Agreement, the Existing Lease Financing Guarantee, the Existing Participation Agreement, the Omnibus Amendment and the other operative documents referred to therein.

         Facility Fee.  See ss. 2.2.1.

         Federal Funds Effective Rate.  See the definition of "Base Rate".

         Fee Letters. The several fee letters (a) among BGI, Fleet and Fleet Securities, Inc., as co-arranger dated as of the Closing Date and (b) between BGI and PNC dated in January 2002, the Closing Fee Letter and all other letter agreements between BGI and any party hereto under which the parties thereto designate that such letter agreement is a fee letter for purposes of this Credit Agreement.

         Fees. Collectively, the Facility Fee, the Utilization Fee, the Letter of Credit Fees, the Closing Fee and the other fees referred to in the Fee Letters.

         Financed Lease. A lease of real property, improvements on real property or real property and improvements thereon by BGI or any of its Subsidiaries entered into pursuant to the Existing Participation Agreement or the New Master Agreement, as applicable.

         Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by ss. 4(e) of the Bank Holding Company Act of 1956
(12 U.S.C. ss. 1843).

         Fiscal Quarter. The 13/14 week period commencing on the day after the last day of the preceding Fiscal Quarter and ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in each of April (first), July (second), October (third) and January (fourth) of each Fiscal Year. As used herein, "FQ1 2xxx" refers to the first Fiscal Quarter of the 2xxx Fiscal Year, "FQ2 2xxx" refers to the second Fiscal Quarter of the 2xxx Fiscal Year and so on.

         Fiscal Year. The 52/53 week period commencing on the day after the last day of the preceding Fiscal Year and ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in January. By way of illustration, BGI's 2001 Fiscal Year ended January 27, 2002.

         Fixed Charge Coverage Ratio. As of any date of determination, the ratio of (a) Consolidated Operating Cash Flow for the Reference Period most recently ended to (b) Consolidated Fixed Charges for such Reference Period.

         Fixed Rate. With respect to any Competitive Bid Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Bid Loan in its related Competitive Bid Quote.

         Fixed Rate Competitive Loan. A Competitive Bid Loan bearing interest at a Fixed Rate.

         Fleet. Fleet National Bank, a national banking association, in its individual capacity.

         Foreign Subsidiary. Any Subsidiary of BGI organized under the laws of any jurisdiction other than the United States of America, any state or territory thereof or the District of Columbia.

         Fulfillment.  Borders Fulfillment, Inc., a Delaware corporation.

         Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         GAAP or generally accepted accounting principles. (a) When used in ss. 10 and in the calculation of the Obligor Group Requirement, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of BGI reflected in its financial statements for the year ended on the Balance Sheet Date (unless otherwise agreed to by the parties hereto as contemplated by ss. 1.3), and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of BGI adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

         Governing Documents. With respect to any Person, its certificate or articles of incorporation or organization, its by-laws, or, as the case may be, its certificate of formation, limited partnership certificate, operating agreement, limited partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

         Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         Guaranteed Obligations.  See ss. 6.1.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss. 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Each Co-Borrower, Planet, BPI, WPI, Online, Outlet, Fulfillment, Library, BOI and any Subsidiary of BGI which executes a Joinder Agreement as a Co-Borrower or a guarantor of all of the Obligations pursuant to the provisions of this Credit Agreement after the Closing Date.

         Guaranty. The Guaranty set forth in ss. 6 of this Credit Agreement, made by each Guarantor in favor of the Lenders, the Issuing Bank and the Agents pursuant to which each Guarantor guaranties to the Lenders, the Issuing Bank and the Agents the payment and performance of the Obligations and in form and substance satisfactory to the Lenders, the Issuing Bank and the Agents.

         Hazardous Substances.  See ss. 7.17(b).

         Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement or other similar agreement or arrangement to which BGI or any of its Subsidiaries is a party, designed to protect BGI or any of its Subsidiaries against fluctuations in interest rates, exchange rates or forward rates.

         Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (a) every obligation of such Person for money borrowed,

                  (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (e) every obligation of such Person under any Capitalized
         Lease,

                  (f) every obligation of such Person under any Synthetic Lease,

                  (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

                  (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than BGI or any of its Wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or Interest earned on such investment,
(w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         Interest Payment Date. (a) As to any Base Rate Loan, the first day of the calendar quarter for the immediately preceding calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan;
(b) as to any Eurocurrency Rate Loan (other than a Eurocurrency Competitive
Loan) in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period, (c) as to any Competitive Bid Loan, on the last day of the Interest Period applicable thereto; and (d) with respect to any Swingline Loan, on the first day of each calendar month with respect to interest accrued during the previous calendar month and on the Swingline Expiry Date.

         Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; (ii) for any Eurocurrency Rate Loan, 7 days, 14 days, 1, 2, 3 or 6 months; and (iii) for any Competitive Bid Loan, from 7 through 90 days and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

         (C) if the Borrowers shall fail to give notice as provided in ss. 2.8 with respect to Revolving Credit Loans denominated in Dollars, the Borrowers shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan denominated in Dollars to a Base Rate Loan denominated in Dollars and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

         (D) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (E) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         International Eurocurrency Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in any Optional Currency, the rate of interest equal to (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Optional Currency appearing on Reuters Screen FRBD or the applicable Reuters Screen for such Optional Currency as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided, however, (i) if Reuters Screen FRBD or the applicable Reuters Screen for such Optional Currency is not available to the Administrative Agent, as the case may be, for any reason, the applicable International Eurocurrency Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Optional Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) 2 (two) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable International Eurocurrency Rate for the relevant Interest Period shall be the rate determined by the Administrative Agent, as the case may be, to be the rate at which the Administrative Agent offers to place deposits in the applicable Optional Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Administrative Agent's relevant Eurocurrency Rate Loan and having a maturity equal to such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage, if applicable.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof; and (e) the amount of any Investment made by a transfer of property shall be valued at the fair market value of such transferred property at the time of such transfer.

         Invitation for Competitive Bid Quotes.  See ss. 2.4.1.3.

         Issuing Bank. Fleet, in its capacity as issuer of Letters of Credit pursuant to ss. 4, PNC, solely in its capacity as issuer of the Existing Letters of Credit, or, in the event that Fleet is unable to issue a Letter of Credit, any other Lender selected by the Bank Agents to issue such Letter of Credit with the consent of the Borrowers and such Lender.

         Joinder Agreements. Joinder agreements in substantially the form of Exhibit G-1 or Exhibit G-2 hereto pursuant to which Subsidiaries of BGI become parties to and agree to be bound by the provisions of this Credit Agreement as a Co-Borrower and a Guarantor, a UK Borrower or an Australian Borrower.

         Joint Venture. Any corporation, partnership, limited liability company, joint venture or other entity in which BGI and its Subsidiaries own not more than 50% of the capital stock, partnership interests, membership interests or other ownership interests and which does not meet the definition of "Subsidiary" herein.

         Kmart. Kmart Corporation, a Michigan corporation.

         Kmart Agreements. The Kmart Indemnity and the Kmart Tax Agreement.

         Kmart Indemnity. That certain Lease Guaranty, Indemnification and Reimbursement Agreement, dated May 24, 1995, as amended, among BGI, one or more of the other Borrowers and Kmart.

         Kmart Tax Agreement. That certain Tax Allocation and Indemnification Agreement, dated May 24, 1995, between BGI and Kmart.

         Lease Financing Rent Expense. All Basic Rent (as defined in the Existing Lease Credit Agreement) and Basic Rent (as defined in the New Master Agreement) payable by BGI and its Subsidiaries, as lessee or sublessee under a Financed Lease and any rent payable by BGI and its Subsidiaries under Ground Leases (as defined in each of the Existing Lease Credit Agreement and the New Master Agreement).

         LC Exposure. At any time, the sum of (a) the aggregate Maximum Drawing Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Unpaid Reimbursement Obligations at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

         Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

         Lenders. Fleet and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to ss. 15. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         Letter of Credit.  See ss. 4.1.1.

         Letter of Credit Application.  See ss. 4.1.1.

         Letter of Credit Fee.  See ss. 4.6.

         Letter of Credit Participation.  See ss. 4.1.4.

         Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

         Library. The Library, Ltd., a Missouri corporation.

         Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise, but excluding any right of set off pursuant to agreements entered into in the ordinary course of business), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Joinder Agreements and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith (excluding Hedging Agreements).

         Loan Request. A Revolving Credit Loan Request, a Swingline Loan Request or a Notice of Competitive Bid Borrowing, as applicable.

         Loans. The Revolving Credit Loans, the Competitive Bid Loans and the Swingline Loans.

         Mandatory Costs. With respect to any Lender, Agent or the Issuing Bank, any cost of compliance by such Lender, Agent or the Issuing Bank with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and/or (b) the requirements of the European Central Bank.

         Margin. With respect to any Competitive Bid Loan bearing interest at a rate based on the Eurocurrency Rate, the marginal rate of interest, if any, to be added or subtracted from the Eurocurrency Rate to determine the rate of interest applicable to such Competitive Bid Loan, as specified by the Lender making such Competitive Bid Loan in its related Competitive Bid Quote.

         Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

         (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of any of the Borrowers, individually or the Borrowers and their Subsidiaries, taken as a whole;

         (b) a material adverse effect on the ability of any of the Borrowers or any of their Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

         (c) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents or any impairment of the rights, remedies or benefits available to any Agent, the Issuing Bank or any Lender under any Loan Document.

         Maturity Date. June 21, 2005, as the same may be extended in the sole discretion of the Lenders pursuant to ss. 2.11.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Moody's. Moody's Investors Services, Inc.

         Multiemployer Plan. Any multiemployer plan within the meaning of ss. 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         Net Working Capital Changes. With respect to BGI and its Subsidiaries, for any fiscal period and without duplication, the difference (expressed as a positive or a negative number) of (a) the sum of (i) both billed and unbilled Accounts Receivable plus (ii) inventory of BGI and its Subsidiaries and other current assets considered part of working capital in accordance with GAAP, minus
(iii) current accounts payable of BGI and its Subsidiaries, minus (iv) current accruals and accretions (exclusive of interest accruals and accretions) of BGI and its Subsidiaries, in each case, for such fiscal period, minus (b) the sum of
(i) both billed and unbilled Accounts Receivable, plus, (ii) inventory of BGI and its Subsidiaries and other current assets considered part of working capital in accordance with GAAP, minus (iii) current accounts payable of BGI and its Subsidiaries, minus (iv) current accruals and accretions (exclusive of interest accruals and accretions) of BGI and its Subsidiaries, in each case, for the fiscal period of equal duration immediately prior to such fiscal period.

         New Lease Guaranty. The Guaranty Agreement dated as of the Closing Date entered into by BGI and certain Subsidiaries of BGI in favor of the lenders parties to the New Lease Loan Agreement and SunTrust Bank as agent for such lenders and in form and substance satisfactory to the Syndication Agent.

         New Lease Loan Agreement. The Loan Agreement dated as of the Closing Date among Atlantic Financial Group, Ltd., the lenders party thereto and SunTrust Bank as agent for such lenders and in form and substance satisfactory to the Syndication Agent.

         New Master Agreement. The Master Agreement dated as of the Closing Date by and among Borders and certain of BGI's Subsidiaries as lessees, BGI and certain of its

Subsidiaries as guarantors, Atlantic Financial Group, Ltd., as lessor, the lenders parties to the New Lease Loan Agreement, Fleet as co-arranger and syndication agent for such lenders and SunTrust Bank as co-arranger, documentation agent and agent for such lenders and in form and substance satisfactory to the Syndication Agent.

         New Synthetic Lease Documents. The New Lease Loan Agreement, the New Lease Guaranty, the New Master Agreement and the other Operative Documents as defined therein, each in form and substance satisfactory to the Syndication Agent.

         New Synthetic Lease Facility. The Synthetic Lease facility agented by SunTrust Bank to be entered into by BGI and certain of its Subsidiaries on the Closing Date pursuant to the New Synthetic Lease Documents with a total facility amount not to exceed $75,000,000.

         Non-U.S. Lender. See ss. 5.3.3.

         Notes. The Co-Borrower Notes, the Australian Notes, the UK Notes, the Competitive Bid Notes and the Swingline Note.

         Notice of Competitive Bid Borrowing. See ss. 2.4.1.6.

         Obligations. Singly, any of, and collectively, all of the Co-Borrower Obligations, the Australian Obligations and the UK Obligations.

         Obligor Group. Collectively, BGI, the other Co-Borrowers and the Guarantors (including any Subsidiary of BGI which as of any date of determination has become a Guarantor pursuant to the provisions of this Credit Agreement).

         Obligor Group Requirement. The requirement that Consolidated Free Cash Flow of the Obligor Group for each Reference Period shall not be less than 85% of Consolidated Free Cash Flow of BGI and its Subsidiaries for such Reference Period.

         OC Notice.  See ss. 2.10.1.

         Omnibus Amendment. The Omnibus Amendment, dated as of the Closing Date, among BGI, Borders, Walden, WPI, BPI, Wilmington Trust Company, as owner trustee, SAM Project Funding Corp. I, Bank One, N.A., Bankers Trust Company, SunTrust Bank, Fleet and the other lenders party thereto.

         Online. Borders Online, LLC, a Delaware limited liability company.

         Optional Currency. Each of the following types of currency: Euros, Australian Dollars ("AUD"), British Pounds Sterling ("GBP"), Canadian Dollars ("CAD"), Japanese Yen ("JPY"), New Zealand Dollars ("NZD"), or Singaporean Dollars ("SGD").

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Outlet.  Borders Outlet, Inc., a Colorado corporation.

         Overnight Rate. For any day, (a) as to Loans denominated in Dollars, the Federal Funds Effective Rate, and (b) as to Loans denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent to major banks in the London interbank market.

         Participant. See ss. 15.4.

         PBGC. The Pension Benefit Guaranty Corporation created by ss. 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Joint Venture Activity. Any Investment by BGI or any Subsidiary of BGI in any Joint Venture provided that (a) the aggregate amount of all such Investments does not at any time exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended and (b) both before and after giving effect to such Investment, the Borrowers are in compliance with the Obligor Group Requirement.

         Permitted Liens.  Liens permitted by  ss. 9.2.

         Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

         Planet. Planet Music, Inc., a North Carolina corporation.

         PNC. PNC Bank, National Association, in its individual capacity.

         Property. Any and all property, whether real, personal, tangible, intangible or mixed, both owned and leased pursuant to Capitalized Leases, of any Person.

         RCRA. See ss. 7.18(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by BGI or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

         Reference Period. As of any date of determination, the period of four
(4) consecutive fiscal quarters of BGI and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

         Register.  See  ss. 15.3.

         Reimbursement Obligation. The Borrowers' obligation to reimburse the Administrative Agent, the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit as provided in ss. 4.2.

         Related Parties. With respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         Rent Expense. All fixed rents payable by BGI and its Subsidiaries, as lessee or sublessee under a lease of Property (other than rents payable under Financed Leases), exclusive of any amounts required to be paid by BGI and its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, utilities, operating and labor costs, and similar charges. Fixed rents under any so-called "percentage leases" shall be computed based on the actual amount of rent paid, and not on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. The term Rent Expense shall exclude any payments made in respect of any Capitalized Lease.

         Required Lenders. As of any date, the Lenders having Revolving Credit Exposures and unused Commitments representing more than fifty (50%) of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that if, at the time Required Lenders is being determined, the Commitments shall have terminated in full, then the outstanding Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

         Restricted Payment. In relation to BGI and its Subsidiaries, any (a) Distribution, or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating BGI or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of BGI or such Subsidiary.

         Restricted Payment Amount. (a) An amount not to exceed $100,000,000 in aggregate amount over the term of this Credit Agreement and the sum of $50,000,000 in any Fiscal Year plus (b) the aggregate amount paid to BGI (whether in cash or in shares of BGI's stock), from time to time and at any time since the Closing Date, by officers, employees or directors of BGI or any of its Subsidiaries in connection with the exercise of options to purchase shares of BGI's stock, plus (c) the realized tax benefit (as calculated by BGI in a manner satisfactory to the Bank Agents, for tax years ending after the Closing Date resulting from the exercise of such options or resulting from the lapse of restrictions on (and vesting of rights in) certain shares of BGI's stock subject to the Management Stock Purchase Plan or any similar successor plan from time to time and at any time since January 28, 2002. For purposes of calculating the Restricted Payment Amount, to the extent shares of BGI's stock are delivered to BGI in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by BGI at fair market value (as defined in BGI's stock option plan) on the date of delivery to BGI. Such delivered share repurchases will serve to reduce the available Restricted Payment Amount.

         Revolving Credit Exposure. With respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

         Revolving Credit Loan Request.  See ss. 2.1.2.

         Revolving Credit Loans. The Co-Borrower Loans, the Australian Loans and the UK Loans.

         Same Day Funds. With respect to disbursements and payments in (a) Dollars, immediately available funds, and (b) any Optional Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Optional Currency.

         SARA.  See ss. 7.17(a).

         Solvent. With respect to any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         S&P. Standard & Poor's Ratings Group.

         Subsidiary. With respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         SunTrust Increase Date. The date on which the SunTrust Portion is repaid in full and the outstanding principal amount of the Existing Synthetic Lease Facility is permanently reduced to $75,000,000.

         SunTrust Portion. That portion of the Existing Synthetic Lease Facility in the principal amount of not more than $25,000,000 which is to be refinanced or otherwise repaid by BGI and certain of its Subsidiaries not later than November 1, 2002.

         Swingline Lender. PNC in its capacity as lender of Swingline Loans hereunder.

         Swingline Expiry Date. The date which is five (5) Business Days prior to the Maturity Date.

         Swingline Exposure. At any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

         Swingline Loan. Any loan made by the Swingline Lender to the Co-Borrowers pursuant to ss. 2.5.1 hereof.

         Swingline Loan Request.  See ss. 2.5.2.

         Swingline Note.  See ss. 2.6.5.

         Swingline Note Record.  A record attached to the Swingline Note.

         Swingline Sublimit.  $25,000,000.

         Syndication Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Syndication Agent.

         Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

         Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. For the period commencing on the Closing Date through the SunTrust Increase Date, the Total Commitment shall be $375,000,000, unless otherwise reduced, terminated or increased pursuant to the provisions of this Credit Agreement. At any time from and after the SunTrust Increase Date, the Total Commitment shall be $400,000,000, unless otherwise reduced, terminated or increased pursuant to the provisions of this Credit Agreement.

     Total Facility Usage. At any time, the sum of the Revolving Credit Loans outstanding, the LC Exposure, the Swingline Loans outstanding and the Competitive Bid Loans outstanding.

         Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan and as to any Competitive Bid Loan, its nature as a Fixed Rate Competitive Loan or a Eurocurrency Competitive Loan.

         UK/Australian Sublimit. $100,000,000 (or the Optional Currency equivalent thereof).

         UK Borrower. As defined in the preamble hereto.

         UK Guaranteed Obligations. See ss. 6.1.

         UK Loans. Revolving credit loans made or to be made by the Lenders to the UK Borrower pursuant to ss. 2.1.1.

         UK Obligations. All indebtedness, obligations and liabilities of the UK Borrower to any of the Lenders, any of the Agents and the Issuing Bank individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Hedging Agreement or in respect of any of the UK Loans made or Reimbursement Obligations incurred in respect of Letters of Credit issued for the account of the UK Borrower or any of the UK Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

         UK Note. See ss. 2.6.3.

         UK Note Record. A Record with respect to the UK Note.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Administrative Agent, the Issuing Bank and the Lenders on the date specified in, and in accordance with, ss. 4.2.

         Utilization Fee. See ss. 2.2.2.

         Walden.  As defined in the preamble hereto.

         Wholly-owned Subsidiary. Any Subsidiary of BGI of which all of the outstanding shares of capital stock or other equity interests are owned by BGI (whether directly or through one or more Wholly-owned Subsidiaries of BGI) except for directors' qualifying shares in jurisdictions where such qualifying shares are required.

         WPI. Waldenbooks Properties, Inc., a Delaware corporation.

         1.2.  RULES OF INTERPRETATION.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

         (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

         (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Bank Agents and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against any Agent or any of the Lenders merely on account of any Agent's or any Lender's involvement in the preparation of such documents.

         1.3. ACCOUNTING PRINCIPLES. Except as otherwise provided in this Credit Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Credit Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate); provided, however, that if any change in GAAP or the application thereof occurs hereafter, or if BGI adopts a change to its accounting principles or methods with the agreement of its independent certified public accountants, and such change results in a change in the calculation of any financial covenant or restriction set forth herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenant or restriction so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition and results of operations of BGI and its Subsidiaries shall be the same after such change as if such change had not been made. Pending the resolution of any such negotiations, the Borrowers agree to provide to each of the Lenders such unaudited financial information and pro forma statements using the accounting methods and principles used in the preparation of the audited financial statements for the fiscal year ended as of the Balance Sheet Date, as are necessary to enable the Lenders to test the financial covenants contained herein.

         1.4. PRO FORMA BASIS. In connection with any proposed Acquisition, the financial covenants described in ss. 9.3(i) hereof and the Obligor Group Requirement shall be calculated by BGI and its Subsidiaries (including the business, business division or Person to be acquired as though such business, business division or Person were a Subsidiary of BGI) with reference to the audited historical financial results, if available, or if not available, such other management reports or estimates as approved by the Syndication Agent, of such business, business division or Person and BGI and its Subsidiaries for the applicable Reference Period after giving effect on a pro forma basis to such Acquisition with the adjustments described in (a) and (b) below; and, following an Acquisition, the covenants set forth in ss. 10 and the Obligor Group Requirement shall be calculated for the fiscal quarter in which such Acquisition occurred and each of the three fiscal quarters immediately following such Acquisition with reference to the audited historical financial results, if available, or such other management reports as approved by the Syndication Agent of the business, business division or Person so acquired and BGI and its Subsidiaries for the applicable Reference Period after giving effect on a pro forma basis to such Acquisition with the adjustments described in (a) and (b) below:

                  (a) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred, made or assumed in connection with the Acquisition shall be deemed to have been incurred, made or assumed on the first day of the Reference Period, and all Indebtedness of the Person acquired or to be acquired in such Acquisition or which is attributable to the business or business division acquired or to be acquired which was or will have been repaid in connection with the consummation of the Acquisition shall be deemed to have been repaid on the first day of the Reference Period; and

         (b) all Indebtedness deemed to have been incurred pursuant to the preceding clause (a) shall be deemed to have borne interest at (i) if the Indebtedness incurred in connection with such Acquisition is under this Credit Agreement or bears interest at a floating rate, the arithmetic mean of (A) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the first day of the Reference Period and (B) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the last day of the Reference Period plus (y) the Applicable Margin with respect to Eurocurrency Rate Loans then in effect (after giving effect to the Acquisition on a pro forma basis) or (ii) if the Indebtedness incurred, made or assumed in connection with such Acquisition bears interest at a fixed rate, such fixed rate.

                            2. THE CREDIT FACILITIES.

         2.1.  REVOLVING CREDIT LOANS.

                  2.1.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with ss. 2.1.2, such sums in Dollars and/or, at the Borrowers' option from time to time, subject to ss. 2.10 hereof, in an Optional Currency as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment, as such Commitment has been deemed to be reduced by such Lender's Commitment Percentage of the Dollar Equivalent of outstanding Competitive Bid Loans and Swingline Loans minus the Dollar Equivalent of such Lender's LC Exposure, provided that (a) the Dollar Equivalent of the Total Facility Usage (after giving affect to all amounts requested) shall not exceed the Total Commitment and (b) the Dollar Equivalent of the Australian Loans and the UK Loans (after giving effect to all amounts requested) and the LC Exposure in respect of Letters of Credit issued for the account of the UK Borrower and the Australian Borrower shall not exceed the UK/Australian Sublimit. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the applicable Borrower or, as the case may be, Borrowers that the conditions set forth in ss. 11 and ss. 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss. 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                  2.1.2. REQUESTS FOR REVOLVING CREDIT LOANS. The applicable Borrower or, as the case may be, Borrowers shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") no later than (a) 1:00 p.m.

         (Eastern time) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) 10:00 a.m. (Eastern time) three (3) Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan, provided, that any notice requesting a Revolving Credit Loan be made in an Optional Currency must comply with the requirements of ss. 2.10. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested stated in Dollars, or, subject to ss. 2.10, an Optional Currency, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the applicable Borrower or, as the case may be, Borrowers and shall obligate the applicable Borrower or, as the case may be, Borrowers to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $2,000,000 (other than Revolving Credit Loan Requests in Optional Currencies, which shall be in the amounts prescribed in ss. 2.10) or a multiple of $1,000,000 in excess thereof.

         2.2.  FEES.

                  2.2.1. FACILITY FEE. The Borrowers agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") determined on a daily basis with respect to the period from Closing Date to the Maturity Date (or to the date of termination in full of the Commitments if earlier) at the annual rate equal to the Applicable Rate with respect to the Facility Fee as in effect from time to time, calculated on the Total Commitment. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

                  2.2.2. UTILIZATION FEE. For any day on or prior to the Maturity Date in which the Dollar Equivalent of the Total Facility Usage for such day exceeds the amounts set forth in the table below, the Borrowers shall pay a utilization fee (the "Utilization Fee") to the Administrative Agent for the respective accounts of the Lenders, to be allocated among the Lenders in accordance with their respective Commitment Percentages, at the rate set forth opposite such amounts in the table below multiplied by the Dollar Equivalent of the Total Facility Usage on such day.

                                      -33-

  TOTAL FACILITY USAGE                                             UTILIZATION FEE RATE

  Greater than 33% but less than or equal to 66% of                        0.125%
  the Total Commitment

  Greater than 66% of the Total Commitment                                 0.250%


         The Utilization Fees shall be payable quarterly in arrears, on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date (or the date of termination in full of the Commitments, if earlier).


         2.3.  CHANGES IN TOTAL COMMITMENT.

                  2.3.1. REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $10,000,000 or increments of $5,000,000 in excess thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this ss. 2.3.1, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Facility Fee and Utilization Fee, if any, then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                  2.3.2. INCREASE IN TOTAL COMMITMENT. Following the Closing Date at any time the Syndication Agent (with the consent of BGI) shall have the right to solicit additional financial institutions to become Lenders for purposes of this Credit Agreement, or to encourage any Lender to increase its Commitment, provided that (a) each financial institution that becomes a Lender shall agree to become party to, and shall assume and agree to be bound by, this Credit Agreement, subject to all terms and conditions hereof; (b) none of the Administrative Agent, the Co-Syndication Agent or the Documentation Agent shall have any obligation to the Borrowers or to any Lender to solicit additional financial institutions or any increase in the Commitment of any Lender pursuant to this ss. 2.3.2; (c) no Lender shall have an obligation to the Borrowers, the Agents or any other Lender to increase its Commitment or its Commitment Percentage; and (d) in no event shall the addition of any Lender or Lenders or the increase in the Commitment of any Lender under this ss. 2.3.2 increase the Total Commitment to an amount greater than $450,000,000. Upon the addition of any Lender, or the increase in the Commitment of any Lender, Schedules 1, 1(a) and 1(b), as
         applicable shall be amended by the Bank Agents and the Borrowers to reflect such addition or such increase, and the Administrative Agent shall deliver to the Lenders, the Agents, the Issuing Bank and BGI copies of such revised Schedules. If, at any time that the Commitments are increased pursuant to this ss. 2.3.2, there are Revolving Credit Loans then outstanding or LC Exposure, each new Lender, and each existing Lender that has increased its Commitment, shall purchase Revolving Credit Loans and LC Exposure from each other Lender in an amount such that, after such purchase or purchases, the amount of outstanding Revolving Credit Loans and LC Exposure from each Lender shall equal such Lender's respective Commitment Percentage, as modified to give effect to such increase, multiplied by the aggregate amount of Revolving Credit Loans outstanding and LC Exposure from all Lenders. To the extent that any outstanding Revolving Credit Loans bear interest at the Eurocurrency Rate, the Borrowers shall pay any additional costs described in ss. 5.10 incurred by any Lender.

                  2.3.3. ADJUSTMENTS OF OUTSTANDINGS ON SUNTRUST INCREASE DATE. If on the SunTrust Increase Date, there are Revolving Credit Loans then outstanding or LC Exposure, SunTrust Bank shall purchase Revolving Credit Loans and LC Exposure from each other Lender in an amount such that, after such purchase or purchases, the amount of outstanding Revolving Credit Loans and LC Exposure from each Lender shall equal such Lender's respective Commitment Percentage, as set forth on
         Schedule 1(b), multiplied by the aggregate amount of Revolving Credit Loans outstanding and LC Exposure from all Lenders. To the extent that any outstanding Revolving Credit Loans bear interest at the Eurocurrency Rate, the Borrowers shall pay any additional costs described in ss. 5.10 incurred by any Lender.

         2.4.  COMPETITIVE BID LOANS.

                  2.4.1.  COMPETITIVE BID BORROWINGS.

                  2.4.1.1. THE COMPETITIVE BID OPTION. In addition to the Revolving Credit Loans and the Swingline Loans permitted to be made hereunder pursuant to ss. 2.1 and ss. 2.5 hereof, respectively, the Co-Borrowers may, pursuant to the terms of this ss. 2.4, cause the Administrative Agent to request the Lenders to make offers to fund Competitive Bid Loans to the Co-Borrowers from time to time prior to the Maturity Date. The Lenders may, but shall have no obligation to, make such offers and the Co-Borrowers may, but shall have no obligation to, accept such offers in the manner set forth in this ss. 2.4. Notwithstanding any other provision herein to the contrary, at no time shall the principal amount of Competitive Bid Loans outstanding at any time (after giving effect to all amounts requested) exceed the lesser of (a) the Total Commitment minus the sum of (i) the Dollar Equivalent of the aggregate principal amount of Revolving Credit Loans outstanding at such time plus (ii) the Dollar Equivalent of the LC Exposure outstanding at such time plus (iii) the Swingline Loans outstanding at such time and (b) the Competitive Bid Sublimit.

                  2.4.1.2. COMPETITIVE BID QUOTE REQUEST. When the Co-Borrowers wish to request offers to make Competitive Bid Loans under this ss. 2.4, they shall transmit to the Administrative Agent by telephone or facsimile (in each case confirmed in writing by the Co-Borrowers) a Competitive Bid Quote Request substantially in the form of Exhibit B-1 hereto (a "Competitive Bid Quote Request") so as to be received, in the case of a Eurocurrency Competitive Loan, no later than 11:00 a.m. (Eastern time) four (4) Business Days prior to the requested Drawdown Date and, in the case of a Fixed Rate Competitive Loan, one (1) Business Day prior to the requested Drawdown Date, specifying (a) the requested Drawdown Date (which must be a Business Day), (b) the principal amount of such Competitive Bid Loan stated in Dollars (which must be a minimum of $5,000,000 or any greater integral multiple of $1,000,000 and may not exceed the lesser of (i) the Competitive Bid Sublimit and (ii) the Total Commitment), (c) the Type of such Competitive Bid Loan and (d) the Interest Period of such Competitive Bid Loan, subject to the provisions of the definition of Interest Period, and be accompanied by a Competitive Bid fee of $750 payable to the Administrative Agent with respect to each Competitive Bid Quote Request. The Co-Borrowers may request offers to make Competitive Bid Loans for no more than one amount and one Interest Period in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Co-Borrowers have notified the Administrative Agent of their acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request and in any event not sooner than five (5) Business Days after the last Competitive Bid Quote Request has been given.

                  2.4.1.3. INVITATION FOR COMPETITIVE BID QUOTES. Subsequent to timely receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Lenders by facsimile an Invitation for Competitive Bid Quotes as promptly as possible but not later than in the case of a Eurocurrency Competitive Loan, 3:00 p.m. (Eastern time) four (4) Business Days prior to the proposed Drawdown Date and in the case of a Fixed Rate Competitive Loan, not later than 3:00 p.m. (Eastern time) on the first Business Day prior to the requested Drawdown Date, substantially in the form of Exhibit B-2 hereto (an "Invitation for Competitive Bid Quotes"), which shall constitute an invitation by the Co-Borrowers to each Lender to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this ss. 2.4. If, after receipt by the Administrative Agent of a Competitive Bid Quote Request from the Co-Borrowers in accordance with ss. 2.4.1.2, the Administrative Agent or any Lender shall be unable to complete any procedure of the auction process described in ss. 2.4.1.4 - 2.4.1.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

                  2.4.1.4.  SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                  (a) Each Lender may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans to the Co-Borrowers in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this ss. 2.4.1.4 and must be submitted to the Administrative Agent by facsimile, in the case of a Eurocurrency Competitive Loan, not later than 10:00 a.m. (Eastern time) three (3) Business Days prior to the proposed Drawdown Date, and in the case of a Fixed Rate Competitive Loan, not later than 10:00 a.m. (Eastern time) on the requested Drawdown Date, provided that Competitive Bid Quotes may be made by the Administrative Agent in its capacity as a Lender only if it notifies the Co-Borrowers of the terms of its Competitive Bid Quote at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bid Quotes to the Administrative Agent pursuant to this ss. 2.4.1.4(a). Subject to the provisions of ss. 11 and 12 hereof, any Competitive
         Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Co-Borrowers.

                  (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit B-3 hereto and shall in any case specify:

                  (i)   the requested Drawdown Date and Interest Periods;

                  (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than the Commitment of the quoting Lender but may not exceed the lesser of the Total Commitment and the Competitive Bid Sublimit,
         (x) must be in Dollars and in the amount of $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested, and
         (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

                  (iii) the Competitive Bid Rate per annum (rounded to the nearest 1/1000th of 1%) offered for each such Competitive Bid Loan; and

                  (iv)  the identity of the quoting Lender.

         A Competitive Bid Quote may include up to two separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                  (c)   Any Competitive Bid Quote shall be disregarded if it:

                  (i) is not substantially in the form of Exhibit B-3 hereto or does not specify all of the information required by
         Section 2.4.1.4(b);

                  (ii) contains qualifying, conditional or similar language (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition described in ss. 2.4.1.4(b)(ii));

                  (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                  (iv)  arrives after the time set forth in ss. 2.4.1.4(a).

                  2.4.1.5. NOTICE TO CO-BORROWERS. The Administrative Agent shall promptly notify the Co-Borrowers of the terms of (a) all Competitive Bid Quotes submitted by the Lenders in accordance with the preceding ss. 2.4.1.4 and (b) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Co-Borrowers shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request,
         (ii) the respective principal amounts and Competitive Bid Rates so offered, and the identity of the respective Lenders submitting such offers, and (iii) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

                  2.4.1.6. ACCEPTANCE AND NOTICE BY CO-BORROWERS AND ADMINISTRATIVE AGENT. Not later than, in the case of Eurocurrency Competitive Loans, 10:30 a.m. (Eastern time) three (3) Business Days prior to the requested Drawdown Date and, in the case of Fixed Rate Competitive Loans, 10:30 a.m. (Eastern time) on the requested Drawdown Date, the Co-Borrowers shall notify the Administrative Agent of the Co-Borrowers' acceptance or non-acceptance of the offers of which it was notified pursuant to the preceding ss. 2.4.1.5 in a notice, transmitted to the Administrative Agent by telephone, or facsimile (in each case confirmed in writing by the Co-Borrowers), in substantially the form of Exhibit B-4 hereto (a "Notice of Competitive Bid Borrowing"). Such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Co-Borrowers may accept any Competitive Bid Quote in whole or in part; provided that:

                  (a) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                  (b) the aggregate principal amount of each Competitive Bid Loan must be $5,000,000 or a larger multiple of $1,000,000,

                 (c) acceptance of offers may only be made on the basis of ascending Competitive Bid Rates, and

                  (d)   no offer may be accepted that is described in
         Section 2.4.1.4(c) or that otherwise fails to comply with the requirements of this Credit Agreement.

                  The Administrative Agent shall promptly notify each Lender which submitted a Competitive Bid Quote of the acceptance or non-acceptance thereof. The Administrative Agent will promptly notify each Lender which submitted a Competitive Bid Quote and each other Lender which so requests the following information from the Administrative Agent of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates of the accepted Competitive Bid Loans for each requested Interest Period.

                  2.4.1.7. ALLOCATION BY ADMINISTRATIVE AGENT; USAGE OF COMMITMENTS. If offers are made by two or more Lenders with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples not less than $100,000 as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. If any such Lender has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Request, and under the procedures of this ss. 2.4.1.7, the Administrative Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Administrative Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error.

                  2.4.1.8. FUNDING OF COMPETITIVE BID LOANS. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of ss. 11 and 12 hereof are satisfied, the Lender or Lenders whose offers the Co-Borrowers have accepted will fund each Competitive Bid Loan so accepted. Such Lender or Lenders will make such Competitive Bid Loans, by crediting the Administrative Agent for further credit to the Co-Borrowers' specified account with the Administrative Agent, in immediately available funds not later than 1:00 p.m. (Eastern time) on such Drawdown Date.

                  2.4.2. REPAYMENT OF COMPETITIVE BID LOANS. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Co-Borrowers on the last day of the Interest Period relating thereto, and the Co-Borrowers hereby absolutely and unconditionally and jointly and severally promise to pay to the Administrative Agent for the account of the relevant Lenders on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable

         Competitive Bid Rate. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on each Competitive Bid Loan shall be payable (a) on the last day of the applicable Interest Period, and (b) on the Maturity Date for each Competitive Bid Loan. Subject to the terms of this Credit Agreement, the Co-Borrowers may make Competitive Bid Quote Requests with respect to new Competitive Bid Loans of any amounts so repaid prior to the Maturity Date. Except after an acceleration pursuant to ss. 13.1 hereof, no principal amount with respect to any Competitive Bid Loan may be repaid other than on the last day of the Interest Period relating thereto.

         2.5.  THE SWINGLINE.

                  2.5.1. THE SWINGLINE LOANS. From the date hereof through but not including the Swingline Expiry Date, and subject to the terms and conditions hereinafter set forth, upon notice by the Co-Borrowers made to the Swingline Lender in accordance with ss. 2.5.2 hereof, the Swingline Lender agrees to make Swingline Loans to the Co-Borrowers from time to time in Dollars on any Business Day in an aggregate principal amount not to exceed the Swingline Sublimit. Each Swingline Loan shall be in a minimum amount equal to $500,000 or a multiple of $100,000 in excess thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the Dollar Equivalent of the Total Facility Exposure exceed the Total Commitment at such time. The Swingline Loans are being made available for the administrative convenience of the Co-Borrowers, the Swingline Lender and the Lenders. Notwithstanding any other provisions of this Credit Agreement, the Swingline Lender shall not advance any Swingline Loans if a Default or Event of Default has occurred until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement. The Swingline Lender shall not be obligated to make any Swingline Loans at any time when any Lender is a Delinquent Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to such Delinquent Lender, including by cash collateralizing such Delinquent Lender's Commitment Percentage of the outstanding Swingline Loans and any such additional Swingline Loans to be made. Within the foregoing limits and subject to the terms and conditions set forth herein, the Co-Borrowers may borrow, prepay and reborrow Swingline Loans. Each request for a Swingline Loan hereunder shall constitute a representation and warranty by the Co-Borrowers that the conditions set forth in ss. 11 and ss. 12, in the case of the initial Swingline Loans to be made on the Closing Date, and ss. 12, in the case of all other Swingline Loans, have been satisfied on the date of such request

                  2.5.2. REQUEST FOR SWINGLINE LOANS. To request a Swingline Loan, the Co-Borrowers shall send to the Swingline Lender written notice in the form of Exhibit D hereto of each Swingline Loan requested hereunder (a "Swingline Loan Request") not later than 12:00 Noon (Eastern time) on the proposed

         Drawdown Date of any Swingline Loan. Each such Swingline Loan Request shall set forth the principal amount of the proposed Swingline Loan and the Drawdown Date of such Swingline Loan. Notwithstanding the foregoing, the Swingline Lender may, in its sole discretion, accept an oral or written request made on behalf of the Co-Borrowers by an Authorized Office by telephone, telex, facsimile or some other form of written electronic communication, in which case the Swingline Lender shall be entitled to rely on any such oral or written request received by the Swingline Lender in good faith from anyone reasonably believed by the Swingline Lender to be an Authorized Officer. The Co-Borrowers shall promptly confirm any such communication by delivery of a Swingline Loan Request upon request of the Swingline Lender. Each Swingline Loan Request shall be irrevocable and binding on the Co-Borrowers and shall obligate the Co-Borrowers to borrow the Swingline Loan from the Swingline Lender on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Swingline Lender shall make the Swingline Loan available to the Co-Borrowers no later than 3:00 p.m. (Eastern time) on the proposed Drawdown Date by crediting the amount of the Swingline Loan to the general deposit account of the Co-Borrowers maintained with the Swingline Lender.

                  2.5.3. BORROWINGS TO REPAY SWINGLINE LOANS. The Co-Borrowers jointly and severally, absolutely, irrevocably and unconditionally promise to pay on the Swingline Expiry Date the outstanding principal balance of all Swingline Loans. The Co-Borrowers may prepay the Swingline Loans at any time without penalty or premium. In addition, the Swingline Lender may, on any Business Day, in its sole discretion, demand repayment of the Swingline Loans and the Administrative Agent shall give notice to the Lenders that the outstanding Swingline Loans shall be funded with a borrowing of Revolving Credit Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or Event of Default under ss. 13.1(g) or (h) or upon the exercise of remedies provided in the last paragraph of ss. 13.1), in which case each of the Lenders shall make Revolving Credit Loans constituting Base Rate Loans to the Co-Borrowers, on the next succeeding Business Day following such notice, in an amount equal to such Lender's Commitment Percentage of the aggregate amount of all Swingline Loans outstanding to the Co-Borrowers. The proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice as set forth above, notwithstanding (a) that the amount of such Revolving Credit Loan may not comply with the applicable minimums otherwise required hereunder, (b) the failure of the Co-Borrowers to meet the conditions set forth in ss. 11 or 12 hereof, (c) the occurrence or continuance of a Default or an Event of Default hereunder, (d) the date of such Revolving Credit Loan, and (e) the amount of, or termination of, the Total Commitment at such time. In the event that it is impracticable for such Revolving Credit Loan to be made for any reason on the date otherwise required above (including as a result of the commencement of a proceeding under the federal Bankruptcy Code in respect of any of the Co-Borrowers), then each Lender hereby agrees that it shall forthwith purchase (as of the date such Revolving Credit Loan would have been made, but adjusted for any payments received from the Co-Borrowers on or after such date and prior to such purchase) from the Swingline Lender, and the Swingline Lender shall sell to each Lender, such participations in the Swingline Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Lenders to share in such Swingline Loans pro rata based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Swingline Lender an amount equal to such Lender's participation in the Swingline Loans; provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the date such Revolving Credit Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period.

                  2.5.4. VOLUNTARY REDUCTION OF SWINGLINE SUBLIMIT. The Co-Borrowers shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Swingline Sublimit. The Co-Borrowers shall give not less than five (5) Business Days' prior written notice to the Swingline Lender designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction of the Swingline Sublimit. Such termination or partial reduction of the Swingline Sublimit shall be effective on the date specified in the Co-Borrowers' notice and shall be permanent. Any such partial reduction of the Swingline Sublimit shall be in a minimum amount of $1,000,000.

         2.6.  EVIDENCE OF LOAN OBLIGATIONS.

                  2.6.1. THE CO-BORROWER NOTES. The Co-Borrower Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A-1 hereto (each a "Co-Borrower Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with ss. 15 hereof) and completed with appropriate insertions. One Co-Borrower Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Co-Borrower Loans made by such Lender, plus interest accrued thereon, as set forth below. Each of the Co-Borrowers irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Co-Borrower Loan or at the time of receipt of any payment of principal on such Lender's Co-Borrower Note, an appropriate notation on such Lender's Co-Borrower Note Record reflecting the making of such Co-Borrower Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Co-Borrower Loans set forth on such Lender's Co-Borrower Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Co-Borrower Note Record shall not limit or otherwise affect the obligations of the Co-Borrowers hereunder or under any Co-Borrower Note to make payments of principal of or interest on any Co-Borrower Note when due.

                  2.6.2. THE AUSTRALIAN NOTES. The Australian Loans shall be evidenced by separate promissory notes of the Australian Borrower in substantially the form of Exhibit A-2 hereto (each an "Australian Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with ss. 15 hereof) and completed with appropriate insertions. One Australian Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the UK/Australian Sublimit or, if less, the outstanding amount of all Australian Loans made by such Lender, plus interest accrued thereon, as set forth below. The Australian Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Australian Loan or at the time of receipt of any payment of principal on such Lender's Australian Note, an appropriate notation on such Lender's Australian Note Record reflecting the making of such Australian Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Australian Loans set forth on such Lender's Australian Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Australian Note Record shall not limit or otherwise affect the obligations of the Australian Borrower hereunder or under any Australian Note to make payments of principal of or interest on any Australian Note when due.

                  2.6.3. THE UK NOTES. The UK Loans shall be evidenced by separate promissory notes of the UK Borrower in substantially the form of Exhibit A-3 hereto (each a "UK Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with ss. 15 hereof) and completed with appropriate insertions. One UK Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the UK/Australian Sublimit or, if less, the outstanding amount of all UK Loans made by such Lender, plus interest accrued thereon, as set forth below. The UK Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any UK Loan or at the time of receipt of any payment of principal on such Lender's UK Note, an appropriate notation on such Lender's UK Note Record reflecting the making of such UK Loan or (as the case may be) the receipt of such payment. The outstanding amount of the UK Loans set forth on such Lender's UK Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's UK Note Record shall not limit or otherwise affect the obligations of the UK Borrower hereunder or under any UK Note to make payments of principal of or interest on any UK Note when due.

                  2.6.4. THE COMPETITIVE BID NOTES. The Competitive Bid Loans shall be evidenced by separate promissory notes of the Co-Borrowers in substantially the form of Exhibit A-4 hereto (the "Competitive Bid Notes"), dated as of the Closing Date (or such other date as a Lender may become a party hereto pursuant to ss. 15 hereof) with appropriate insertions. One Competitive Bid Note shall be payable to the order of each Lender in a principal amount equal to the Competitive Bid Sublimit and representing the obligation of the Co-Borrowers to pay to such Lender the aggregate unpaid principal amount of all Competitive Bid Loans made by such Lender hereunder, as set forth in ss. 2.4 hereof, plus interest accrued thereon as set forth below. The Co-Borrowers hereby irrevocably authorize each Lender to make or cause to be made, at or about the time of each Competitive Bid Loan to the Co-Borrowers made by such Lender and at the time of receipt of any payment of principal on the Competitive Bid Note of such Lender, an appropriate notation on the such Lender's Competitive Bid Note Record reflecting the making of such Competitive Bid Loan or (as the case may be) the receipt of such payment. The outstanding amount of Competitive Bid Loans made by such Lender set forth on such Lender's Competitive Bid Note, or on such other records, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Competitive Bid Note Record, shall not limit or otherwise affect the obligations of the Co-Borrowers hereunder or under the Competitive Bid Note to make payments of principal of or interest on the Competitive Bid Note when due.

                  2.6.5. THE SWINGLINE NOTE. The Swingline Loans shall be evidenced by a promissory note of the Co-Borrowers in substantially the form of Exhibit A-5 hereto (the "Swingline Note"), dated as of the Closing Date with appropriate insertions. The Swingline Note shall be payable to the order of the Swingline Lender in a principal amount equal to the Swingline Sublimit and representing the obligation of the Co-Borrowers to pay to the Swingline Lender the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender hereunder plus interest accrued thereon as set forth below. The Co-Borrowers hereby irrevocably authorize the Swingline Lender to make or cause to be made, at or about the time of each Swingline Loan to the Co-Borrowers made by the Swingline Lender and at the time of receipt of any payment of principal on the Swingline Note of the Swingline Lender, an appropriate notation on the Swingline Lender's Swingline Note Record or the Swingline Lender's electronic data processing equipment reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of Swingline Loans made by the Swingline Lender set forth on the Swingline Lender's Swingline Note, or on such other records, shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on such Swingline Note Record, or on such other records, shall not limit or otherwise affect the obligations of the Co-Borrowers hereunder or under the Swingline Note to make payments of principal of or interest on the Swingline Note when due.

         2.7.  INTEREST ON LOANS.  Except as otherwise provided in ss. 5.11,

         (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

         (b) Each Revolving Credit Loan which is a Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time.

         (c) Each Competitive Bid Loan shall bear interest at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan.

         (d) Each Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the fixed rate quoted by the Swingline Lender to the Borrowers on the Drawdown Date of such Swingline Loan but shall not in any event exceed the Base Rate as in effect from time to time. Swingline Loans may not be converted into Eurodollar Rate Loans.

         (e) Each Borrower promises to pay interest on each Loan made to it (and the Co-Borrowers jointly and severally promise to pay interest on all the Loans) in arrears on each Interest Payment Date with respect thereto. Interest on the Loans calculated by reference to the Base Rate and the Swingline Loans shall be payable in Dollars, and interest on the Loans calculated by reference to the Eurocurrency Rate shall be payable in Dollars or in the applicable Optional Currency in which the underlying Loan was made, as the case may be.

         2.8.  CONVERSION OPTIONS.

                  2.8.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The applicable Borrower or, as the case may be, Borrowers may elect from time to time to convert any outstanding Revolving Credit Loan denominated in Dollars to a Revolving Credit Loan of another Type denominated in Dollars, provided that (a) with respect to any such conversion of a Eurocurrency Rate Loan to a Base Rate Loan, the applicable Borrower or, as the case may be, Borrowers shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the applicable Borrower or, as the case may be, Borrowers shall give the Administrative Agent at least four (4) Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurocurrency Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type denominated in Dollars may be converted into a Revolving Credit Loan of another Type denominated in Dollars as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the Borrowers.

                  2.8.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type denominated in Dollars upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower or, as the case may be, Borrowers with the notice provisions contained in ss. 2.8.1; provided that as to any Eurocurrency Rate Loan denominated in Dollars, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. In the event that the applicable Borrower or, as the case may be, Borrowers fail to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan denominated in Dollars as such, then as to Eurocurrency Rate Loans denominated in Dollars such Eurocurrency Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss. 2.8 is scheduled to occur. All Eurocurrency Rate Loans denominated in an Optional Currency shall be repaid on the last day of the Interest Period relating thereto.

                  2.8.3. EUROCURRENCY RATE LOANS. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than the equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. No more than eight (8) Eurocurrency Rate Loans having different Interest Periods may be outstanding at any time. Any Eurocurrency Rate Loan having an Interest Period of 7 or 14 days may be continued as such on no more than one occasion.

         2.9.  FUNDS FOR REVOLVING CREDIT LOANS.

                  2.9.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Eastern time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in Same Day Funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by ss. 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the applicable Borrower or, as the case may be, Borrowers the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

                  2.9.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the applicable Borrower or, as the case may be, Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the applicable Borrower or, as the case may be, Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.10.  OPTIONAL CURRENCY.

                  2.10.1. REQUEST FOR OPTIONAL CURRENCY. Subject to the limitations set forth in ss. 2.1, the Borrowers may, not later than 10:00 a.m. four (4) Business Days' prior to the proposed Drawdown Date thereof, give notice to the Administrative Agent (an "OC Notice") requesting that one or more Revolving Credit Loans be made as Eurocurrency Rate Loans in an Optional Currency, provided that any Revolving Credit Loan proposed to be made under this ss. 2.10 shall be in an amount not less than the Optional Currency equivalent of $5,000,000, or a greater amount which is a multiple of $1,000,000 in excess thereof in the requested Optional Currency. Each OC Notice requesting a Revolving Credit Loan in an Optional Currency shall be by telephone, telex, telecopy or cable (in each case confirmed in writing by the Borrowers), specifying (a) the amount of the Revolving Credit Loan to be made, (b) the requested date of the proposed borrowing, (c) the requested currency in which the Revolving Credit Loan is to be made, (d) the initial Interest Period for the Revolving Credit Loan to be borrowed, and (e) the Borrower's or Borrowers' account with the Administrative Agent to which payment of the proceeds of such Revolving Credit Loan is to be made. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. If any Lender on or prior to the second Business Day preceding the first day of any Interest Period for which an OC Notice has been delivered requesting a Revolving Credit Loan in an Optional Currency or on any funding date, determines (which determination shall be conclusive) that the Optional Currency is not freely transferable and convertible into Dollars or that it will be impracticable for such Lender to fund the Revolving Credit Loan in such Optional Currency, then such Lender shall so notify the Administrative Agent, which notification shall be given immediately by the Administrative Agent to the applicable Borrower or, as the case may be, Borrowers, and such Lender's portion of the requested Revolving Credit Loan shall, in each case, notwithstanding any contrary election by the applicable Borrower or, as the case may be, Borrowers or any other provisions hereof, be denominated in Dollars as a Eurocurrency Rate Loan with the same Interest Period as selected by the applicable Borrower or, as the case may be, Borrowers for such Revolving Credit Loan. In the event that the Borrowers repay such portion of a Revolving Credit Loan denominated in Dollars as a Eurocurrency Rate Loan, in accordance with Section 3.3 hereof and such repayment results in Revolving Credit Loans outstanding that are not pro rata in accordance with the Commitment Percentages, then all subsequent principal repayments denominated in the Optional Currency which the applicable Lender did not advance shall be made by the applicable Borrower or, as the case may be, Borrowers to the Administrative Agent for the respective accounts of such

         Lenders other than such Lender on a pro rata basis until such time as the Revolving Credit Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of ss. 11 and 12, each Revolving Credit Loan requested to be made in an Optional Currency will be made on the date specified therefor in the OC Notice, in the currency requested in the OC Notice and, upon being so made, will have the Interest Period requested in the OC Notice.

                  2.10.2. FUNDING. Each Lender may make any Eurocurrency Rate Loan denominated in an Optional Currency by causing any of its domestic or foreign branches or foreign affiliates to make such Eurocurrency Rate Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Borrowers to repay such Eurocurrency Rate Loan shall nevertheless be to such Lender and shall, for all purposes of this Credit Agreement (including without limitation for purposes of the definition of the term "Required Lenders") be deemed made by such Lender, to the extent of such Eurocurrency Rate Loan, for the account of such branch or affiliate.

         2.11. REQUEST FOR EXTENSION OF MATURITY DATE. The Borrowers may, on one occasion, provided that no Default or Event of Default has occurred and is continuing, by written notice to the Syndication Agent given not less than sixty
(60) days prior to the first anniversary of the Closing Date request that the initial Maturity Date be extended to the date which is one year after the initial Maturity Date. The Syndication Agent shall notify the Lenders of such request promptly after receipt, and request each Lender to notify the Syndication Agent of its determination to consent or not to consent to such extension. Each Lender which makes a determination not to consent to the extension of the initial Maturity Date on or before the thirtieth day prior to the first anniversary of the Closing Date shall notify the Syndication Agent of such determination by the thirtieth day prior to the first anniversary of the Closing Date. A Lender's failure to respond within the foregoing time period shall not be deemed to be a consent by such Lender to the extension of the Maturity Date. The Borrowers may take the actions permitted by ss. 5.12 to replace any Lender that fails to agree to such extension. If all of the Lenders (including the Replacement Bank, if applicable) consent to the extension by so notifying the Syndication Agent in writing on the first anniversary of the Closing Date, the Maturity Date shall be extended for one year, and the definition of Maturity Date shall be deemed to reflect such extension for all purposes hereof.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The UK Borrower promises to pay on the Maturity Date, and there shall become due and payable on the Maturity Date, all of the UK Loans outstanding to the UK Borrower on such date, together with any and all accrued and unpaid interest thereon. The Australian Borrower promises to pay on the Maturity Date, and there shall become due and payable on the Maturity Date, all of the Australian Loans outstanding to the Australian Borrower on such date, together with any and all accrued and unpaid interest thereon. The Co-Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time (including as a result of any determination of the Dollar Equivalent of the Loans and LC Exposure pursuant to ss. 5.13) (a) the Dollar Equivalent of the Total Facility Usage exceeds the Total Commitment at such time, then the applicable Borrower or, as the case may be, Borrowers shall immediately or, in the case of any determination made pursuant to ss. 5.13, in the time period specified by ss. 5.13.2, pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Swingline Loans; third, to the Revolving Credit Loans; fourth, to the Competitive Bid Loans; and fifth, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss. 4.2(ii) and (iii) provided, however, subject to ss. 6 hereof, (i) any payments by the UK Borrower shall be applied solely to the UK Loans or Unpaid Reimbursement Obligations or Reimbursement Obligations in respect of Letters of Credit issued for the account of the UK Borrower and (ii) any payments by the Australian Borrower shall be applied solely to the Australian Loans or Unpaid Reimbursement Obligations or Reimbursement Obligations in respect of Letters of Credit issued for the account of the Australian Borrower and (b) if the Dollar Equivalent of the sum of the outstanding UK Loans, Australian Loans and LC Exposure in respect of Letters of Credit issued for the account of the UK Borrower or the Australian Borrower exceeds the UK/Australian Sublimit, the UK Borrower and the Australian Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application, in the case of the UK Borrower, first, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued for the account of a UK Borrower; second, to the UK Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued for the account of the UK Borrower as contemplated by ss. 4.2(ii) and (iii) and, in the case of the Australian Borrower, first, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued for the account of the Australian Borrower; second, to the Australian Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued for the account of the Australian Borrower as contemplated by ss. 4.2(ii) and
(iii). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Co-Borrower Note, UK Note or (as the case may be) Australian Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion and if no Revolving Credit Loans, Unpaid Reimbursement Obligations or Swingline Loans, are outstanding, then to Competitive Bid Loans, in proportion, as nearly as practicable, to the unpaid principal amount of each Lender's Competitive Bid Note.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loans pursuant to this ss. 3.3 made other than on the last day of the Interest Period relating thereto shall be subject to the payment of any additional costs described in ss. 5.10 incurred by any Lender. The Borrowers shall give the Administrative Agent, no later than 10:00 a.m. (Eastern time), at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this ss. 3.3 of Base Rate Loans or Eurocurrency Rate Loans denominated in Dollars and four (4) Business Days notice of any proposed prepayment pursuant to this ss. 3.3 of Eurocurrency Rate Loans denominated in an Optional Currency, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in the amount of $5,000,000 or a multiple of $1,000,000 in excess thereof (or the equivalent thereof in an Optional Currency), shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.

         4.1.  LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in ss. 4.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Co-Borrowers, the UK Borrower or, as the case may be, the Australian Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), denominated in Dollars or an Optional Currency in such form as may be requested from time to time by the applicable Borrower or, as the case may be, Borrowers and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the Dollar Equivalent of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000 at any one time, (b) the Dollar Equivalent of the Total Facility Usage shall not exceed the Total Commitment at such time and (c) the sum of the Dollar Equivalent of the LC Exposure in respect of Letters of Credit issued for the account of the UK Borrower or the Australian Borrower, the outstanding UK Loans and the outstanding Australian Loans shall not exceed the UK/Australian Sublimit. The Issuing Bank shall provide the Administrative Agent, on a monthly basis, a report on the Maximum Drawing Amount of outstanding Letters of Credit. The Administrative Agent shall provide the Lenders, on a quarterly basis, a report on the Maximum Drawing Amount of outstanding Letters of Credit.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Bank in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss. 4.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

                  4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss. 4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss. 4.2.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Lenders to participate therein, (a) the Co-Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder at the request of the Co-Borrowers, (b) the UK Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder at the request of the UK Borrower, and (c) the Australian Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder at the request of the Australian Borrower,

         (i) except as otherwise expressly provided in ss. 4.2(ii) and (iii) or ss. 4.3, on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (A) the amount paid by the Issuing Bank under or with respect to such Letter of Credit denominated in the same currency in which such draft or such payment was denominated, and (B) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Lender in connection with any payment made by the Issuing Bank or any Lender under, or with respect to, such Letter of Credit, denominated in the same currency in which such costs and expenses were denominated,

         (ii) upon the reduction (but not termination) of the Total Commitment to an amount less than the Dollar Equivalent of the Maximum Drawing Amount, the Dollar Equivalent of the amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Issuing Bank as cash collateral for all Reimbursement Obligations, and

         (iii) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss. 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit (such amounts to be denominated in the same currency as such Letters of Credit), which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Issuing Bank as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in Same Day Funds. Except as otherwise provided in ss. 4.3 with respect to Unpaid Reimbursement Obligations which are converted to Revolving Credit Loans, interest on any and all amounts remaining unpaid by the Borrowers under this ss. 4.2 at any time from the date such amounts become due and payable (whether as stated in this ss. 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in ss. 5.11 for overdue principal on the Revolving Credit Loans.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date, amount and currency of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the applicable Borrower or, as the case may be, Borrowers fail to reimburse the Issuing Bank as provided in ss. 4.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Administrative Agent who will promptly notify the Lenders of the amount and currency of any such Unpaid Reimbursement Obligation. If no Default or Event of Default is then continuing, the applicable Borrower or, as the case may be, Borrowers shall be deemed to have requested a Co-Borrower Loan, in the case of a Co-Borrower, a UK Loan in the case of the UK Borrower and an Australian Loan in the case of the Australian Borrower which shall be a Base Rate Loan in the same currency as, and in an amount equal to the amount of, such draft or other payment and the notice from the Issuing Bank to the Lenders shall be deemed to be a notice of a Revolving Credit Loan Request made by the Administrative Agent. No later than 3:00 p.m. (Eastern time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in Same Day Funds and in the currency in which such draft was paid, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. If no Default or Event of Default is continuing at the time the Administrative Agent notified the Lenders of the amount of such Unpaid Reimbursement Obligation, the amounts made available to the Administrative Agent by the Lenders hereunder shall be treated as a Co-Borrower Loan, in the case of a Co-Borrower, a UK Loan in the case of the UK Borrower and an Australian Loan in the case of the Australian Borrower in Dollars or an Optional Currency, as the case may be, in all respects bearing interest at the Base Rate or, if in an Optional Currency, the Eurocurrency Rate having an Interest Period of one month with a Drawdown Date as of the date on which the Issuing Bank paid the draft presented for honor or otherwise made such payment. The responsibility of the Issuing Bank to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this ss. 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against any Agent, the Issuing Bank, any Lender or any beneficiary of a Letter of Credit. Each of the Borrowers further agrees with the Agents, the Issuing Bank and the Lenders that, except for liability resulting from such Agent's, the Issuing Bank's or such Lender's gross negligence or willful misconduct, the Agents, the Issuing Bank and the

Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss. 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower against the beneficiary of any Letter of Credit or any such transferee. None of the Agents, the Issuing Bank nor any Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit unless resulting from its gross negligence or willful misconduct. Each of the Borrowers agrees that any action taken or omitted by any Agent, the Issuing Bank or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon each Borrower and shall not result in any liability on the part of the Issuing Bank, any Agent or any Lender to any Borrower.

         4.5. RELIANCE BY ISSUER. To the extent not inconsistent with ss. 4.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEE. The Borrowers shall, on the first day of each calendar quarter for the immediately preceding calendar quarter, pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent (a) in respect of each standby Letter of Credit issued, extended or renewed during such calendar quarter, an amount equal to the Applicable Margin per annum with respect to standby Letter of Credit Fees of the face amount of such standby Letter of Credit, which Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages and (b) in respect of each documentary Letter of Credit an amount equal to the Applicable Margin per annum with respect to documentary Letter of Credit Fees on the face amount of such documentary Letter of Credit, which Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrowers shall also pay to the Issuing Bank for the Issuing Bank's own account, at the time of the issuance, extension or renewal of each Letter of Credit, a fronting fee agreed by the Issuing Bank and the Borrowers and, at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         4.7. TRANSITIONAL LETTERS OF CREDIT. Schedule 4.7 contains a list of certain letters of credit issued prior to the Closing Date for the account of the Borrowers by PNC Bank, National Association in its capacity as Issuing Bank under the Existing Credit Agreement (the "Existing Letters of Credit"). On the Closing Date, (a) the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to this ss. 4 and shall be subject to all of the provisions applicable to Letters of Credit under this Credit Agreement, including, without limitation, such provisions as relate to the Letter of Credit Participations of the Lenders, and (b) all liabilities of any Borrower with respect to the Existing Letters of Credit shall constitute Obligations of such Borrower with respect to Letters of Credit in accordance with this Credit Agreement and the Loan Documents as though such Borrower had executed a Letter of Credit Application with respect thereto under this Credit Agreement. On the Closing Date, the letter of credit fees owing with respect to the Existing Letters of Credit under ss. 2.10(c) of the Existing Credit Agreement shall be calculated and paid in full to PNC Bank, National Association as Administrative Agent under the Existing Credit Agreement. From and after the Closing Date, the Borrowers shall pay Letter of Credit Fees and such other fees as provided in ss. 4.6, in each case when due pursuant to ss. 4.6, with respect to each of the Existing Letters of Credit.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1. CLOSING AND AGENTS' FEES. The Co-Borrowers jointly and severally agree to pay (a) to the Administrative Agent for the accounts of the Lenders on the Closing Date a closing fee (the "Closing Fee") as set forth in the Closing Fee Letter and (b) to the applicable Bank Agents, at the times and in the manner set forth in the Fee Letters, the fees described in the Fee Letters.

         5.2. BGI AS AGENT FOR OTHER BORROWERS. Each of the Borrowers, by its execution of this Credit Agreement, irrevocably authorizes BGI to give and receive all notices and instructions, to take all actions and make such agreements expressed to be capable of being given, received or taken by BGI or any other Borrower under this Credit Agreement and the other Loan Documents, including, without limitation, the making of any Loan Request on behalf of such other Borrower, and notwithstanding that such notice, instruction, action or agreement may affect such other Borrower, and each Borrower shall, as regards the Agents, the Issuing Bank and the other Lenders, be bound thereby as though each Borrower, as applicable, itself had given or received such notice or instruction, taken such action or made such agreement.

         5.3.  FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal and interest on Loans, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in the currency set forth in ss. 5.13.1, for the respective accounts of the Lenders, the Swingline Lender, any Agent or the Issuing Bank, as the case may be, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Eastern time or other local time at the place of payment) and in Same Day Funds.

                  5.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Lenders, the Swingline Lender, the applicable Agent or (as the case may be) the Issuing Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars or the applicable Optional Currency as shall be necessary to enable the Lenders, the Swingline Lender, such Agent or the Issuing Bank to receive the same net amount which the Lenders, the Swingline Lender, such Agent or the Issuing Bank would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                  5.3.3. NON-U.S. LENDERS. Each Lender and Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S. Lender") hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrowers hereunder to be made to such Lender or Agent or for such Lender's or Agent's account, deliver to the Borrowers and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender and Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrowers' or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrowers and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

         5.4. COMPUTATIONS. All computations of interest on the Loans (other than Eurocurrency Rate Loans) and of Fees shall, unless otherwise expressly provided herein, be based on a 365/366-day year and paid for the actual number of days elapsed. All computations of interest on Eurocurrency Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed except that computations of interest on Eurocurrency Rate Loans denominated in an Optional Currency shall be based on customary banking practices for such Optional Currency. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records and accounts relating to such Loans from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrowers to the contrary.

         5.5. INABILITY TO DETERMINE EUROCURRENCY RATE. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan denominated in Dollars or an Optional Currency (such currency, whether Dollars or an Optional Currency, referred to in this ss. 5.5 as the "Affected Currency"), the Administrative Agent shall determine or be notified by the Required Lenders that (a) adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate, the International Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan denominated in the Affected Currency during any Interest Period or (b) the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurocurrency Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and, only in the case of Revolving Credit Loans denominated in Dollars, shall be deemed a request for Base Rate Loans, (ii) each Eurocurrency Rate Loan if denominated in Dollars will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and if denominated in an Optional Currency that is an Affected Currency, be repaid and (iii) the obligations of the Lenders to make Eurocurrency Rate Loans denominated in the Affected Currency shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrowers and the Lenders.

         5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans denominated in any currency (such currency whether Dollars or an Optional Currency referred to in this ss. 5.6 as the "Affected Currency"), such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make Eurocurrency Rate Loans or convert Base Rate Loans to Eurocurrency Rate Loans denominated in the Affected Currency shall forthwith be suspended and (b) such Lender's Loans then outstanding as Eurocurrency Rate Loans and denominated in an Affected Currency where such Affected Currency is Dollars, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law and the Eurocurrency Rate Loans then outstanding and denominated in an Optional Currency that is an Affected Currency if any, shall be repaid on the last day of each Interest Period applicable to such Eurocurrency Rate Loan or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss. 5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

         5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, Agent or the Issuing Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Lender, Agent or the Issuing Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender, Agent or the Issuing Bank), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender, Agent or the Issuing Bank under this Credit Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender or the Issuing Bank, or

         (d) impose on any Lender, Agent or the Issuing Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Lender or the Issuing
                  Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Lender, Agent or the Issuing Bank hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Lender, Agent or the Issuing
                  Bank to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, Agent or the Issuing Bank from the Borrowers hereunder,

         (e) impose on any Lender, Agent or the Issuing Bank any Mandatory Costs with respect to the Credit Agreement, the other Loan Documents, such Lender's Commitment or the Loans,

then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) any Agent or the Issuing Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, Agent or the Issuing Bank such additional amounts as will be sufficient to compensate such Lender, Agent or the Issuing Bank for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         5.8. CAPITAL ADEQUACY. If after the date hereof any Lender, Agent or the Issuing Bank determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender, Agent or the Issuing Bank or any corporation controlling such Lender, Agent or the Issuing Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's, Agent's or the Issuing Bank's commitment with respect to any Loans to a level below that which such Lender, Agent or the Issuing Bank could have achieved but for such adoption, change or compliance (taking into consideration such Lender's, Agent's or the Issuing Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) Agent or the Issuing Bank to be material, then such Lender, Agent or the Issuing Bank may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Lender or (as the case may be) Agent or the Issuing Bank for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) such Agent or the Issuing Bank of a certificate in accordance with ss. 5.9 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss. 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender, Agent or the Issuing Bank to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         5.10. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by a Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans or Competitive Bid Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurocurrency Rate Loans or Competitive Bid Loans, (b) default by a Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss. 2.1.1, 2.4.1.6, 2.5.2 or 2.9 or (c) the making of any payment of a Eurocurrency Rate Loan or Competitive Bid Loans or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         5.11.  INTEREST AFTER DEFAULT.

                  5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment).

                  5.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Lenders pursuant to ss. 16.12, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal pursuant to ss. 5.11.1.

         5.12. REPLACEMENT OF LENDERS. If any Lender (an "Affected Lender") (a) makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to ss. 5.7 or 5.8, (b) is unable to make or maintain Eurocurrency Rate Loans as a result of a condition described in ss. 5.6, (c) gives notice to the Syndication Agent that it will not consent to the extension of the Maturity Date pursuant to ss. 2.11 or (d) defaults in its obligation to make Loans in accordance with the terms of this Credit Agreement or purchase any Letter of Credit Participation or participate in any Swingline Loan, the Borrowers may, so long as no Default or Event of Default has occurred and is then continuing, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing ss. 5.6 to be applicable), or default referred to in clauses (a), (b) or (d), or in the case of clause (c) above, prior to the first anniversary of the Closing Date, as the case may be, by notice (a "Replacement Notice") in writing to the Syndication Agent and such Affected Lender (i) request the Affected Lender to cooperate with the

Borrowers in obtaining a replacement Lender satisfactory to the Syndication Agent and the Borrowers (the "Replacement Lender"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Bank Agents, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, then such Affected Lender shall assign, in accordance with ss. 15, all of its Commitment, Loans, Letter of Credit Participations, Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under ss. 5.7 and 5.8. Upon the effective date of such assignment, the Borrowers shall issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Credit Agreement and the other Loan Documents.

         5.13.  CURRENCY MATTERS.

                  5.13.1. CURRENCY OF ACCOUNT. Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder in each case except as expressly provided in this Credit Agreement; provided that:

                  (a) each repayment of a Loan, Unpaid Reimbursement Obligation or a part thereof shall be made in the currency in which such Loan or Unpaid Reimbursement Obligation is denominated at the time of that repayment;

                  (b) each payment of interest shall be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

                  (c)  each payment of Fees shall be in Dollars;

                  (d) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

                  (e) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

                  No payment to any Agent, the Issuing Bank or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until such Agent, the Issuing Bank or such Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers jointly and severally agree to indemnify and hold harmless such Agent, the Issuing Bank or such Lender, as the case may be, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Credit Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

                  5.13.2. CURRENCY FLUCTUATIONS. (a) Not later than 1:00 p.m. (Eastern time) on the last Business Day of each month with respect to Letters of Credit and on the last day of each Interest Period with respect to Revolving Credit Loans (in each case, the "Calculation Date"), the Administrative Agent shall determine the Dollar Equivalent as of such date of the LC Exposure or, as the case may be, such Revolving Credit Loan. The Dollar Equivalent so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date relating to LC Exposure or, as the case may be, such Revolving Credit Loan.

                  (b) If, on any Reset Date and on the Maturity Date, the Dollar Equivalent of the Total Facility Usage exceeds the Total Commitment by more than $10,000,000 or the Dollar Equivalent of the sum of the UK Loans and the Australian Loans and the LC Exposure in respect of Letters of Credit issued for the accounts of the UK Borrower or the Australian Borrower exceeds the UK/Australian Sublimit by more than $2,500,000, in each case for three (3) or more consecutive Business Days (but only as to the Reset Date), then the applicable Borrowers shall repay or prepay the Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Facility Usage (expressed in Dollars) no longer exceeds the Total Commitment (expressed in Dollars) or, as the case may be, the UK/Australian Sublimit.

                  5.13.3. EXCHANGE RATE. For purposes of this Credit Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Administrative Agent by its normal banking practices, absent manifest error) in the first currency which is or could be purchased by the Administrative Agent (in accordance with normal banking practices) with such specified amount in the second currency at the Exchange Rate.

                  5.13.4. DENOMINATIONS. In the event that any portion of the funds available under the terms of this Credit Agreement is denominated in an

         Optional Currency, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to ss. 5.13.3 above. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under ss. 2.1.1, 2.4.1.1, 2.5.1, 2.11 and 4.1 and any required repayments under ss. 15.13.2.

         5.14. NEW CURRENCY. If, after the making of any Loan or the issuance, renewal or extension of any Letter of Credit in any Optional Currency, currency control or exchange regulations are imposed in the country which issues such Optional Currency, as application, with the result that different types of such Optional Currency (the "New Currency") are introduced and the type of currency in which the Loan or Letter of Credit was made (the "Original Currency") no longer exists or the Borrowers are not able to make payment to the Administrative Agent for the account of the Lenders, any Agent or the Issuing Bank in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this ss. 5.14, if, after the making of any Loan or the issuance, renewal or extension of any Letter of Credit in any Optional Currency, the Borrowers are not able to make payment to the Administrative Agent for the account of the Lenders, any Agent or the Issuing Bank in the type of currency in which such Loan was made or, as the case may be, such Letter of Credit was issued, extended or renewed because of the imposition of any such currency control or exchange regulation, then such Loan or, as the case may be, Reimbursement Obligation in respect of such Letter of Credit shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Equivalent (as of the date of repayment) of such Loan or, as the case may be, Reimbursement Obligation in respect of such Letter of Credit.

         5.15. CONCERNING  JOINT AND SEVERAL LIABILITY OF  THE CO-BORROWERS.

         (a) Each of the Co-Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders, the Issuing Bank and the Agents under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Co-Borrowers and in consideration of the undertakings of each other Co-Borrower to accept joint and several liability for the Obligations.

         (b) Each of the Co-Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Co-Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this ss. 5.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Co-Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Co-Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Co-Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each of the Co-Borrowers under the provisions of this ss. 5.15 constitute the full recourse Obligations of each of the Co-Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to any other Co-Borrower.

         (e) Except as otherwise expressly provided herein, each Co-Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Agent, the Issuing Bank or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Co-Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Co-Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Co-Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agents, the Issuing Bank and the Lenders at any time or times in respect of any default by any Co-Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agents, the Issuing Bank and the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Co-Borrowers or any other entity or Person primarily or secondarily liable for any Obligation. Such Co-Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which any Agent, the Issuing Bank or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which any Agent, the Issuing Bank or any Lender may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Co-Borrower, or otherwise operate as a release or discharge of such Co-Borrower, all of which may be done without notice to such Co-Borrower. If for any reason any of the other Co-Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Co-Borrowers by reason of such other Co-Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Co-Borrower to the same extent as if such Co-Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Co-Borrower assents to any other action or delay in acting or failure to act on the part of the Agents, the Issuing Bank and the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this ss. 5.15, afford grounds for terminating, discharging or relieving such Co-Borrower, in whole or in part, from any of its obligations under this ss. 5.15, it being the intention of each Co-Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Co-Borrower under this ss. 5.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Co-Borrower under this ss. 5.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Co-Borrower, or any of the Lenders. The joint and several liability of the Co-Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Co-Borrower or the Lenders. Each of the Co-Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from each of the other Co-Borrowers on a continuing basis all information desired by such Co-Borrower concerning the financial condition of each of the other Co-Borrowers and that each such Co-Borrower will look to each of the other Co-Borrowers and not to any Agent, the Issuing Bank or any Lender in order for such Co-Borrower to keep adequately informed of changes in each of the other Co-Borrowers' respective financial conditions.

         (f) The provisions of this ss. 5.15 are made for the benefit of the Lenders, the Agents and the Issuing Bank and their respective permitted successors and assigns, and may be enforced by it or them from time to time against any or all of the Co-Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders, the Agents or the Issuing Bank or such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Co-Borrowers or to exhaust any remedies available to it or them against any of the other Co-Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this ss. 5.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender, any

Agent or the Issuing Bank upon the insolvency, bankruptcy or reorganization of any of the Co-Borrowers, or otherwise, the provisions of this ss. 5.15 will forthwith be reinstated in effect, as though such payment had not been made.

         (g) Each of the Co-Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Co-Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders, any Agent or the Issuing Bank with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Co-Borrower may have against any other Co-Borrower with respect to any payments to the Lenders, the Agents or the Issuing Bank hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Co-Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Co-Borrower therefor.

         (h) Each of the Co-Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Co-Borrower to any other Co-Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Co-Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Co-Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Co-Borrower owing to such Co-Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Co-Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Co-Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the pro rata accounts of the Lenders to be applied to repay the Obligations.

         5.16. ADDITIONAL BORROWERS. BGI may cause additional Subsidiaries of BGI to become Borrowers hereunder by causing such Subsidiary or Subsidiaries to agree to be bound by the provisions of this Credit Agreement and the Notes, to execute and deliver a Joinder Agreement to the Bank Agents and to deliver such legal opinions and other documents and instruments as the Bank Agents may request, including allonges to the Notes. To the extent that BGI causes any Foreign Subsidiary of BGI which has not been classified for United States income tax purposes as a "US person" as defined in Section 957 of the Code to become a Borrower hereunder, such Foreign Subsidiary will be added as a UK Borrower or an Australian Borrower and not as a Co-Borrower.

         5.17. LIMITATIONS ON CERTAIN OBLIGATIONS OF UK BORROWER AND AUSTRALIAN BORROWER. Subject to ss. 6 hereof and notwithstanding any other provision hereof, each of the UK Borrower and the Australian Borrower (a) shall only be liable for such

Borrower's pro rata share (based upon the average daily outstanding principal amount of Revolving Credit Loans made to and the LC Exposure in respect of Letters of Credit issued for the account of such Borrower, if any, during any period of measurement or, as the case may be, as of the date of determination) of the Facility Fee, the Utilization Fee, any expenses payable under ss. 5.6, 5.7, 5.8 or 16.2, and any indemnification obligations under ss. 16.3, (b) shall only be liable for Letter of Credit Fees and other fees under ss. 4.6 which arise from Letters of Credit issued, extended or renewed for the account of such Borrower, (c) shall only be liable for indemnification costs under ss. 5.10 which arise from Revolving Credit Loans made to such Borrower and (d) shall not be liable for any payments in respect of the Closing Fee and other fees payable under ss. 5.1 hereof.

                                 6.  GUARANTY.

         6.1. GUARANTY OF PAYMENT AND PERFORMANCE. For value received and hereby acknowledged and as an inducement to the Lenders to make Loans to the Borrowers and the Issuing Bank to issue Letters of Credit for the account of the Borrowers, (a) each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Agents, the Issuing Bank and the Lenders, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss. 362(a) of the Federal Bankruptcy Code and the operation of ss. 502(b) and 506(b) of the Federal Bankruptcy Code (such obligations collectively being the "Guaranteed Obligations"), (b) the Australian Borrower hereby absolutely, unconditionally and irrevocably guarantees to the Agents, the Issuing Bank and the Lenders, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the UK Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss. 362(a) of the Federal Bankruptcy Code and the operation of ss. 502(b) and 506(b) of the Federal Bankruptcy Code (such obligations collectively being the "UK Guaranteed Obligations"), and (c) the UK Borrower hereby absolutely, unconditionally and irrevocably guarantees to the Agents, the Issuing Bank and the Lenders, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Australian Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss. 362(a) of the Federal Bankruptcy Code and the operation of ss. 502(b) and 506(b) of the Federal Bankruptcy Code (such obligations collectively being the "Australian Guaranteed Obligations"). This ss. 6 is in no way conditioned upon any requirement that any Agent, the Issuing Bank or any Lender first attempt to collect any of the Obligations from the applicable Borrower or, as the case may be, Borrowers or resort to any collateral security or other means of obtaining payment. Should any Borrower default in the payment or performance of any of its Obligations, the obligations of each Guarantor, the Australian Borrower and the UK Borrower hereunder with respect to the Guaranteed Obligations, the UK Guaranteed Obligations or, as the case may be, the Australian Guaranteed Obligations shall become immediately due and payable to the Administrative Agent, for the benefit of the Lenders, the Issuing Bank and the Agents, without demand or notice of any nature, all of which are expressly waived by each Guarantor, the UK Borrower and the Australian Borrower.

         6.2. GUARANTY ABSOLUTE. Each of the Guarantors guarantees that the Guaranteed Obligations, the Australian Borrower guarantees that the UK Guaranteed Obligations and the UK Borrower guarantees that the Australian Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent, the Issuing Bank or any Lender with respect thereto, including, without limitation, any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation, UK Guaranteed Obligation or, as the case may be, Australian Guaranteed Obligation other than strictly in accordance with the terms of this Credit Agreement (such as by the tender of a currency other than as provided in ss. 5.13 or that restricts the procurement of such currency by the Borrowers or the Guarantors), or (b) any agreement, whether or not signed by or on behalf of any Agent, the Issuing Bank or the Lenders, in connection with the restructuring or rescheduling of public or private obligations in any Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Obligations prior to the final payment in full of the Obligations in the currency required by ss. 5.13 in strict accordance with this Credit Agreement. The liability of each Guarantor under this Guaranty with regard to the Guaranteed Obligations of each Borrower, the liability of the Australian Borrower under this Guaranty with regard to the UK Guaranteed Obligations of the UK Borrower, and the liability of the UK Borrower under this Guaranty with regard to the Australian Guaranteed Obligations of the Australian Borrower, shall be absolute and unconditional irrespective of:

         (a) any lack of authorization, execution, validity or enforceability or any illegality of such Borrower to become a Borrower hereunder, this Credit Agreement and any amendment hereof (with regard to such Guaranteed Obligations, the UK Guaranteed Obligations and the Australian Guaranteed Obligations, as the case may be), or any other obligation, agreement or instrument relating thereto (it being agreed by each Guarantor, the Australian Borrower and the UK Borrower that the Guaranteed Obligations, the UK Guaranteed Obligations and the Australian Guaranteed Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations of the Borrowers) or any failure to obtain any necessary governmental consent or approvals or necessary third party consents or approvals;

         (b) any Agent's, the Issuing Bank's or any Lender's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be, or any power, right or remedy with respect to any of the Obligations or the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be, including (i) any suspension of any Agent's, the Issuing Bank's or any Lender's right to enforce against any other Borrower of the Guaranteed Obligations, the UK Guaranteed

Obligations or the Australian Guaranteed Obligations, as the case may be, or
(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of such Borrower, the UK Guaranteed Obligations of the UK Borrower or the Australian Guaranteed Obligations of the Australian Borrower or any other amendment or waiver of or any consent to departure from this Credit Agreement or the other Loan Documents (with regard to such Guaranteed Obligations, the UK Guaranteed Obligations and the Australian Guaranteed Obligations) or any other agreement or instrument governing or evidencing any of the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be;

         (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of such Borrower, the UK Guaranteed Obligations of the UK Borrower or the Australian Guaranteed Obligations of the Australian Borrower;

         (d) any change in ownership of such Borrower;

         (e) any acceptance of any partial payment(s) from such Borrower;

         (f) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver, examiner or trustee for all or any part of any Borrower's assets;

         (g) any assignment, participation or other transfer, in whole or in part, of any Agent's, the Issuing Bank's or any Lender's interest in and rights under this Credit Agreement or any other Loan Document, or of any Agent's, the Issuing Bank's or any Lender's interest in the Obligations or the Guaranteed Obligations or the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be;

         (h) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guaranteed Obligations or the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be;

         (i) any Agent's, the Issuing Bank's or any Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations or the Guaranteed Obligations or the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be; or

         (j) any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, such Borrower in respect of its or the Guaranteed Obligations or the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations or the UK Guaranteed

Obligations or the Australian Guaranteed Obligations, as the case may be, is rescinded or must otherwise be returned by any Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization, examination of any Borrower or otherwise, all as though such payment had not been made.

         6.3. EFFECTIVENESS, ENFORCEMENT. The Guaranty herein of each Guarantor, the Australian Borrower and the UK Borrower shall be effective and shall be deemed to be made with respect to each Loan made or Letter of Credit issued to a Borrower as of the time it is made. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of a Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such Guaranty. This Guaranty is a continuing guaranty and shall (a) survive any termination of this Credit Agreement and (b) remain in full force and effect until payment in full in cash and performance of all Guaranteed Obligations, Australian Guaranteed Obligations or UK Guaranteed Obligations, as the case may be, and all other amounts payable under this Guaranty. This Guaranty is made for the benefit of each Agent, the Issuing Bank and each of the Lenders and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of any Agent, the Issuing Bank or any Lender first to exercise any rights against any Borrower or to exhaust any remedies available to it against any Borrower or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations, the UK Guaranteed Obligations or Australian Guaranteed Obligations, as the case may be, or to elect any other remedy. In the event that acceleration of the time for payment (or the giving of notice of such acceleration) of the Guaranteed Obligations, the UK Guaranteed Obligations or Australian Guaranteed Obligations, as the case may be, of any Borrower is stayed upon the insolvency, bankruptcy, examination or reorganization, of such Borrower or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement shall be immediately due and payable by the Guarantor, the Australian Borrower or the UK Borrower, as the case may be, under the Guaranty herein provided.

         6.4. WAIVER. Each of the Guarantors, the Australian Borrower and the UK Borrower hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be, and this Guaranty and any requirement that any Agent, the Issuing Bank or any Lender secure, perfect or protect any security interest or lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral. Each Guarantor, the Australian Borrower and the UK Borrower also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be, by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         6.5. SUBORDINATION; SUBROGATION. Until the termination of the Commitments and final payment and performance in full in cash of all of the Obligations, none of the Guarantors, the Australian Borrower nor the UK Borrower shall exercise and hereby waives any rights against any Borrower as a result of payment by any Guarantor, the Australian Borrower or the UK Borrower, as the case may be, hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and any Guarantor, the Australian Borrower or the UK Borrower, as the case may be, will not prove any claim in competition with any Agent, the Issuing Bank or any Lender in respect of any payment hereunder in bankruptcy, insolvency or reorganization proceedings of any nature; any Guarantor, the Australian Borrower or the UK Borrower, as the case may be, will not claim any set-off, recoupment or counterclaim against any Borrower in respect of any liability of such Guarantor, the Australian Borrower or the UK Borrower to such Borrower; and each Guarantor, the Australian Borrower and the UK Borrower waives any benefit of and any right to participate in any collateral which may be held by any Agent, the Issuing Bank and any Lender. The payment of any amounts due with respect to any Indebtedness of any Borrower now or hereafter held by any Guarantor, the Australian Borrower or the UK Borrower, as the case may be, is hereby subordinated to the prior payment in full of the Guaranteed Obligations, the UK Guaranteed Obligations or Australian Guaranteed Obligations, as the case may be. Each Guarantor, the Australian Borrower and the UK Borrower agrees that after the occurrence of any default in the payment or performance of the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be, such Guarantor, the Australian Borrower or the UK Borrower, as the case may be, will not demand, sue for, or otherwise attempt to collect any such Indebtedness of any of the Borrowers to such Guarantor, the Australian Borrower or such UK Borrower, as the case may be, until the Guaranteed Obligations, the UK Guaranteed Obligations or Australian Guaranteed Obligations, as the case may be, then due shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor, the Australian Borrower or the UK Borrower, as the case may be, shall collect or receive any amounts in respect of such indebtedness, such amounts shall be collected and received by such Guarantor, the Australian Borrower or the UK Borrower, as the case may be, as trustee for the Agents, the Issuing Bank and the Lenders and be paid over to the Administrative Agent for the respective accounts of the Agents, the Issuing Bank and the Lenders on account of the Guaranteed Obligations, the UK Guaranteed Obligations or the Australian Guaranteed Obligations, as the case may be, without affecting in any manner the liability of any Guarantor, the Australian Borrower or the UK Borrower under the other provisions of this ss. 6. The provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents and the provisions of this section shall be supplemental to and not in derogation of any rights and remedies of any Agent, the Issuing Bank or any Lender under any separate subordination agreement which any Agent, the Issuing Bank or any Lender may at any time and from time to time entered into with any Guarantor, the Australian Borrower or the UK Borrower for the benefit of any Agent, the Issuing Bank or any Lender.

         6.6. PAYMENTS. Payments by each Guarantor, the UK Borrower and the Australian Borrower, as the case may be, hereunder may be required by the Bank

Agents on any number of occasions. All payments made by each Guarantor, the UK Borrower and the Australian Borrower, as the case may be, under this ss. 6 shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in ss. 5.3.1 hereof, for the account of the Lenders, the Issuing Bank and the Agents and in the same currency in which such Obligation was made, unless otherwise agreed to in writing by the Agents, the Issuing Bank or the Lenders.

         6.7. SETOFF. Each Guarantor, the Australian Borrower and the UK Borrower grants to the Agents, the Issuing Bank and the Lenders, as security for the full and punctual payment and performance of all of such Guarantor's, the Australian Borrower and the UK Borrower's, as the case may be, obligations under this ss. 6 , a continuing lien on, security interest and right of setoff in all securities or other property belonging to such Guarantor, the Australian Borrower and the UK Borrower, as the case may be, now or hereafter held by any Agent, the Issuing Bank or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from any Agent, the Issuing Bank or such Lender to such Guarantor, the Australian Borrower and the UK Borrower, as the case may be, or subject to withdrawal by such Guarantor, the Australian Borrower or the UK Borrower, as the case may be. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Guaranteed Obligations, the UK Guaranteed Obligations and the Australian Guaranteed Obligations, each of the Agents, the Issuing Bank and the Lenders is hereby authorized at any time and from time to time during the continuance of any Event of Default, without notice to any Guarantor, the Australian Borrower or the UK Borrower (any such notice being expressly waived by the Guarantor, the Australian Borrower and the UK Borrower) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantor, the Australian Borrower and the Borrower, as the case may be, under this ss. 6, whether or not such Agent, the Issuing Bank or such Lender shall have made any demand under this ss. 6 and although such obligations may be contingent or unmatured.

         6.8. FURTHER ASSURANCES. Each Guarantor, the Australian Borrower and the UK Borrower agrees that it will from time to time, at the request of either of the Bank Agents, do all such things and execute all such documents as the Bank Agents may reasonably consider necessary or desirable to give full effect to this ss. 6 and to perfect and preserve the rights and powers of the Lenders, the Issuing Bank and the Agents hereunder. Each Guarantor, the Australian Borrower and the UK Borrower acknowledges and confirms that it has established its own adequate means of obtaining from the Borrowers on a continuing basis all information desired by it concerning the financial condition of the Borrowers and that it will look to the Borrowers and not to any Agent, the Issuing Bank or any Lender in order for it to keep adequately informed of changes of the financial condition of any Borrower.

         6.9. SUCCESSORS AND ASSIGNS. This ss. 6 shall be binding upon each Guarantor, the Australian Borrower and the UK Borrower, its successors and assigns, and shall inure to the benefit of the Agents, the Issuing Bank and the Lenders and their respective successors, and permitted transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may, in accordance with the provisions of ss. 15 and subject to the limitations set forth therein, assign or otherwise transfer this Credit Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to another Person, and such other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein. None of the Guarantors, the Australian Borrower or the UK Borrower may assign any of its obligations hereunder. BGI may cause additional Subsidiaries of BGI to become Guarantors hereunder by causing such Subsidiary or Subsidiaries to agree to be bound by the provisions of this ss. 6, to execute and deliver a Joinder Agreement to the Bank Agents and to deliver such legal opinions and other documents and instruments as the Bank Agents may request.

         6.10. CONTRIBUTION. To the extent any of the Guarantors, the Australian Borrower or the UK Borrower makes a payment hereunder in excess of the aggregate amount of the benefit received by such Person in respect of the extensions of credit under the Credit Agreement (the "Benefit Amount"), then such Person, after the payment in full in cash of all of the Guaranteed Obligations, UK Guaranteed Obligations and Australian Guaranteed Obligations shall be entitled to recover from each such Person such excess payment, pro rata in accordance with the ratio of the Benefit Amount received by such other Person to the total Benefit Amounts received by each of the Guarantors, the Australian Borrower and the UK Borrower, and the right to such recovery shall be deemed to be in asset and property of such Person so funding; provided that all such rights to recovery shall be subordinate and junior in right of payment to the final and indefeasible repayment in full in cash of all of the Obligations.

         6.11. RELEASE OF GUARANTIES. In the event that BGI has demonstrated to the reasonable satisfaction of the Bank Agents that either of the UK Borrower or the Australian Borrower has become classified for United States income tax purposes as a "US person" as defined in Section 957 of the Code and such Borrower has become a Co-Borrower and a Guarantor hereunder by executing and delivering to the Administrative Agent a Joinder Agreement and the documents referred to therein, the Administrative Agent will, on ten (10) days prior written notice from BGI delivered to the Agents and the Lenders, release the guaranty of the Australian Borrower of the UK Guaranteed Obligations in the case of the UK Borrower being classified as a "US person", and the guaranty of the UK Borrower of the Australian Guaranteed Obligations in the case of the Australian Borrower being classified as a "US person". In the event that BGI has demonstrated to the reasonable satisfaction of the Bank Agents that either of the UK Borrower or the Australian Borrower is no longer a Wholly-owned Subsidiary, the Administrative Agent will, on ten (10) days prior written notice from BGI delivered to the Agents and the Lenders, release the guaranty of the Australian Borrower of the UK Guaranteed Obligations, in the case of the Australian Borrower no longer being a Wholly-owned Subsidiary, and the guaranty of the UK Borrower of the Australian Guaranteed Obligations in the case of the UK Borrower no longer being a Wholly-owned Subsidiary. No release shall be required under this ss. 6.11 if any Default or Event of Default has occurred and is continuing.

                       7. REPRESENTATIONS AND WARRANTIES.

         Each of the Borrowers jointly and severally represents and warrants to the Lenders, the Agents and the Issuing Bank as follows:

         7.1.  CORPORATE AUTHORITY.

                  7.1.1. INCORPORATION; GOOD STANDING. Each of BGI and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.

                  7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by any of the Borrowers and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

         7.4.  FISCAL YEAR; FINANCIAL STATEMENTS AND PROJECTIONS.

                  7.4.1. FISCAL YEAR. Each of the Borrowers and each of their Subsidiaries has a Fiscal Year which is the 52/53 week period ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in January. The Fiscal Quarters and Fiscal Year of the Borrowers and their Subsidiaries are accurately described in ss. 1.1 hereof.

                  7.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders (a) a consolidated balance sheet of BGI and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for the Fiscal Year then ended, certified by Ernst & Young LLP. Such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of BGI and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of BGI, which were not disclosed in such balance sheet and the notes related thereto.

                  7.4.3. PROJECTIONS. The projections of the annual operating budgets of BGI and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the period from January 28, 2002 through January 23, 2005, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of any of the Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of BGI and its Subsidiaries of the results of operations and other information projected therein.

         7.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance

Sheet Date, the Borrowers have not made any Restricted Payment except as set forth in Schedule 7.5 hereto.

         7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. BGI and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         7.7. LITIGATION. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against BGI or any of its Subsidiaries before any Governmental Authority, that, (a) might reasonably be expected to, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of BGI and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of BGI and its Subsidiaries, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither BGI nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither BGI nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any Material Adverse Effect.

         7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither BGI nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

         7.10. TAX STATUS. Each of BGI and its Subsidiaries (a) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject where, in the cases of state or foreign tax returns, failure to make such filing could have a Material Adverse Effect, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of any Borrower know of any basis for any such claim.

         7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Borrower or any of its Subsidiaries or any rights relating thereto.

         7.14. CERTAIN TRANSACTIONS. Except as set forth on Schedule 7.14, none of the officers, directors, or employees of BGI or any of its Subsidiaries is presently a party to any transaction with BGI or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         7.15.  EMPLOYEE BENEFIT PLANS.

                  7.15.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss. 412 of ERISA. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss. 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  7.15.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss. 3(1) or ss. 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws, provided, however, that any Borrower(s) may include retirees in its employee welfare plans and pay a portion of the cost of such coverage so long as (a) the premium based cost of the coverage does not exceed, in the aggregate $2,000,000 and (b) such coverage is terminable at any time by the applicable Borrower(s). The Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person other than for claims arising prior to termination.

                  7.15.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss. 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss. 307 of ERISA or ss. 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss. 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  7.15.4. MULTIEMPLOYER PLANS. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss. 4201 of ERISA or as a result of a sale of assets described in ss. 4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss. 4241 or ss. 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss. 4041A of ERISA.

         7.16.  USE OF PROCEEDS.

                  7.16.1. GENERAL. The proceeds of the Loans shall be used for working capital and general corporate purposes, repurchases of BGI's common stock in accordance with ss. 9.4 and Acquisitions and Investments as permitted by this Credit Agreement. The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes.

                  7.16.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.17. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all appropriate inquiry into the previous ownership of the Real Estate consistent with good commercial or customary practice and, based upon such diligent investigation, has determined that, to the best of the Borrowers' knowledge:

         (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or a Material Adverse Effect;

         (b) none of the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

         (c) except as set forth on Schedule 7.17 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

         (d) none of the Borrowers nor any of their Subsidiaries, or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby.

         7.18. SUBSIDIARIES. Schedule 7.18, as the same may be updated pursuant to ss. 7.22 hereof, states the name of each of BGI's Subsidiaries and Joint Ventures and, in each case, such entity's jurisdiction of incorporation, the outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, such entity's outstanding partnership interests (the "Partnership Interests") if it is a partnership and such entity's outstanding membership interests (the "Membership Interests") if it is a limited liability company. BGI and each of its Subsidiaries has good and marketable title to all of the Subsidiary Shares, Partnership Interests, and Membership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and Membership Interests have been validly issued and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or Membership Interests except as indicated on Schedule 7.18.

         7.19. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any of the Borrowers or any of their Subsidiaries in the case of any document or information not furnished by it or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to any of the Borrowers or any of their Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         7.20. SENIOR DEBT STATUS. The Obligations of each Borrower under this Credit Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Borrower except Indebtedness of such Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Borrower or Subsidiary of any Borrower which secures Indebtedness or other obligations of any Person except for Permitted Liens.

         7.21. SOLVENCY. After giving effect to each incurrence of Indebtedness hereunder, and the payment of all Fees, costs and expenses payable by each of the Borrowers hereunder, each of the Borrowers is Solvent.

         7.22. UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, BGI shall promptly provide the Bank Agents in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided that, except for the amendment of Schedules 1, 1(a) and 1(b) as contemplated by ss. 2.3.2 and 15 and the amendment of Schedule 7.18 in connection with any new Subsidiary of BGI as permitted herein, no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Syndication Agent (which may request the consent of the Required Lenders) shall have accepted in writing such revisions or updates to such Schedule.

                            8. AFFIRMATIVE COVENANTS.

         Each of the Borrowers, jointly and severally, covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or
Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

         8.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which BGI or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office at 100 Phoenix Drive, Ann Arbor, Michigan or at such other place in the United States of America as such Borrower shall designate upon written notice to the

Bank Agents, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made.

         8.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Ernst & Young LLP or other independent certified public accountants satisfactory to the Bank Agents as the independent certified public accountants of the Borrowers and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrowers and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Bank Agents.

         8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Lenders:

         (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of BGI and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of BGI or any of its Subsidiaries to continue as going concerns, by Ernst & Young LLP or by other independent certified public accountants satisfactory to the Bank Agents, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the first three fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of BGI and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of BGI that the information contained in such financial statements fairly presents the financial position of BGI and its Subsidiaries on the date thereof (subject to year-end adjustments);

         (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrowers in substantially the form of Exhibit E hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss. 10, the calculation of the Obligor Group Requirement and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

         (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of any of the Borrowers;

         (e) from time to time upon request of either Bank Agent, projections of BGI and its Subsidiaries updating those projections delivered to the Lenders and referred to in ss. 7.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this ss. 8.4(e); and

         (f) from time to time such other financial data and information (including accountants, management letters) as either Bank Agent or any Lender may reasonably request.

         8.5.  NOTICES.

                  8.5.1. DEFAULTS. Each of the Borrowers will promptly notify each Bank Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrowers propose to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which BGI or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to each Bank Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  8.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to each Bank Agent and each of the Lenders (a) of any violation of any Environmental Law that any of the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

                  8.5.3. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to each Bank Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Subsidiaries or to which any of the Borrowers or any of their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect on any of the Borrowers or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of its Subsidiaries to, give notice to each Bank Agent and each of the Lenders, in writing, in form and detail satisfactory to the Bank Agents, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrowers or any of their Subsidiaries in an amount in excess of $15,000,000.

                  8.5.4. NOTICE REGARDING CERTAIN EVENTS. The Borrowers will furnish or cause to be furnished to the Bank Agents and the Lenders written notice of (a) promptly after the adoption thereof, any amendment to the organizational documents of any Borrower; and (b) promptly, the enactment or adoption of any law which could reasonably be expected to have a Material Adverse Effect.

         8.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times,
(c) will maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, permits and other authorizations necessary for the ownership and operation of its properties and business, and (d) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss. 8.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries, including the existence of any Subsidiary of BGI or the conversions of any Subsidiary of BGI to a limited liability company or limited liability partnership, if such discontinuance or conversion is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect and, with respect to the conversions of a Borrower or a Guarantor to a limited liability company or limited liability partnership, simultaneously with such conversion, such Borrower or Guarantor shall have executed and delivered to the Administrative Agent all documentation which the Bank Agents reasonably determine is necessary to continue such Borrower's or such Guarantor's obligations in respect of this Credit Agreement.

         8.7. INSURANCE. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, including self-insurance to the extent customary, all as reasonably determined by the Bank Agents. At the request of the Bank Agents, BGI shall deliver from time to time a summary schedule indicating all insurance then in force with respect to each of the Borrowers.

         8.8. TAXES. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Borrowers and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

         8.9. INSPECTION OF PROPERTIES. Each of the Borrowers shall permit the Lenders, through either Bank Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, to examine the books of account of such Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as either Bank Agent or any Lender may reasonably request. At the request of either Bank Agent, but not more frequently than once a year, the Borrowers and their respective Authorized Officers shall hold a meeting of the Lenders, at which the Borrowers will present an analysis of the financial performance of BGI and its Subsidiaries during the previous Fiscal Year and a discussion of the expected results of operations for the then current Fiscal Year.

         8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents,
(c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, where, with respect to clauses (a), (c) and (d) only, failure to so comply could have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Bank Agents and the Lenders with evidence thereof.

         8.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Bank Agents, furnish to the Bank Agents a copy of the most recent actuarial statement required to be submitted under ss. 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Bank Agents any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss. 302, 4041, 4042, 4043, 4063, 4065, 4066 and
4068 of ERISA, or in respect of a Multiemployer Plan, under ss. 4041A, 4202, 4219, 4242, or 4245 of ERISA and (c) promptly furnish to the Bank Agents a copy of all actuarial statements required to be submitted under all Applicable Pension Legislation.

         8.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in ss. 7.16.1.

         8.13. SUBSEQUENT CREDIT TERMS. BGI shall notify the Bank Agents in writing not less than ten (10) Business Days prior to any Borrower entering into any credit agreement or any amendment or modification to any existing credit agreement in either case as otherwise permitted hereunder, pursuant to which any Borrower agrees to representations, warranties or covenants which are more restrictive, as determined in the sole discretion of the Bank Agents, than the representations, warranties or covenants hereof (the "More Restrictive Provisions"). Upon the execution of such new credit agreement, amendment or modification, the corresponding covenants, terms and conditions of this Credit Agreement shall be and shall be deemed to be automatically and immediately amended to conform with and to include the applicable More Restrictive Provisions of such new credit agreement, amendment or modification; provided that the foregoing shall not be applicable to or be deemed to affect any provision of this Credit Agreement if any new credit agreement, amendment or modification is less restrictive. Each of the Borrowers hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Bank Agents may, in their sole discretion, deem necessary or appropriate to effectuate the provisions of this ss. 8.13.

         8.14. SUBSIDIARY GUARANTIES. If, with respect to any of BGI's Domestic Subsidiaries which are not members of the Obligor Group, (a) any such Domestic Subsidiary's total assets determined in accordance with GAAP at the end of any Fiscal Quarter constitute more than 10% of Consolidated Tangible Net Worth determined at the end of such Fiscal Quarter or (b) any such Domestic Subsidiary's net income determined in accordance with GAAP for any rolling four Fiscal Quarter period exceeds 10% of Consolidated Net Income for such four Fiscal Quarters, BGI shall cause such Domestic Subsidiary to become a Guarantor and agree to be bound by the provisions of ss. 6 hereof, to execute a Joinder Agreement and to deliver such legal opinions and other documents and instruments as the Bank Agents may request.

         8.15. FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Bank Agents and execute such further instruments and documents as the Lenders or either Bank Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                         9. CERTAIN NEGATIVE COVENANTS.

         Each of the Borrowers jointly and severally covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

         9.1. RESTRICTIONS ON INDEBTEDNESS. None of the Borrowers will, nor will permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

         (a) Indebtedness to the Lenders, the Agents and the Issuing Bank arising under any of the Loan Documents;

         (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

         (c) Indebtedness incurred in connection with the acquisition after the Closing Date of any Property (and in any event not more than ninety (90) days from the date of such acquisition) by such Borrower or such Subsidiary as contemplated by ss. 9.2(ix);

         (d) obligations under or guaranties of Capitalized Leases;

         (e) Indebtedness in respect of Hedging Agreements entered into for hedging purposes only and not for speculation;

         (f) Indebtedness existing on the Closing Date and listed and described on Schedule 9.1 hereto including any extensions or refinancings thereof on substantially similar terms as the Indebtedness being refinanced and provided there is no increase in the amount thereof;

         (g) unsecured Indebtedness of any of BGI's Subsidiaries to, or in respect of Obligations of, BGI or another Subsidiary of BGI consisting of intercompany loans and, if no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, any other Investments;

         (h) unsecured Indebtedness of BGI to, or in respect of obligations of, a Subsidiary of BGI consisting of intercompany loans and, if no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, any other Investments;

         (i) Indebtedness of Foreign Subsidiaries (other than Indebtedness permitted under clause (g) hereof) with an aggregate principal Dollar Equivalent amount outstanding not to exceed $30,000,000;

         (j) Indebtedness of the Borrowers in respect of the Existing Synthetic Lease Facility and the New Synthetic Lease Facility, provided, however, that the aggregate amount of Indebtedness permitted thereunder (i) on and after the Closing Date through October 31, 2002 shall not exceed $100,000,000 and (ii) on and after November 1, 2002 shall not exceed $75,000,000;

         (k) Indebtedness in respect of Permitted Joint Venture Activity, provided that no Default or Event of Default has occurred and is continuing or would result therefrom;

         (l) unsecured Indebtedness of BGI and its Subsidiaries in respect of the private placement offering of debt securities to be made after the Closing Date in an aggregate principal amount outstanding not to exceed $50,000,000 at any time; and

         (m) Indebtedness of BGI and its Domestic Subsidiaries in addition to Indebtedness otherwise permitted by clause (a) to (l) above with an aggregate principal Dollar Equivalent amount outstanding not to exceed 20% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended), provided that at the time of incurrence of such Indebtedness no Default or Event of Default has occurred and is continuing or would result therefrom.

         9.2. RESTRICTIONS ON LIENS. None of the Borrowers will, nor will permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that any Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (i) Liens in favor of such Borrower on all or part of the assets of Subsidiaries of such Borrower securing Indebtedness owing by Subsidiaries of such Borrower to such Borrower;

                  (ii) Liens to secure taxes, assessments and other government charges in respect of obligations and Liens to secure claims for labor, material or supplies, in each cash in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (v) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens, securing obligations incurred in the ordinary course of business, in respect of obligations not overdue or which in the aggregate do not have a Material Adverse Effect;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                  (vii) pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of Indebtedness) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (viii) Liens existing on the Closing Date and listed on
         Schedule 9.2 hereto, provided that the principal amount secured thereby is not thereafter increased and no additional assets become subject to such Lien;

                  (ix) purchase money security interests in or purchase money mortgages on Property acquired after the Closing Date to secure purchase money Indebtedness of the type and amount permitted by ss. 9.1(c), incurred in connection with the acquisition of such Property and in any event not more than ninety (90) days from the date of such acquisition, which security interests or mortgages cover only the Property so acquired;

                  (x) Liens in respect of the interests of lessors under Capitalized Leases and Synthetic Leases permitted under this Credit Agreement securing obligations of BGI or its Subsidiaries to the lessor under such Capitalized Leases or such Synthetic Leases;

                  (xi) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under ss. 9.1(i);

                  (xii) Liens granted to the Agents, the Lenders and the Issuing Bank pursuant to ss. 16.1 hereof;

                  (xiii) Liens on the Properties covered by the Existing Synthetic Lease and related assets granted to the real estate administrative agent under the Existing Synthetic Lease Documents securing obligations of BGI or its Subsidiaries to the lenders under the Existing Synthetic Lease; and

                  (xiv) Liens on assets of BGI and its Subsidiaries not otherwise permitted by clauses (i) through (xiii) above, so long as any Indebtedness secured thereby is permitted under the terms of ss. 9.1, and the aggregate fair market value of all property secured by such Liens does not at any time exceed 5% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended).

         9.3. RESTRICTIONS ON INVESTMENTS. None of the Borrowers will, nor will permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

         (a) marketable direct or guaranteed obligations of the United
States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) that mature within one (1) year from the date of purchase by such Borrower;

         (b) demand deposits, certificates of deposit, bank acceptances and time deposits maturing within 180 days from the date of purchase thereof of (i) United States banks having total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the OECD;

         (c) securities commonly known as "commercial paper" denominated in Dollars maturing within 180 days from the date of purchase thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P;

         (d) money market mutual funds denominated in an Optional Currency in countries in which BGI or any of its Subsidiaries operates a business provided that (i) each such fund in which BGI or any of its Subsidiaries makes an Investment has assets of not less than $50,000,000 and (ii) the proportional Investment in each such fund by BGI or such Subsidiary does not exceed five percent (5%) of the aggregate amount of all Investments in such fund;

         (e) Investments existing on the Closing Date and listed on Schedule 9.3 hereto;

         (f) Investments consisting of loans and advances to employees (i) for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) for any other purpose, with such Investments under this clause (ii) not to exceed $10,000,000 in the aggregate principal amount at any time outstanding;

         (g) trade credit extended on usual and customary terms in the ordinary course of business;

         (h) Investments by BGI in any Subsidiary of BGI or by any Subsidiary of BGI in BGI or another Subsidiary of BGI, provided (i) any loans or advances are unsecured and are evidenced by intercompany notes and (ii) before and after giving effect to such Investment, the Borrowers are in compliance with the Obligor Group Requirement;

         (i) Acquisitions provided (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the assets or business subject to such Acquisition is in substantially the same or a similar type of business as BGI and its Subsidiaries, (iii) the Board of Directors and (if required by applicable law) the shareholders of any Person to be acquired has approved the terms of the Acquisition, and (iv) BGI delivers to the Lenders on or before the date on which it or any of its Subsidiaries agrees to or consummates any Acquisition a Compliance Certificate and pro forma financial statements, in form and substance satisfactory to the Bank Agents, showing that on a pro forma basis no Default or Event of Default will occur under ss. 10 or with respect to the Obligor Group Requirement over the 12 month period following the effective date of the Acquisition, based on reasonable projections of the financial performance of the Borrowers;

         (j) Investments constituting Permitted Joint Venture Activity, provided no Default or Event of Default has occurred and is continuing or would result therefrom;

         (k) repurchases of BGI's common stock in accordance with ss. 9.4;

         (l) guarantees of any obligations of landlords of a Borrower to the extent that the obligations relate to funds arranged by a Borrower and used to finance or refinance any stores of a Borrower and such funds are intended to be repaid through lease payments of a Borrower; and

         (m) Investments in respect of Hedging Agreements entered into for hedging purposes only and not for speculation.

         9.4. RESTRICTED PAYMENTS. None of the Borrowers will, nor will permit any of its Subsidiaries to, make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment and BGI delivers to the Lenders prior to the date of any Restricted Payment contemplated under paragraphs (a), (d), (e) or (f) hereof a certificate in form and substance satisfactory to the Bank Agents calculating the Leverage Ratio on a pro forma basis, including the impact of the contemplated Distribution in the calculation of Consolidated Total Funded Debt:

         (a) BGI may make (i) repurchases of shares of its common stock at prices not exceeding then market price, and it may receive shares of its common stock as payment of the exercise price of options, or as payment of taxes associated with the exercise of options or the vesting of restricted shares, which such delivered shares are deemed to be repurchased by BGI at fair market value (as defined in BGI's stock option plan) on the date of delivery to BGI and
(ii) other Restricted Payments so long as the aggregate amount paid by BGI with respect to all such repurchases (including all such deemed repurchases) and other Restricted Payments does not at any time exceed the Restricted Payment Amount in effect from time to time;

         (b) BGI may engage in stock splits (including reverse stock splits);

         (c) Wholly-owned Subsidiaries may make Distributions to BGI or another Wholly-owned Subsidiary;

         (d) Subsidiaries other than Wholly-owned Subsidiaries may make Distributions so long as (i) the aggregate amount of Distributions made by any such Subsidiary to any Person other than BGI or a Subsidiary of BGI in any Fiscal Year does not exceed 50% of such Person's pro rata share (based on the percentage of stock or other equity interests owned by such Person) of such Subsidiary's net income for such Fiscal Year as determined in accordance with GAAP and (ii) no later than ten (10) days prior to any such Distribution, BGI shall have given written notice to the Lenders and the Bank Agents thereof, together with calculations demonstrating that such Distribution complies with this paragraph (d); and

         (e) BGI may pay dividends on its preferred stock so long as the dividend rate on such preferred stock (after taking into account all other fees and amounts payable on such preferred stock) is less than the interest rate payable on the Loans.

             9.5. MERGER, CONSOLIDATION, DISPOSITION OF ASSETS AND
                          SALE LEASEBACK TRANSACTIONS.

                  9.5.1. MERGERS AND CONSOLIDATIONS. None of the Borrowers will, nor will permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, except, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (a) any Borrower (other than BGI) may merge or consolidate into another Borrower, (b) any Subsidiary of BGI may consolidate or merge into any Borrower, a Guarantor or any Wholly-owned Subsidiary of a Borrower provided a Borrower, a Guarantor or the Wholly-owned Subsidiary is the surviving corporation of such consolidation or merger, (c) any Subsidiary of BGI (other than a Borrower or Guarantor) may consolidate or merge into any other Subsidiary of BGI (other than a Borrower or Guarantor) and (d) any Borrower (other than BGI) or Subsidiary of BGI may merge or consolidate into another Person so long as both before and after giving effect to such merger or consolidation the Borrowers are in compliance with the Obligor Group Requirement and
         (i) the disposition of the assets of such Borrower or such Subsidiary would have been permitted under ss. 9.5.2 or (ii) (A) the surviving entity, immediately after giving effect to such merger or consolidation, is or becomes a Borrower or a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and the documents referred to therein and (B) such transaction, if it had been structured as an Acquisition by any Borrower or Subsidiary of BGI, would not have been prohibited under ss. 9.6.

                  9.5.2. DISPOSITION OF ASSETS. None of the Borrowers will, nor will permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:

                  (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices;

                  (b) any sale, transfer, assignment or lease of Property, including without limitation any store closures, in the ordinary course of business which are no longer necessary or required in the conduct of such Borrower's or Subsidiary's business;

                  (c) any sale or transfer of any Property owned by any Borrower or any Subsidiary of a Borrower in order then or thereafter to lease such Property or lease other Property that any Borrower or any Subsidiary of a Borrower intends to use for substantially the same purpose as the property being sold or transferred (a "sale-leaseback transaction") in the ordinary course of business and provided that no Default or Event of Default shall have occurred and is continuing or would result therefrom;

                  (d) any sale, transfer or lease of Property by BGI to any Subsidiary of BGI or by any Subsidiary of BGI to BGI or another Subsidiary of BGI provided before and after giving effect to such sale, transfer or lease, the Borrowers are in compliance with the Obligor Group Requirement;

                  (e) any sale, transfer or lease of Property in the ordinary course of business which is replaced by substitute Property;

                  (f) any transfers to Kmart of "Premises" pursuant to the Kmart Indemnity (as such term is defined therein) if and to the extent that any such transfer does not cause an Event of Default under ss. 13.1(n) hereof;

                  (g) any sale, transfer or lease of property by BGI or any of its Subsidiaries constituting all or a portion of a Permitted Joint Venture Activity; and

                  (h) other dispositions of assets that do not have a Material Adverse Effect, provided that (i) the aggregate net book value of the assets to be sold plus the net book value of all other assets of the Borrowers and their Subsidiaries sold or otherwise disposed of under this clause (h) during the period of time from the Closing Date through the date of such sale does not, at the time of such sale or other disposition, exceed 15% of the Consolidated Total Assets of the Borrowers and their Subsidiaries, (ii) such assets are sold or otherwise disposed of in an arm's length transaction for fair market value (after giving effect to all tax benefits, if any, associated with such sale or other disposition), (iii) no Default or Event of Default exists or would result from such sale and (iv) before and after giving effect to such disposition, the Borrowers are in compliance with the Obligor Group Requirement.

         9.6. ACQUISITIONS. None of the Borrowers will, nor will permit any of its Subsidiaries to, enter into any stock or asset acquisitions (other than the acquisition of assets in the ordinary course of such Person's business, and Acquisitions permitted under ss. 9.3(i)) or become or agree to become a general or limited partner, joint venturer or member in any partnership, joint venture or limited liability company, as the case may be, provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, BGI or any of its Subsidiaries may own or create (a) any Subsidiary so long as both before and after giving effect thereto the Borrowers are in compliance with the Obligor Group Requirement or (b) any Joint Venture so long as any Investment with respect thereto would constitute a Permitted Joint Venture Activity.

         9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Borrowers will, nor will permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         9.8. MODIFICATIONS OF OTHER DOCUMENTS. None of the Borrowers will, nor will permit any of its Subsidiaries to, permit or otherwise consent to any amendment to or modification of any of the Kmart Agreements, the Existing Lease Credit Agreement, the Existing Lease Financing Guarantee, the Existing Participation Agreement, any Financed Lease or any other Operative Agreement (as defined in the Existing Lease Credit Agreement), the New Lease Loan Agreement, the New Lease Guaranty, the New Master Agreement, or any other Operative Agreement (as defined in the New Master Agreement) which could reasonably be expected to have a Material Adverse Effect, which would have the effect of materially increasing the obligations of or burdens on the Borrowers or any of their Subsidiaries thereunder or which would have the effect of shortening or deleting any notice or cure period provided for therein.

         9.9. EMPLOYEE BENEFIT PLANS. None of the Borrowers nor any ERISA Affiliate will:

         (a) engage in any "prohibited transaction" within the meaning of ss. 406 of ERISA or ss. 4975 of the Code which could result in a material liability for any of the Borrowers or any of its Subsidiaries; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss. 302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Borrowers or any of its Subsidiaries pursuant to ss. 302(f) or ss. 4068 of ERISA; or

         (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss. 307 of ERISA or ss. 401(a)(29) of the Code; or

         (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss. 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

         (f) permit or take any action which would contravene any Applicable Pension Legislation.

         9.10. BUSINESS ACTIVITIES. None of the Borrowers will, nor will permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than (a) with respect to the Borrowers, the businesses conducted by them on the Closing Date, substantially as conducted and operated by such Person as of such date and (b) with respect to any Subsidiary of a Borrower, substantially as conducted and operated by a Borrower on the Closing Date or in businesses reasonably incidental and complementary thereto.

         9.11. FISCAL YEAR. None of the Borrowers will, nor will permit any of it Subsidiaries to, change its Fiscal Quarter or change its Fiscal Year.

         9.12. TRANSACTIONS WITH AFFILIATES. None of the Borrowers will, nor will permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business and provided such transaction is not otherwise prohibited by this Credit Agreement.

         9.13. CHANGES IN GOVERNING DOCUMENTS. None of the Borrowers will, nor will permit any of its Subsidiaries to, amend in any respect its Governing Documents in the event such change would be adverse to the Lenders.

         9.14. INCONSISTENT AGREEMENTS. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain subject to any restriction on the ability of such Borrower or such Subsidiary to make dividends or distributions in cash or kind to such Borrower or such Subsidiary, to make loans, advances or other payments of whatsoever nature to such Borrower or such Subsidiary, or to make transfers or distributions of all or any part of its assets to such Borrower or such Subsidiary either in its Governing Documents or in any agreement or contract to which it is a party (other than restrictions in this Credit Agreement, the other Loan Documents, the Existing Lease Financing Guarantee and the New Master Agreement), nor shall any of them enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or could reasonably be expected to impose materially adverse conditions upon, the incurrence of the Obligations under the Loan Documents, any provisions of this Credit Agreement (including without limitation ss. 6 hereof) or the amending of any of the Loan Documents, (b) contains any provision which would be violated or breached by the making of Loans to any Borrower, the incurrence of Indebtedness by any Borrower hereunder, or by the performance by any Borrower or any of its Subsidiaries of any of its obligations under any Loan Document or (c) directly or indirectly prohibits any of the Borrowers or any of its Subsidiaries from creating, assuming or incurring any Lien securing the Obligations upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, other than
(i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under ss. 9.2, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business and (iii) restrictions in this Credit Agreement, the other Loan Documents, the Existing Lease Financing Guarantee, the New Master Agreement, the private placement offering permitted by ss. 9.1(l) and, with respect to the assets of Foreign Subsidiaries, agreements in respect of Indebtedness of Foreign Subsidiaries set forth on Schedule 9.1 hereto and agreements in respect of Indebtedness of Foreign Subsidiaries permitted under ss. 9.1(i).

                            10. FINANCIAL COVENANTS.

         Each of the Borrowers, jointly and severally, covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or
Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

         10.1. FIXED CHARGE COVERAGE RATIO. The Borrowers will not permit the Fixed Charge Coverage Ratio for any Fiscal Quarter ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:


                        Period                              Ratio
                        ------                              -----
                        FQ4 2001 - FQ4 2002                 1.6:1.0
                        FQ1 2003 - thereafter               1.7:1.0


         10.2. LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio at the end of any Fiscal Quarter to exceed 1.5:1.0.

         10.3. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit Consolidated Tangible Net Worth to be less than the sum of (a) $800,000,000 plus, (b) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each Fiscal Year subsequent to the Closing Date plus (c) one hundred percent (100%) of the proceeds of any sale by the Borrowers of (i) equity securities issued by any Borrower or (ii) warrants or subscription rights for equity securities issued by any Borrower.

         10.4. CAPITAL EXPENDITURES. The Borrowers will not make or permit any Subsidiary of a Borrower to make, Capital Expenditures in any Fiscal Year described in the table below that exceed, in the aggregate the amount set forth opposite such Fiscal Year in the table below:


                         Fiscal Year                            Amount
                         -----------                            ------
                         Fiscal Year 2002                       $150,000,000
                         Fiscal Year 2003                       $158,000,000
                         Fiscal Year 2004                       $148,000,000
                         Fiscal Year 2005                       $139,000,000


provided, however, that (a) in addition to the amounts described above, the Borrowers may increase Capital Expenditures during any Fiscal Year described in the table above by an amount equal to twenty-five percent (25%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year and (b) if during any Fiscal Year the amount of Capital Expenditures permitted under the table above and clause (a) hereof (the "Permitted Amount") for that Fiscal Year is not so utilized, the lesser of (i) one hundred percent (100%) of such unutilized amount and (ii) fifty percent (50%) of the Permitted Amount for that Fiscal Year may be utilized in the next succeeding Fiscal Year (prior to the Permitted Amount for such succeeding Fiscal Year being used) but not in any subsequent Fiscal Year.

                             11. CLOSING CONDITIONS.

         The obligations of the Lenders to make the initial Loans and of the Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such documents.

         11.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. Each of the Lenders shall have received from each of the Borrowers and each of their Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

         11.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by each of the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

         11.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from each of the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Borrower and such Subsidiary, each of the Loan Documents to which such Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         11.5. UCC SEARCH RESULTS. The Bank Agents shall have received the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions), indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Bank Agents.

         11.6. CERTIFICATES OF INSURANCE. The Bank Agents shall have received
(a) a certificate of insurance from an independent insurance broker dated as of the Closing

Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         11.7. SOLVENCY CERTIFICATE. Each of the Lenders shall have received an officer's certificate of the Borrowers dated as of the Closing Date as to the solvency of the Borrowers and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

         11.8. OPINION OF COUNSEL. Each of the Lenders, the Agents and the Issuing Bank shall have received a favorable legal opinion addressed to the Lenders, the Agents, and the Issuing Bank dated as of the Closing Date, in form and substance satisfactory to the Lenders, Agents and the Issuing Bank, from:

         (a) Dickinson Wright PLLC, counsel to the Borrowers and their Subsidiaries;

         (b) Thomas Carney, Esq., General Counsel to the Borrowers and their Subsidiaries; and

         (c) local counsel to the Borrowers and their Subsidiaries as applicable.

         11.9. PAYMENT OF FEES. The Borrowers shall have paid to the Lenders or the Bank Agents, as appropriate, the Fees pursuant to ss. ss. 4.6 and 5.1 and the fees and expenses of the Syndication Agent's Special Counsel.

         11.10. SYNTHETIC LEASE FACILITIES. Each of the Existing Synthetic Lease Facility Documents shall have been amended by the Omnibus Amendment and the Omnibus Amendment shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Syndication Agent. The Syndication Agent shall have received a fully executed copy of the Omnibus Amendment. The New Synthetic Lease Facility Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Syndication Agent. The Existing Synthetic Lease Facility shall have been amended such that the principal amount thereunder does not exceed $100,000,000.

         11.11. PAYOFF LETTER. The Bank Agents shall have received a payoff letter from PNC Bank, National Association, as the Administrative Agent under the Existing Credit Agreement, indicating the amount of the loan obligations of the Borrowers owing to the lenders under the Existing Credit Agreement, including letter of credit fees with respect to the Existing Letters of Credit of the Borrowers under the Existing Credit Agreement through the Closing Date.

         11.12. DISBURSEMENT INSTRUCTIONS. The Bank Agents shall have received an initial Revolving Credit Loan Request and disbursement instructions from the Borrowers, indicating how the proceeds of the Loans are to be disbursed, including that an amount equal to the aggregate loan obligations of the Borrowers to the lenders under the Existing Credit Agreement are to be paid to such lenders.

                        12. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Loan and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and any of their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrowers signed by an authorized officer of the Borrowers to such effect.

         12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

         12.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders, the Issuing Bank and to the Bank Agents and their counsel, and the Lenders, the Issuing Bank, the Bank Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank Agents may reasonably request.

         12.4. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         12.5. EXCHANGE LIMITATION. There exists no reason whatsoever, including, without limitation, by reason of the application of any so-called "currency exchange" laws or regulations (as in effect at the time of any proposed borrowing hereunder) which could reasonably be expected to interfere with the Borrowers satisfying any of their obligations hereunder in full at such time as such Obligations become due and payable pursuant to the terms hereof.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

         13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrowers or any of their Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within three (3) days following the date upon which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (c) any of the Borrowers shall fail to comply with any of its covenants contained in ss. ss. 8.1, 8.4, 8.5.1, the first sentence of 8.6, 8.12, 8.14, 8.15, 9 (other than 9.7 and 9.9) or 10;

         (d) any of the Borrowers or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss. 13.1) for thirty (30) days after written notice of such failure has been given to the Borrowers by either of the Bank Agents (such grace period to be applicable only in the event such Default can be remedied by corrective action of the Borrowers as determined by the Syndication Agent in its sole discretion);

         (e) any representation or warranty of any Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

         (f) any Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness with an aggregate outstanding principal amount in excess of $25,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness with an aggregate outstanding principal amount in excess of $25,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

         (g) any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or any of its Subsidiaries or of any substantial part of the assets of such Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to such Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Borrower or any of its Subsidiaries and such Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Subsidiary of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty days, whether or not consecutive, any final judgment against any Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against any Borrower or any of its Subsidiaries exceeds in the aggregate $25,000,000;

         (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (k) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $25,000,000, or any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $25,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss. 302(f)(1) of ERISA), provided that the Bank Agents determines in their reasonable discretion that such event (A) could be expected to result in liability of any Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $25,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

         (l) any Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days and such restraint or enjoinment or similar restriction by any Governmental Authority would have a Material Adverse Effect;

         (m) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

         (n) an Event of Default shall have occurred under the Kmart
Indemnity such that Kmart shall have the right thereunder to exercise the rights granted to it pursuant to Sections 3(c)(ii) or Sections 3(c)(iii) thereof in respect of more than two (2) Premises (as such term is defined therein);

         (o) any matured default shall have occurred under the Existing Lease Credit Agreement, the New Lease Loan Agreement or any Financed Lease, whether or not any obligations thereunder have been accelerated;

         (p) a Change of Control shall occur; or

         (q) BGI and its Subsidiaries at any time shall not be in compliance with the Obligor Group Requirement and such failure continues for thirty (30) days;

then, and in any such event, so long as the same may be continuing, either Bank Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in ss. ss. 13.1(g) or (h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

         13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss. 13.1(g) or ss. 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, either Bank Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any of the Borrowers or any of its Subsidiaries of any of the Obligations.

         13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss. 13.1, each Lender and the Issuing Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the any Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         13.4. JUDGMENT CURRENCY. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this ss. 13.4 called the "first currency") into any other currency (hereinafter in this ss. 13.4 called the "second currency"), then the conversion shall be made at the Exchange Rate at the Administrative Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to any Agent, the Issuing Bank or any Lender pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the Borrowers to pay to the Agents, the Issuing Bank and the Lenders any amount originally due to the Agents, the Issuing Bank and the Lenders in the first currency under this Credit Agreement only to the extent of the amount of the first currency which the Agents, the

Issuing Bank and each of the Lenders is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Agent's, the Issuing Bank and such Lender's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Agents, the Issuing Bank and the Lenders in the first currency under this Credit Agreement, the Borrowers hereby jointly and severally agree that they will indemnify each of the Agents, the Issuing Bank and each of the Lenders against and save each of the Agents, the Issuing Bank and each of the Lenders harmless from any shortfall so arising. This indemnity shall constitute a joint and several obligation of the Borrowers separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Agent, the Issuing Bank or any Lender under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by each such Agent, the Issuing Bank and each such Lender, as the case may be, and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this ss. 13.4 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

                                 14. THE AGENTS.

         14.1.  AUTHORIZATION.

         (a) Each Bank Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Bank Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by any Bank Agent.

         (b) The relationship between each Agent and each of the Lenders is that of an independent contractor. The use of the terms "Administrative Agent", "Syndication Agent", "Co-Syndication Agent" and "Co-Documentation Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each such Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any Agent and any of the Lenders.

         14.2. EMPLOYEES AND AGENTS. Each Bank Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each Bank Agent may utilize the services of such Persons as such Bank Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         14.3. NO LIABILITY. None of the Bank Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Bank Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         14.4.  NO REPRESENTATIONS.

                  14.4.1. GENERAL. None of the Bank Agents shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the any of the Borrowers or any of its Subsidiaries. None of the Bank Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. None of the Bank Agents has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of any of the Borrowers or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the any Bank Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss. 11, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by any Bank Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Syndication Agent active upon the Borrowers' account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Syndication Agent to such effect on or prior to the Closing Date.

         14.5. PAYMENTS.

                  14.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender or the Issuing Bank shall constitute a payment to such Lender or the Issuing Bank, as the case may be. The Administrative Agent agrees promptly to distribute to each Lender and the Issuing Bank such Lender's and the Issuing Bank's pro rata share of payments received by the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, except as otherwise expressly provided herein or in any of the other Loan Documents.

                  14.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  14.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or participate in any Swingline Loan or
         (b) to comply with the provisions of ss. 16.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         14.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         14.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless each Bank Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Bank Agent or such affiliate has not been reimbursed by the Borrowers as required by ss. 16.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Bank Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Bank Agent's willful misconduct or gross negligence.

         14.8. THE AGENTS AS LENDERS. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Syndication Agent. In its individual capacity, PNC shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent. Neither the Documentation Agent nor the Co-Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under the Credit Agreement in such capacity, other than those applicable to all Lenders as Lenders.

         14.9. RESIGNATION. Any of the Administrative Agent or the Syndication Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or Syndication Agent, as applicable. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent or Syndication Agent, as applicable, shall be reasonably acceptable to the Borrowers. If no successor Bank Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Bank Agent's giving of notice of resignation, then the retiring Bank Agent may, on behalf of the Lenders, appoint a successor Bank Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as an Bank Agent hereunder by a successor Bank Agent, such successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Bank Agent, and the retiring Bank Agent shall be discharged from its duties and obligations hereunder. After any retiring Bank Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Bank Agent.

         14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Bank Agent thereof. The Bank Agents hereby agree that upon receipt of any notice under this ss. 14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

                           15. SUCCESSORS AND ASSIGNS.

         15.1. GENERAL CONDITIONS. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(a) to an Eligible Assignee in accordance with the provisions of ss. 15.2, (b) by way of participation in accordance with the provisions of ss. 15.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of ss. 15.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants to the extent provided in ss. 15.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

         15.2. ASSIGNMENTS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (a) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Syndication Agent and, so long as no Default or Event of Default has occurred and is continuing, BGI otherwise consent (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (b) shall not apply to rights in respect of Competitive Bid Loans; and (c) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to ss. 15.3, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of ss. ss. 5.3.2, 5.7, 5.8, 5.10 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with ss. 15.4.

         15.3. REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         15.4. PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Agents, the Issuing Bank or the Swingline Lender sell participations to any Person (other than a natural person) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (a) such Lender's obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to ss. 15.5, the Borrowers agree that each Participant shall be entitled to the benefits of ss. 5.3.2, 5.7, 5.8 and 5.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ss. 15.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of ss. 16.1 as though it were a Lender, provided such Participant agrees to be subject to ss. 16.1 as though it were a Lender.

         15.5. PAYMENTS TO PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under ss. 5.3.2, 5.7 and 5.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of ss. 5.3.2 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with ss. 5.3.3 as though it were a Lender.

         15.6. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under ss. 4 of the Federal Reserve Act, 12 U.S.C.
ss. 341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrowers or Bank Agents hereunder.

         15.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss. 13.1 or ss. 13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the

Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss. 13.1 or ss. 13.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this ss. 15.7 shall not apply to an assignee Lender or participant which is also a Lender on the Closing Date or to an assignee Lender or participant which has disclosed to the other Lenders that it is an Affiliate of a Borrower and which, following such disclosure, has been excepted from the provisions of this ss. 15.7 in a writing signed by the Required Lenders determined without regard to the interest of such assignee Lender or transferor Lender, to the extent of such participation, in Loans or Reimbursement Obligations.

         15.8. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

         15.9. ASSIGNMENT TO SPECIAL PURPOSE FUNDING VEHICLE. Notwithstanding anything to the contrary contained in this ss. 15, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time delivered by the Granting Lender to the Bank Agents and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Credit Agreement, provided that (a) nothing herein shall constitute a commitment to make any Loan by any SPC, (b) the Granting Bank's obligations under this Credit Agreement shall remain unchanged, (c) the Granting

Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement and (d) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any expense reimbursement, indemnity or similar payment obligation under this Credit Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC and (ii) the Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this ss. 15.9, any SPC may (A) with notice to, but (except as specified below) without the prior written consent of, the Borrowers or the Bank Agents and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Syndication Agent and, so long as no Default or Event of Default has occurred and is continuing, BGI, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (B) disclose on a confidential basis any non-public information relating to its Loans (other than financial statements referred to in ss. 7.4 or 8.4) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrowers be obligated to pay to an SPC that has made a Loan any greater amount than the Borrowers would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Loan. An amendment to this ss. 15.9 without the written consent of an SPC shall be ineffective insofar as it alters the rights and obligations of such SPC.

                     16. PROVISIONS OF GENERAL APPLICATION.

         16.1. SETOFF. The Borrowers hereby grant to each Agent, the Issuing Bank and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to each Agent, the Issuing Bank and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Agent, the Issuing Bank or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to any Borrower and any securities or other property of any Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any Borrower to such Lender. Each Borrower hereby grants to the Issuing Bank a security interest in all goods, documents, instruments and accounts which shall come into the possession or control of the Issuing Bank, any of the Issuing Bank's correspondents, or any Borrower, or in which any Borrower may acquire an interest and the proceeds thereof as the result of opening or in connection with any transaction under any Letter of Credit, as security for (a) all payments made or to be made by the Issuing Bank or its correspondents under such Letter of Credit, (b) any interest, commission or other customary charges in relation to such Letter of Credit and (c) any other obligations of any Borrower to the Issuing Bank under this Credit Agreement. Upon any default by the Borrowers in any of the undertakings set forth in this Credit Agreement in respect of the Letters of Credit, the Issuing Bank is authorized to sell any or all such goods or documents at public or private sale and exercise any and all other rights as a secured creditor under the provisions of the Uniform Commercial Code of the Commonwealth of Massachusetts or any similar statute. Any legal requirement that the Issuing Bank must give the Borrowers reasonable notice of any proposed sale or disposition of the goods or documents shall be met if such notice is given to the Borrowers at least five (5) days before the time of such sale or disposition. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agree with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of any Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (ii) if such Lender shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against any Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         16.2. EXPENSES. The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(b) any taxes (including any interest and penalties in respect thereto) payable by any Agent, the Issuing Bank or any of the Lenders (other than taxes based upon any Agent's, the Issuing Bank's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby jointly and severally agreeing to indemnify the Agents, the Issuing Bank and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Syndication Agent's Special Counsel, the Administrative Agent's counsel or any local counsel to the Bank Agents incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Bank Agents or any of their affiliates incurred by the Bank Agents or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal and examination charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender, the Issuing Bank or any Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by any Lender, the Issuing Bank or any Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, the Issuing Bank's or any Agent's relationship with any Borrower or any of their Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Lender, the Issuing Bank or any Agent incurred in connection with UCC searches. The covenants contained in this ss. 16.2 shall survive payment or satisfaction in full of all other obligations.

         16.3. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless each Agent, its affiliates, the Issuing Bank and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by any of the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with any of the Borrowers or any of their Subsidiaries or in connection with the provisional honoring of funds transfers, checks or other items, (c) any of the

Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to any of the Borrowers and any of their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders, the Issuing Bank and each Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of any Borrower under this ss. 16.3 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss. 16.3 shall survive payment or satisfaction in full of all other Obligations.

         16.4.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                  16.4.1. CONFIDENTIALITY. Each of the Lenders, the Agents, and the Issuing Bank agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Borrower or any of their Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders, the Issuing Bank or the Agents, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss. 16.4, or becomes available to any of the Lenders, the Issuing Bank or the Agents on a nonconfidential basis from a source other than the Borrowers, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, the Issuing Bank or the Agents, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or any Agent, or to auditors or accountants, (e) to any Agent, any Lender, the Issuing Bank or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Issuing Bank, the Agents or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of any Agent or Issuing Bank, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of ss. 16.4 or (i) with the consent of the Borrowers. Moreover, each of the Agents, the Issuing Bank, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrowers to refer to any of the Borrowers and their Subsidiaries in connection with any advertising, promotion or marketing undertaken by such Agent, such Lender, the Issuing Bank or such Financial Affiliate and, for such purpose, such Agent, the Issuing Bank, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrowers or any of their Subsidiaries or any of their businesses.

                  16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders, the Issuing Bank and the Agents shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

                  16.4.3. OTHER. In no event shall any Lender, the Issuing Bank or any Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by any Borrower or any of their Subsidiaries. The obligations of each Lender under this ss. 16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

         16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Borrower or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders, the Agents, the Issuing Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender, any Agent or the Issuing Bank at any time by or on behalf of any of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

         16.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing (which includes by setting forth such notice or other communication on a site on the World Wide Web (a "Website Posting") if notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this ss. 16.6) and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrowers, at 100 Phoenix Drive, Ann Arbor, Michigan USA 48108, Attention: Edward W. Wilhelm, Senior Vice President and Chief Financial Officer, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

         (b) if to the Syndication Agent or the Issuing Bank, at 100
Federal Street, Boston, Massachusetts 02110, USA, Attention: Kathleen Dimock, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

         (c) if to the Administrative Agent or the Swingline Lender, at 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, Attention: Philip Liebscher and Lisa Pierce, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

         (d) if to any Lender, at such Lender's address set forth on
Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile,
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof, and (iii) if delivered by a Website Posting, upon delivery of a notice or other communication of such posting (including the information necessary to access such site) by another means set forth in this ss. 16.6. Any notice or other communication to be made hereunder or under the Notes or any Letter of Credit Applications, even if otherwise required to be in writing under other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications.

         16.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN
SS. 16.6. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         16.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         16.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

         16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss. 16.12.

         16.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE

PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Lender, the Issuing Bank or any Agent has represented, expressly or otherwise, that such Lender, the Issuing Bank or such Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that each Agent, the Issuing Bank and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

         16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

         (a) without the written consent of the Borrowers and each Lender directly affected thereby:

                           (i) reduce or forgive the principal amount of any
                  Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Facility Fee, Utilization Fee or Letter of Credit Fees (other than interest accruing pursuant to ss. 5.11.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

                           (ii) increase the amount of such Lender's Commitment
                  or extend the expiration date of such Lender's Commitment;

                           (iii) postpone or extend the Maturity Date or any
                  other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to ss. 5.11.2, and (B) any vote to rescind any acceleration made pursuant to ss. 13.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

                           (iv) other than pursuant to a transaction permitted
                  by the terms of this Credit Agreement, release all or substantially all of the Guarantors from their guaranty obligations;

         (b) without the written consent of all of the Lenders, amend or waive this ss. 16.12 or the definitioN of Required Lenders (it being understood that the addition of one or more additional credit facilities, the allowance of the credit extensions, interest and fees thereunder to share ratably or on a subordinated basis with the Loans, Letters of Credit, interest and Fees in the benefits of the Loan Documents and the inclusion of the holders of such facilities in the determination of Required Lenders shall require only the approval of the Required Lenders);

         (c) without the written consent of the applicable Bank Agent, amend or waive ss. 14, the amount oR time of payment of such Bank Agent's fee payable for such Bank Agent's account or any other provision applicable to such Bank Agent;

         (d) without the written consent of the Issuing Bank, amend or waive, the amount or time of payment of any Letter of Credit Fees or other fees payable for the Issuing Bank's account or any other provision applicable to the Issuing Bank; or

         (e) without the written consent of the Swingline Lender amend or waive any provision applicable to the Swingline Lender.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent, the Issuing Bank or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         16.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                     BORDERS GROUP, INC.



                                     By: /s/ Edward W. Wilhelm
                                        --------------------------------------
                                              Name:  Edward W. Wilhelm
                                              Title: Senior Vice President &
                                                     Chief Financial Officer

                                     BORDERS, INC.
                                     WALDEN BOOK COMPANY, INC.



                                     By: /s/ Edward W. Wilhelm
                                        --------------------------------------
                                              Name:  Edward W. Wilhelm
                                              Title: Senior Vice President &
                                                     Treasurer


                                     BGP (UK) LIMITED
                                     BORDERS (UK) LIMITED



                                     By: /s/ Edward W. Wilhelm
                                        --------------------------------------
                                              Name:  Edward W. Wilhelm
                                              Title: Director


                                     BORDERS AUSTRALIA PTY LTD



                                     By: /s/ Edward W. Wilhelm
                                        --------------------------------------
                                              Name:  Edward W. Wilhelm
                                              Title: Director



                                     By:
                                        --------------------------------------
                                              Name:
                                              Title:  Director

                                     FLEET NATIONAL BANK, individually
                                     and as Syndication Agent and Issuing Bank



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     PNC BANK, NATIONAL ASSOCIATION,
                                     individually   and  as Administrative Agent
                                     and Swingline Lender



                                     By:      ____________________________
                                              Name:
                                              Title:



                                     BANK ONE, NA, (MAIN OFFICE CHICAGO)
                                     individually and as Documentation Agent



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     WACHOVIA BANK,
                                     NATIONAL ASSOCIATION
                                     individually and as Co-Syndication Agent



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     COMERICA BANK



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     SUNTRUST BANK



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     KEYBANK NATIONAL ASSOCIATION



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     UNION BANK OF CALIFORNIA, N.A.



                                     By:      ______________________________
                                              Name:
                                              Title:

                                     U.S. BANK NATIONAL ASSOCIATION



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     NATIONAL CITY BANK



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     FIFTH THIRD BANK, EASTERN MICHIGAN



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     THE BANK OF NEW YORK



                                     By:      ______________________________
                                              Name:
                                              Title:


                                     FIRST HAWAIIAN BANK



                                     By:      ______________________________
                                              Name:
                                              Title:

                                     FORTIS PROJECT FINANCE LTD



                                     By:      ______________________________
                                              Name:
                                              Title:



FOR PURPOSES OF SS. 6 HEREOF:

PLANET MUSIC, INC.
BORDERS PROPERTIES, INC.
WALDENBOOKS PROPERTIES, INC.
BORDERS OUTLET, INC.
BORDERS FULFILLMENT, INC.
THE LIBRARY, LTD.
BORDERS ONLINE, INC.



By: /s/ Edward W. Wilhelm
   ------------------------------
   Name:  Edward W. Wilhelm
   Title: Senior Vice President &
          Treasurer


BORDERS ONLINE, LLC

By:  BORDERS, INC., its Sole Member



By: /s/ Edward W. Wilhelm
   ------------------------------
   Name:  Edward W. Wilhelm
   Title: Senior Vice President &
          Treasurer

                                                                     EXHIBIT A-1

                            FORM OF CO-BORROWER NOTE

$________                                                           June 21,2002


         FOR VALUE RECEIVED, the undersigned BORDERS GROUP, INC., a Michigan corporation, BORDERS, INC., a Colorado corporation, WALDEN BOOK COMPANY, INC., a Colorado corporation, and BGP (UK) LIMITED, a company with limited liability organized under the laws of England (each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), hereby jointly and severally promise to pay to the order of [INSERT NAME OF LENDER], a [____] (the "Lender") at the Administrative Agent's Office:

                  (a) prior to or on the Maturity Date the principal amount of [_____ DOLLARS ($_____ )] or, if less, the aggregate unpaid principal amount of Co-Borrower Loans advanced by the Lender to the Co-Borrowers pursuant to the Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the "Credit Agreement"), among the Co-Borrowers, the Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Co-Borrower Note (this "Note") evidences borrowings under and has been issued by the Co-Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of each of the Co-Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         Each Co-Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Co-Borrower Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Co-Borrower Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Co-Borrower Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Co-Borrower Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Co-Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         Each of the Co-Borrowers has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Each of the Co-Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH OF THE CO-BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE CO-BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS. 316.6 OF THE CREDIT AGREEMENT. EACH OF THE CO-BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Co-Borrower Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]
                                BORDERS GROUP, INC.



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Senior Vice President & Chief
                                              Financial Officer


                                BORDERS, INC.
                                WALDEN BOOK COMPANY, INC.



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Senior Vice President & Treasurer




                                BGP (UK) LIMITED



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Director


             Amount
             of Co-           Amount of          Balance of
            Borrower       Principal Paid         Principal        Notation
Date          Loan           or Prepaid             Unpaid         Made By:



                                                                     EXHIBIT A-2
                            FORM OF AUSTRALIAN NOTE
$_________                                                          June 21,2002

         FOR VALUE RECEIVED, the undersigned BORDERS AUSTRALIA PTY LTD a company organized under the laws of Australia (the "Australian Borrower") hereby promises to pay to the order of [INSERT NAME OF LENDER], a [____] ("Lender") at the Administrative Agent's Office:

                  (a) prior to or on the Maturity Date the principal amount of, if prior to the SunTrust Increase Date, [[_______DOLLARS ($____)] and, if on or after the SunTrust Increase Date, [[_______DOLLARS ($____)] or, if less, the aggregate unpaid principal amount of all Australian Loans advanced by the Lender to the Australian Borrower pursuant to the Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the "Credit Agreement"), among the Australian Borrower, the Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Australian Note (this "Note") evidences borrowings under and has been issued by the Australian Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of each of the Australian Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          The Australian Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Australian Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Australian Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Australian Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Australian Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Australian Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Australian Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Australian Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE AUSTRALIAN BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE AUSTRALIAN BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN 916.6 OF THE CREDIT AGREEMENT. THE AUSTRALIAN BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Australian Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

 [Corporate Seal]
                                BORDERS AUSTRALIA PTY LTD


                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                        Name: Edward W. Wilhelm
                                        Title: Director





                                By:
                                   ---------------------------------------------
                                       Name:
                                       Title: Director


                Amount              Amount of          Balance of
            of Australian        Principal Paid         Principal       Notation
Date            Loan               or Prepaid            Unpaid          Made By:



                                                                     EXHIBIT A-3
                                FORM OF UK NOTE
$________                                                           June 21,2002

         FOR VALUE RECEIVED, the undersigned BORDERS (UK) LIMITED a company with limited liability organized under the laws of England (the "UK Borrower") hereby promises to pay to the order of [INSERT NAME OF LENDER], a [____] (the "Lender") at the Administrative Agent's Office:

                  (a) prior to or on the Maturity Date the principal amount of, if prior to the SunTrust Increase Date, [ _________ DOLLARS ($________)] and, if on or after the SunTrust Increase Date, [____________ DOLLARS ($_______)] or, if less, the aggregate unpaid principal amount of UK Loans advanced by the Lender to the UK Borrower pursuant to the Multicurrency Revolving Credit Agreement dated as of June 21,2002 (as amended and in effect from time to time, the "Credit Agreement"), among the UK Borrower, the Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This UK Note (this "Note") evidences borrowings under and has been issued by the UK Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the UK Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          The UK Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any UK Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such UK Loan or (as the case may be) the receipt of such payment. The outstanding amount of the UK Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any UK Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the UK Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The UK Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The UK Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE UK BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE UK BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS. 516.6 OF THE CREDIT AGREEMENT. THE UK BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE
TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT
IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this UK Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

 [Corporate Seal]

                                BORDERS (UK) LIMITED



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                        Name: Edward W. Wilhelm
                                        Title: Director


            Amount           Amount of           Balance of
            of UK         Principal Paid         Principal         Notation
Date        Loan            or Prepaid             Unpaid          Made By:



                                                                     EXHIBIT A-4
                          FORM OF COMPETITIVE BID NOTE
$75,000,000.00                                                      June 21,2002

         FOR VALUE RECEIVED, the undersigned BORDERS GROUP, INC., a Michigan corporation, BORDERS, INC., a Colorado corporation, WALDEN BOOK COMPANY, INC., a Colorado corporation and BGP (UK) LIMITED, a company with limited liability organized under the laws of England (each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), hereby jointly and severally promise to pay to the order of [INSERT NAME OF LENDER] a [___________] (the "Lender") at the Administrative Agent's Office at the times and in accordance with the terms and conditions specified in the Credit Agreement (as defined below) but in no event later than the Maturity Date, the principal amount of SEVENTY-FIVE MILLION DOLLARS AND 00/100 ($75,000,000.00) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Lender to the Co-Borrowers pursuant to the Multicurrency Revolving Credit Agreement, dated as of June 21, 2002 (the "Credit Agreement"), among the Co-Borrowers, the Lender and the other parties thereto. The Co-Borrowers also jointly and severally promise to pay to the order of the Lender interest on the principal balance hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

         This Competitive Bid Note evidences borrowings under and has been issued by the Co-Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreements of each of the Co-Borrowers contained therein, including without limitation the Co-Borrowers' joint and several promise to repay each Competitive Bid Loan advanced hereunder on the last day of the applicable Interest Period with respect thereto. All capitalized terms used in this Competitive Bid Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Lender shall, and is hereby irrevocably authorized by each of the Co-Borrowers to, endorse on the schedule attached to this Competitive Bid Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Competitive Bid Note, provided that failure by the Lender to make any such notations shall not affect obligations of the Co-Borrowers in respect of this Competitive Bid Note.

          Each of the Co-Borrowers has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Competitive Bid Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Competitive Bid Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Each of the Co-Borrowers and every endorser and guarantor of this Competitive Bid Note, or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH OF THE CO-BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE CO-BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS. 16.6 OF THE CREDIT AGREEMENT. EACH OF THE CO-BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Competitive Bid Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned has caused this Competitive Bid Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.


                                BORDERS GROUP, INC.



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Senior Vice President & Chief
                                              Financial Officer


                                BORDERS, INC.
                                WALDEN BOOK COMPANY, INC.



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Senior Vice President & Treasurer




                                BGP (UK) LIMITED



                                By: /s/ Edward W. Wilhelm
                                   ---------------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Director

                                               Amount of
             Amount of                         Principal        Balance of
            Competitive        Interest         Paid or          Principal       Notation
Date         Bid Loan            Rate           Prepaid           Unpaid         Made By


                                                                     EXHIBIT A-5
                             FORM OF SWINGLINE NOTE
$________                                                           June 21,2002


         FOR VALUE RECEIVED, the undersigned BORDERS GROUP, INC., a Michigan corporation, BORDERS, INC., a Colorado corporation, WALDEN BOOK COMPANY, INC., a Colorado corporation, and BGP (UK) LIMITED, a company with limited liability organized under the laws of England (each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), hereby jointly and severally promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Swingline Lender") at the Administrative Agent's Office:

                  (a) prior to or on the Swingline Expiry Date the principal amount of [ _____________ DOLLARS ($_____________)] or, if less, the aggregate unpaid principal amount of all Swingline Loans advanced by the Swingline Lender to the Co-Borrowers pursuant to the Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the "Credit Agreement"), among the Co-Borrowers, the Swingline Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Swingline Note (this "Note") evidences borrowings under and has been issued by the Co-Borrowers in accordance with the terms of the Credit Agreement. The Swingline Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of each of the Co-Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          Each Co-Borrower irrevocably authorizes the Swingline Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swingline Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Swingline
Lender with respect to any Swingline Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Co-Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         Each of the Co-Borrowers has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Swingline Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Swingline Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Each of the Co-Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH OF THE CO-BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE CO-BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NON EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN 516.6 OF THE CREDIT AGREEMENT. EACH OF THE CO-BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Swingline Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

 [Corporate Seal]

                                BORDERS GROUP, INC.



                                By: /s/ Edward W. Wilhelm
                                    -----------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Senior Vice President & Chief
                                              Financial Officer


                                BORDERS, INC.
                                WALDEN BOOK COMPANY, INC.



                                By: /s/ Edward W. Wilhelm
                                    -----------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Senior Vice President & Treasurer




                                BGP (UK) LIMITED



                                By: /s/ Edward W. Wilhelm
                                    -----------------------------------------
                                       Name: Edward W. Wilhelm
                                       Title: Director

                                Amount of
             Amount of          Principal        Balance of
             Swingline           Paid or          Principal       Notation
Date           Loan              Prepaid           Unpaid         Made By:


                                                                     EXHIBIT B-1

                     FORM OF COMPETITIVE BID QUOTE REQUEST

                                                                          [DATE]

To: PNC Bank, National Association, as Administrative Agent (the "Administrative Agent")

From:            BORDERS GROUP, INC., BORDERS, INC., WALDEN BOOK COMPANY, INC.
                 and BGP (UK) LIMITED (each individually, a "Co-Borrower" and collectively, the "Co-Borrowers")

Re: Multicurrency Revolving Credit Agreement (the "Credit Agreement") dated as of June 21, 2002, among the Co-Borrowers, Borders (UK) Limited, Borders Australia Pty Ltd the Lenders party thereto, Fleet National Bank, as syndication agent for itself and such other Lenders, Wachovia Bank, National Association, as co-syndication agent for itself and such other Lenders, Bank One, NA (Main Office Chicago), as documentation agent for itself and such other Lenders and the Administrative Agent

         We hereby give notice pursuant to 52.4.1.2 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid
Loan:

Principal Amount*:
                                     ----------------------

Drawdown Date**:
                                     ----------------------

Type of Competitive Bid Loan:
                                     ----------------------

Interest Period***:
                                     ----------------------

Maturity Date****:
                                     ----------------------

         Such Competitive Bid Quotes should offer a Competitive Bid Rate.

         Terms used herein have the meanings assigned to them in the Credit Agreement.

* Stated in Dollars, the amount must be $5,000,000 minimum, or any greater integral multiple of $1,000,000; maximum of one amount may be requested in a single Competitive Bid Quote Request.

** If a Eurocurrency Competitive Loan, not sooner than four Business Days from the date hereof; if Fixed Rate Competitive Loan, not sooner than one Business Day from the date hereof.

*** From 7 to 90 days; a maximum of one Interest may be requested in a single Period Competitive Bid Quote Request.

****     Last day of Interest Period, but in no event later than the Maturity
         Date.


                                          BORDERS GROUP, INC.

                                          By: /s/ Edward W. Wilhelm
                                             -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President & Chief
                                                Financial Officer

                                          BORDERS, INC.

                                          By: /s/ Edward W. Wilhelm
                                             -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President &
                                                Treasurer

                                          WALDEN BOOK COMPANY, INC.

                                          By: /s/ Edward W. Wilhelm
                                             -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President &
                                                Treasurer

                                          BGP (UK) LIMITED

                                          By: /s/ Edward W. Wilhelm
                                             -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Director

                                                                     EXHIBIT B-2

                 FORM OF INVITATION FOR COMPETITIVE BID QUOTES

From: PNC BANK, NATIONAL ASSOCIATION
      AGENCY SERVICES

Fax:  412-762-8672            Phone:       412-762-6439

To:
      -----------------

Date:
      -----------------
Fax:
      -----------------

Re:         BORDERS GROUP, INC
            Customer                               Facility
                    ----------                              ----------


                  Bid Request Number
                                            ------
                  Request Date
                                            ------
                  Base Rate Code
                                            ------
                  Amount Requested
                                            ------
                  Days in the Term
                                            ------

FUNDING DATE:             (PERIOD          TO        ) PAYOFF ON        .
             ----------           ------       ------            ------
Participants replies must be received by 10:00:00 on      . Administrative Agent
                                                    -----
reply must be received by one hour earlier.

Please call LESLIE CHETOKA at 412-762-6439 if you have any questions.

Best Regards,
LESLIE CHETOKA
Agency Services Administrator




                                                                     MBIDREQUEST

                                                                     EXHIBIT B-3

                         FORM OF COMPETITIVE BID QUOTE

PNC BANK, NATIONAL ASSOCIATION,
 as Administrative Agent
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Attention:

         Re: Competitive Bid Quote to BORDERS GROUP, INC., BORDERS, INC., WALDEN BOOK COMPANY, INC. and BGP (UK) LIMITED (each individually a "Co-Borrower" and collectively, the "Co-Borrowers")


         In response to your invitation on behalf of the Co-Borrowers dated

                    20    we hereby make the following Competitive Bid Quote(s)
-----------  ------,  ---
on the following terms:

1.      Quoting Lender:
                        ------------------------------------------------------

2.      Person to contact at quoting Lender:
                                             ---------------------------------

3. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, of the following Type, for the following Interest Periods and at the following rates:

a .     Principal Amount*:
                                          --------------------

        Drawdown Date**:
                                          --------------------

        Type of Competitive Bid Loan:
                                          --------------------

        Interest Period**:
                                          --------------------

        Maturity Date****:
                                          --------------------

        Competitive Bid Rate*****:
                                          --------------------

b.      Principal Amount:
                                          --------------------

        Drawdown Date:
                                          --------------------

        Type of Competitive Bid Loan:
                                          --------------------

        Interest Period:
                                          --------------------

        Maturity Date:
                                          --------------------

          Competitive Bid Rate:
                                          --------------------

4.      Aggregate Principal Amount:      $
                                          --------------------

* Dollar Equivalent of principal amount bid for each Interest Period may be greater than the Commitment of the quoting Lender but may not exceed the lesser of the Total Commitment and the Competitive Bid Sublimit nor the aggregate principal amount of Competitive Bid Loans for which offers were requested. Bids must be made for $5,000,000 or any larger multiple of $1,000,000.
** If a Eurocurrency Competitive Loan, not sooner than three Business Days from the date hereof.
*** From 7 to 90 days, as specified in the related Invitation for Competitive Bid Quotes.
****     Last day of Interest Period, but in no event later than the Maturity
         Date.
***** Specify rate of interest per annum (rounded to the nearest 1/1,000th of 1%) for each applicable Interest Period.

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Multicurrency Credit Agreement dated as of June 21, 2002, among the Co-Borrowers, Borders (UK) Limited, Borders Australia Pty Ltd, the Lenders party thereto, PNC Bank, National Association, as administrative agent for itself and such other Lenders, Fleet National Bank, as syndication agent for itself and such other Lenders, Wachovia Bank, National Association, as co-syndication agent for itself and such other Lenders and Bank One, NA (Main Office Chicago), as documentation agent for itself and such other Lenders, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted in whole or in part by the Co-Borrowers.

                                             Very truly yours,

                                             [NAME OF LENDER]

Dated:                                        By:
       -------------------------                 -----------------------------
                                                   Authorized Officer

                                                                     EXHIBIT B-4

                  FORM OF NOTICE OF COMPETITIVE BID BORROWING

PNC BANK, NATIONAL ASSOCIATION,
 as Administrative Agent
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Attention:

         Re: Multicurrency Revolving Credit Agreement (the "Credit Agreement") dated as of June 21, 2002 among Borders Group, Inc., Borders, Inc., Walden Book Company, Inc. and BGP (UK) Limited (each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), Borders (UK) Limited, Borders Australia Pty Ltd, the Lenders party thereto, PNC Bank, National Association, as administrative agent for itself and such other Lenders, Fleet National Bank, as syndication agent for itself and such other Lenders, Wachovia Bank, National Association, as co-syndication agent for itself and such other Lenders and Bank One, NA (Main Office Chicago), as documentation agent for itself and such other Lenders

         We hereby give notice pursuant to ss. 2.4.1.6 of the Credit Agreement of our acceptance of the following Competitive Bid Quote(s):

1.      Lender:
                ---------------------------------------------------

2. In the following principal amounts, of the following Type, for the following Interest Periods and at the following rates:

a .       Principal Amount*:
                                          --------------------

          Drawdown Date**:
                                          --------------------

          Type of Competitive Bid Loan:
                                          --------------------

          Interest Period***:
                                          --------------------

          Maturity Date****:
                                          --------------------

          Competitive Bid Rate*****:
                                          --------------------

b.         Principal Amount:
                                          --------------------

           Drawdown Date:
                                          --------------------

           Type of Competitive Bid Loan:
                                          --------------------

           Interest Period:
                                          --------------------

           Maturity Date:
                                          --------------------

           Competitive Bid Rate:
                                          --------------------

[Repeat for each Lender as necessary]



3. The Aggregate Principal Amount for each Type of Competitive Bid Loan and Interest Period is:


Type of                        Interest                Aggregate
Competitive Bid Loan            Period              Principal Amount
--------------------            ------              ----------------
                                                    $
                                                    $




                 [Remainder of page intentionally left blank.]

4. We hereby certify that (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Credit Loans, Competitive Bid Loans, and Swingline Loans plus the LC Exposure on today's date is $ , (b) we will use the proceeds of the requested Competitive Bid Loan in accordance with the provisions of the Credit Agreement, (c) each of the representations and warranties contained in the Credit Agreement or in any other Loan Document delivered pursuant to or in connection with the Credit Agreement was true and correct as of the date as of which it was made and is true and correct at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and
         (d) no Default or Event of Default has occurred and is continuing.


* Stated in Dollars, the amount must be $5,000,000 minimum, or any greater integral multiple of $1,000,000; maximum of one amount may be specified.
** If a Eurocurrency Competitive Loan, not sooner than three Business Days from the date hereof.
***      From 7 to 90 days; a maximum of one Interest Period may be specified.
****     Last day of Interest Period, but in no event later than the Maturity
         Date.
***** Specify rate of interest per annum (rounded to the nearest 1/1,000th of 1%) for each applicable Interest Period.



                  [Remainder of page intentionally left blank.]

                                          Very truly yours,

                                          BORDERS GROUP, INC.
Dated:                                   By:
       -------------------------            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President & Chief
                                                Financial Officer


                                          BORDERS, INC.
                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President &
                                                Treasurer

                                          WALDEN BOOK COMPANY, INC.
                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President &
                                                Treasurer

                                          BGP (UK) LIMITED
                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Director

                                                                      EXHIBIT  C


                     FORM OF REVOLVING CREDIT LOAN REQUEST

                             _________ ____, ______

PNC Bank, National Association
 as Administrative Agent
249 Fifth Avenue
Pittsburgh, Pennsylvania 152222-2707

         Re: [REVOLVING CREDIT LOAN] [CONVERSION] [CONTINUATION] REQUEST UNDER MULTICURRENCY REVOLVING CREDIT AGREEMENT, DATED AS OF
                               ,2002
                ---------------

Ladies and Gentlemen:

         Reference is hereby made to that certain Multicurrency Revolving Credit Agreement, dated as of June 21, 2002 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Borders Group, Inc., Borders, Inc., Walden Book Company, Inc., BGP (UK) Limited, Borders (UK) Limited and Borders Australia Pty Ltd (each individually a "Borrower" and collectively, the "Borrowers"), the lending institutions listed on Schedule 1 thereto, PNC Bank, National Association, as administrative agent for itself and such other lending institutions, Fleet National Bank, as syndication agent for itself and such other lending institutions, Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago), as documentation agent for itself and such other lending institutions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         [Pursuant to ss. 2.1.2 of the Credit Agreement, the undersigned Borrowers hereby request that a [Co-Borrower] [UK] [Australian] Loan denominated in Dollars consisting of a [Base Rate Loan in the principal amount of $________] [Eurocurrency Rate Loan in the principal amount of $________ with an Interest Period commencing on ________ and maturing on __________ be made on ____________ __, ____.]]1

         [Pursuant to ss. 2.1.2 and 2.10.1 of the Credit Agreement, the undersigned Borrowers hereby request that a [Co-Borrower] [UK] [Australian] Loan denominated in [Optional Currency] consisting of a Eurocurrency Rate Loan in the principal amount of $___________ with an Interest Period commencing on ____________ and maturing on __________ be made on ____________ __, ____.]2

         [Pursuant to ss. 2.8 of the Credit Agreement, the undersigned Borrowers hereby request that [Co-Borrower] [UK] [Australian] Loans denominated in Dollars in the amount of $__________ which are currently [Base][Eurocurrency] Rate
Loans be [converted to] [continued as] [Base Rate Loans] [Eurocurrency Rate Loans with an Interest Period of [7 days] [14 days][[l][2][3][6] months] on ____________ __, ____.]3


         The undersigned Borrowers understand that this request is irrevocable and binding on the Borrowers and obligates the Borrowers to accept the requested Revolving Credit Loan on such date. This Loan Request constitutes a certification that the conditions precedent set forth in [ss. 11 and (4) ss. 12 of the Credit Agreement to the making of the Revolving Credit Loans requested hereby have been satisfied as of the date hereof.

         The undersigned Borrowers hereby certify that (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Credit Loans, Competitive Bid Loans, and Swingline Loans plus the LC Exposure on today's date is $ , (b) the Dollar Equivalent of the aggregate outstanding principal amount of all UK Loans, Australian Loans and the LC Exposure in respect of Letters of Credit issued for the account of the UK Borrower or the Australian Borrower on today's date is $ , (c) the proceeds of the requested Revolving Credit Loan will be used in accordance with the provisions of the Credit Agreement, (d) each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection therewith was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (e) no Default or Event of Default has occurred and is continuing.



(1) This language is to be used in case of any request for Revolving Credit Loans denominated in Dollars pursuant to ss. 2.1.2 of the Credit Agreement.
(2) This language is to be used in case of any request for Revolving Credit Loans denominated in an Optional Currency pursuant to ss. 2.1.2 and ss. 2.10.1 of the Credit Agreement.
(3) This language is to be used in case of any request to convert or continue a Revolving Credit Loan pursuant to ss. 2.8 of the Credit Agreement.
(4) Denotes language to be included only in the request for the initial Revolving Credit Loans.

                 [Remainder of page intentionally left blank.]

                                          Very truly yours,

                                          BORDERS GROUP, INC.*

                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President & Chief
                                                Financial Officer

                                          BORDERS, INC.*



                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President &
                                                Treasurer

                                          WALDEN BOOK COMPANY, INC.*



                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President &
                                                Treasurer

                                          BGP (UK) LIMITED*



                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Director

                                          BORDERS (UK) LIMITED**



                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Director

                                          BORDERS AUSTRALIA PTY LTD***


                                          By:
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Director


* In the case of Co-Borrower Loans Only
** In the case of UK Loans Only
*** In the case of Australian Loans Only

                                                                       EXHIBIT D

                                     FORM OF
                             SWINGLINE LOAN REQUEST


PNC Bank, National Association
 as Administrative Agent
 and Swingline Lender
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Ladies and Gentlemen:

         In accordance with ss. 2.5.1 of that certain Multicurrency Revolving Credit Agreement dated as of June 21, 2002, among Borders Group, Inc., Borders, Inc., Walden Book Company, Inc., BGP (UK) Limited (each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), Borders (UK) Limited and Borders Australia Pty Ltd the lending institutions listed on Schedule 1 thereto, PNC Bank, National Association, as administrative agent for itself and such other lending institutions, Fleet National Bank, as syndication agent for itself and such other lending institutions, Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago), as documentation agent for itself and such other lending institutions (as amended and in effect from time to time, the "Credit Agreement"), notice is hereby given of our intention to borrow a Swingline Loan, in the principal amount of [$ ]*, on [Drawdown Date].

         The undersigned Co-Borrowers hereby certify (a) that the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Credit Loans, Competitive Bid Loans, and Swingline Loans plus the LC Exposure on today's date is $ , (b) that the proceeds of the requested Swingline Loan will be used in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection therewith was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.



                                          Very truly yours,

                                          BORDERS GROUP, INC.




                                          By: /s/ Edward W. Wilhelm
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Senior Vice President & Chief
                                                   Financial Officer

                                          BORDERS, INC.



                                          By: /s/ Edward W. Wilhelm
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title:  Senior Vice President &
                                                  Treasurer

                                          WALDEN BOOK COMPANY, INC.



                                          By: /s/ Edward W. Wilhelm
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title:  Senior Vice President &
                                                  Treasurer


                                          BGP (UK) LIMITED



                                          By: /s/ Edward W. Wilhelm
                                            -----------------------------------
                                            Name: Edward W. Wilhelm
                                            Title: Director


* Amount equal to $500,000 minimum, or a multiple of $100,000 in excess thereof; aggregate outstanding principal amount of Swingline Loans must not exceed $25,000,000.

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                                [             200  ]
                                                 ------  ----,   --

To: Each of the Lenders party
to the Credit Agreement
(as defined below)

Re:   Compliance Certificate for the Period Ended [         ]

 Ladies and Gentlemen:

         Pursuant to the Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the "Credit Agreement"), by and among Borders Group, Inc. ("BGI"), Borders, Inc., Walden Book Company, Inc., BGP (UK) Limited, Borders (UK) Limited and Borders Australia Pty Ltd (each individually, a "Borrower" and together with BGI, the "Borrowers"), the lending institutions listed on Schedule 1 thereto (the "Lenders"), PNC Bank, National Association, as administrative agent for itself and such other lending institutions, Fleet National Bank, as syndication agent for itself and such other lending institutions, Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago) as documentation agent for itself and such other lending institutions, the undersigned principal financial or accounting officer of BGI hereby certifies that (a) the information furnished below in this report was true and correct as of the last day of the fiscal quarter ending [ ], (b) as of the date hereof, no Default or Event of Default under the Credit Agreement has occurred and is continuing, (c) the [quarterly] [annual] financial statements delivered to the Lenders herewith were prepared in accordance with GAAP and in compliance with ss. ss. 8.4 and 10 of the Credit Agreement and (d) the representations and warranties set forth in ss. 7 of the Credit Agreement are true and correct as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date).

         Except as otherwise specified in this report, the capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                                          BORDERS GROUP, INC.

                                          By:
                                            -----------------------------------
                                            Name:
                                            Title:

                        Compliance Certificate Worksheet


A.  ss. 10.1 FIXED CHARGE COVERAGE RATIO


Ratio of Consolidated Operating Cash Flow to Consolidated Fixed Charges for the Reference Period ended
                       --------------

1.  CONSOLIDATED OPERATING CASH FLOW

(a) Consolidated EBITDA

    (i)    Consolidated Net Income of BGI and its Subsidiaries
           for such period                                     $
                                                                ----------------


    Excluding: (x) all extraordinary non-recurring items of income, but not losses (except to the extent such extraordinary losses are offset by such extraordinary income), (y) income or loss of any Joint Venture to which BGI or any of its Subsidiaries is a party) and (z) any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142




    (ii) depreciation and amortization for such period         $
                                                                ----------------

    (iii) income tax expense for such period                   $
                                                                ----------------

    (iv) Consolidated Total Interest Expense paid or
         accrued during such period                            $
                                                                ----------------

    (v)  Sum of A(1)(a)(i) plus A(1)(a)(ii) plus A(1)(a)(iii)
         plus A(1)(a)(iv)                                      $
                                                                ----------------


(b) Rent Expense                                               $
                                                                ----------------

(c) Lease Financing Rent Expense                               $
                                                                ----------------

(d) Sum of A(1)(a)(v) plus A(1)(b) plus A(1)(c)                $
                                                                ----------------

2.  CONSOLIDATED FIXED CHARGES

(a) Consolidated Total Interest Expense                        $
                                                                ----------------

(b) Rent Expense                                               $
                                                                ----------------

(c) Lease Financing Rent Expense                               $
                                                                ----------------

(c) Scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which any Borrower or any of its Subsidiaries is a party relating to:

    (i)  the borrowing of money or obtaining of credit,
         including the issuance of notes and bonds              $
                                                                ----------------

    (ii) the deferred purchase price of assets (other
         than trade payables incurred in the ordinary course
         of business)                                           $
                                                                ----------------

    (iii) in respect of any Capitalized Leases                  $
                                                                ----------------

    (iv) Indebtedness of a type referred to in A(2)(c)(i),
         A(2)(c)(ii) or A(2)(c)(iii) of another Person
         guaranteed by BGI or any of its Subsidiaries           $
                                                                ----------------

(d) Sum, without duplication, of A(2)(a) plus A(2)(b)
    plus A(2)(c)(i) plus A(2)(c)(ii) plus A(2)(c)(m) plus
    A(2)(c)(iv)                                                 $
                                                                ----------------

3.  FIXED CHARGE COVERAGE RATIO

(a) Ratio of A(1)(d) to A(2)(d)                                          :1.0
                                                                 --------

MINIMUM:


                 Period                          Ratio
                 ------                          -----
                 FQ4 2001 - FQ4 2002             1.6:1.0
                 FQ12002  - thereafter           1.7:1.0

                                                COMPLIANCE: YES         /NO
                                                                -----     -----

B.       ss. 10.2 LEVERAGE RATIO

Ratio of Consolidated Funded Debt to Consolidated EBITDA

 1.      CONSOLIDATED TOTAL FUNDED DEBT OUTSTANDING ON
                                                       -----------

(a)      aggregate amount of Indebtedness of BGI
         and its Subsidiaries, on a consolidated basis, relating to or in respect of:

         (i)   the borrowing of money or the obtaining of
               credit, including the issuance of notes or
               bonds but excluding letters of credit
               outstanding                                      $
                                                                ----------------


         (ii)  the deferred purchase price of assets (other
               than  trade payables incurred in the ordinary
               course of business)                              $
                                                                ----------------

         (iii) any Synthetic Leases or any Capitalized Leases   $
                                                                ----------------

(b)      Indebtedness of the type referred to in B(l)(a)(i),
         B(l)(a)(ii) or (B)(l)(a)(iii) of another Person
         guaranteed by any Borrower or any of its
         Subsidiaries                                           $
                                                                ----------------

(c)      Sum of B(1)(a)(i) plus B(1)(a)(ii) plus B(1)(a)(iii)
         plus B(1)(b)                                           $
                                                                ----------------

2.       CONSOLIDATED EBITDA FOR THE REFERENCE PERIOD ENDING ON SUCH DATE


(a)      Item A(1)(d)                                           $
                                                                ----------------

3.       LEVERAGE RATIO

(a)      Ratio of B(1)(c) to B(2)(a)                                    :1.0
                                                                --------

MAXIMUM:   1.5:1.0


                                                 COMPLIANCE: YES      /NO
                                                               -----     ------

C.      ss. 10.3 CONSOLIDATED TANGIBLE NET WORTH



1.       Consolidated Total Assets                              $
                                                                ----------------

2.       Consolidated Total Liabilities                         $
                                                                ----------------

3.       Total book value of intangible assets                  $
                                                                ----------------

4.       Write-ups in book value of assets after
         Balance Sheet Date (excluding adjustments
         on account of FASB No. 52)                             $
                                                                ----------------

5.       Subscriptions receivable                               $
                                                                ----------------

6.       C(1) minus C(2) minus the sum of
         C(3) plus C(4) plus C(5)                               $
                                                                ----------------

MINIMUM:

Sum of $800,000,000 plus:

(a)      on a cumulative basis, 50% of positive
         Consolidated Net Income for each Fiscal
         Year subsequent to the Closing Date                    $
                                                                ----------------

(b)      100% of the proceeds of any sale by the Borrowers
         of (i) equity securities issued by any Borrower or
         (ii) warrants or subscription rights for equity
         securities issued by any Borrower                      $
                                                                ----------------

(c)      Total                                                  $
                                                                ----------------


                                                 COMPLIANCE: YES      /NO
                                                               -----     ------

D.       ss. 10.4 CAPITAL EXPENDITURES

1.      aggregate Capital Expenditures of the
        Borrowers and their Subsidiaries for Fiscal Year          $
                                                        -----      ------------

(a)      MAXIMUM:

                  Fiscal Year                         Amount
                  -----------                         ------
                  Fiscal Year 2002                 $150,000,000
                  Fiscal Year 2003                 $158,000,000
                  Fiscal Year 2004                 $148,000,000
                  Fiscal Year 2005                 $139,000,000

2.       NET WORKING CAPITAL CHANGES FOR FISCAL PERIOD ENDING
                                                              ------

(a) With respect to BGI and its Subsidiaries, for such period and without duplication:

         (i)   billed and unbilled Accounts Receivable for
               such period                                      $
                                                                ----------------

         (ii)  inventory of BGI and its Subsidiaries and
               other current assets considered part of working
               capital in accordance with GAAP for such period  $
                                                                ----------------
         (iii) current accounts payable of BGI and its
               Subsidiaries for such period                     $
                                                                ----------------

         (iv)  current accruals and accretions (exclusive
               of interest accruals and accretions) for
               such period                                      $
                                                                ----------------

         (v)   Sum of D(2)(a)(i) plus D(2)(a)(ii) minus
               D(2)(a)(Z) minus D(2)(a)(iv)


(b) With respect to BGI and its Subsidiaries, for the fiscal period of equal duration immediately prior to such period in D(2)(a) and without duplication:

         (i)   billed and unbilled Accounts Receivable for
               such prior period                                $
                                                                ----------------

         (ii)  inventory of BGI and its Subsidiaries and
               other current assets considered part of
               working capital in accordance with GAAP for
               such prior period                                $
                                                                ----------------

         (iii) current accounts payable of BGI and its
               Subsidiaries for such prior period               $
                                                                ----------------

         (iv)  current accruals and accretions (exclusive
               of interest accruals and accretions) for
               such prior period                                $
                                                                ----------------

         (v)   Sum of D(2)(b)(i) plus D(2)(b)(ii) minus
               D(2)(b)(iii) minus D(2)(b)(iv)                   $
                                                                ----------------

(c)      D(2)(a)(v) minus D(2)(b)(v) (expressed as a
         positive or a negative number)                         $
                                                                ----------------

3.       CONSOLIDATED EXCESS CASH FLOW FOR FISCAL YEAR
                                                       ----

(a)      Consolidated EBITDA for such period
         (See A(1)(d))                                          $
                                                                ----------------

(b)      in-flows resulting from Net Working Capital
         Changes for such period (if applicable)                $
                                                                ----------------

(c)      out-flows resulting from Net Working Capital
         Changes for such period (if applicable)                $
                                                                ----------------

(d)      Capital Expenditures (to the extent not already
         deducted in the determination of Consolidated
         EBITDA)                                                $
                                                                ----------------

(e)      any Restricted Payment Amount for such period          $
                                                                ----------------

(f)      cash payments for all taxes paid during such period    $
                                                                ----------------

(g)      mandatory prepayments (whether scheduled or
         otherwise) of principal on any Indebtedness of BGI
         or any of its Subsidiaries paid or due and
         payable during such period                             $
                                                                ----------------

(h)      Sum of D(3)(a) plus D(3)(b) minus the sum of
         D(3)(c) plus D(3)(e) plus D(3)(f) plus D(3)(g)         $
                                                                ----------------

4.       PERMITTED AMOUNT OF INCREASE IN CAPITAL EXPENDITURES

(a)      Consolidated Excess Cash Flow for
         immediately preceding Fiscal Year
         D(3)(h)                                                $
                                                                ----------------

(b)      Multiply D(2)(a) by 0.25                               $
                                                                ----------------

(c)      Sum of amount for current Fiscal Year in table
         in D(l)(a) plus D(4)(b)                                $
                                                                ----------------
5.       PERMITTED ROLL-OVER

(a)      Amount of D(4)(c) not utilized in such Fiscal Year     $
                                                                ----------------

(b)      Multiply D(4)(c) by .50                                $
                                                                ----------------

(c)      Lesser of D(5)(a) and D(5)(b)                          $
                                                                ----------------

D(S)(c) may be utilized in the next succeeding Fiscal Year (prior to the Permitted Amount for such succeeding Fiscal Year being used) but not in any subsequent Fiscal Year.

(d)        Maximum Capital Expenditures for such Fiscal Year
           Sum of D(4)(c) plus D(5)(c)                          $
                                                                ----------------

                                                 COMPLIANCE: YES      /NO
                                                               ----      ----

E.       OBLIGOR GROUP REQUIREMENT

1.       CONSOLIDATED FREE CASH FLOW FOR REFERENCE PERIOD
                                                          ----------

(a)      of Obligor Group

         (i)      net cash provided by operations for such
                  period                                        $
                                                                ----------------

         (ii)     Capital Expenditures during such period       $
                                                                ----------------

         (iii)    E(l)(a)(ii) minus E(l)(a)(ii)                 $
                                                                ----------------

(b)      of BGI and its Subsidiaries

         (i)      net cash provided by operations for such
                  period                                        $
                                                                ----------------

         (ii)     Capital Expenditures during such period       $
                                                                ----------------

         (iii)    E(1)(b)(i) minus E(1)(b)(ii)                  $
                                                                ----------------

(c)      Multiply E(1)(b)(iii) by 0.85                          $
                                                                ----------------

E(1)(a)(iii) must not be less than E(1)(c) for such Reference Period.


                                              COMPLIANCE: YES       /NO
                                                             ----       ----

                                                                       EXHIBIT F

                           ASSIGNMENT AND ACCEPTANCE

                       Dated as of _________ _____, 20__

         Reference is made to the Multicurrency Revolving Credit Agreement, dated as of June 21,2002 (as from time to time amended and in effect, the "Credit Agreement"), by and among Borders Group, Inc. ("BGI"), Borders, Inc., Walden Book Company, Inc., BGP (UK) Limited, Borders (UK) Limited and Borders Australia Pty Ltd (each individually a "Borrower" and together with BGI, the "Borrowers"), the lending institutions referred to therein as Lenders (collectively, the "Lenders"), PNC Bank, National Association, as administrative agent for itself and such other the Lenders (in such capacity, the "Administrative Agent"), Fleet National Bank, as syndication agent for itself and such other Lenders (in such capacity, the "Syndication Agent"), Wachovia Bank, National Association, as co-syndication agent for itself and such other Lenders and Bank One, NA (Main Office Chicago), as documentation agent for itself and such other Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         [_________] (the "Assignor") and [_________] (the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$_________] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [______] percent [(_____%)] in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance,
(ii) as of the date hereof, its Commitment is [$_________], its Commitment Percentage is [_________] percent (_____)%, the Dollar Equivalent of the aggregate outstanding principal balance of its Domestic Loans equals $[_________], the Dollar Equivalent of the aggregate outstanding principal balance of its UK Loans equals $[_________], the Dollar Equivalent of the aggregate outstanding principal balance of its Australian Loans equals $[_________], the Dollar Equivalent of the aggregate outstanding principal balance of its [participations in] Swingline Loans equals [$_________], the Dollar Equivalent of the aggregate outstanding principal balance of its Competitive Bid Loans equals [$_________], the Dollar Equivalent of the aggregate amount of its Letter of Credit Participations equals [$_________] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other

Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Co-Borrower Note, the UK Note, the Australian Note [and the Competitive Bid Note] [if assigning 100% of its interests under the Credit Agreement] delivered to it under the Credit Agreement.

         The Assignor requests that the Borrowers exchange the Assignor's Domestic Note, UK Note and Australian Note for new Co-Borrower Note(s), UK Note(s) and Australian Note(s) payable to the Assignor and the Assignee and issue a new Competitive Bid Note payable to the Assignee as follows:

                         Amount of          Amount of        Amount of          Amount of
Notes Payable to        Co-Borrower            UK           Australian         Competitive
the Order of:              Note:              Note:            Note:            Bid Note:
-------------              -----              -----            -----            ---------
Assignor              $                     $                $                  N/A
Assignee              $                     $                $                  $75,000,000

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this assignment and acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to ss. ss. 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes each Bank Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Bank Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit; and (h) if it is a Non-U.S. Lender, has delivered to the Borrowers and the Administrative Agent any documentation required to be delivered by it pursuant to ss. 55.3.3 of the Credit Agreement, duly completed and executed by the Assignee.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be [_________] (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Syndication Agent and, so long as no Default or Event of Default has occurred and is continuing, BGI in accordance with ss. 15.2 of the Credit Agreement having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent and recording in the Register by the Administrative Agent together with the processing and recordation fee and, if the Assignee is not a Lender, an Administrative Questionnaire. Schedules 1, 1(a) and 1(b) to the Credit Agreement, as applicable, shall thereupon be replaced as of the Effective Date by the Schedules 1, 1(a) and 1(b) as applicable, annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall continue to be entitled to the benefits of ss. ss. 5.3.2, 5.7, 5.8, 5.10 and 16.3 of the Credit Agreement with respect to facts and circumstances occurring prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS, ETC. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.
                                     [ASSIGNOR]


                                     By: ______________________________
                                         Name:
                                         Title:

                                     [ASSIGNEE]



                                     By: ______________________________
                                         Name:
                                         Title:
CONSENTED TO:

FLEET NATIONAL BANK,
as Syndication Agent


By:______________________________
   Name:
   Title:



BORDERS GROUP, INC.


By:______________________________
   Name:  Edward W. Wilhelm
   Title: Senior Vice President &
          Chief Financial Officer

                                                                     EXHIBIT G-l

               FORM OF JOINDER AGREEMENT (CO-BORROWER/GUARANTOR)

                        Dated as of ________ ____, 200_


PNC Bank, National Association,
  as Administrative Agent
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Fleet National Bank,
  as Syndication Agent
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

         Reference is hereby made to the Multicurrency Revolving Credit Agreement dated as of June 21, 2002 ( as amended and in effect from time to time, the "Credit Agreement"), among (a) Borders Group, Inc. ("BGI"), Borders, Inc. ("Borders"), Walden Book Company, Inc. ("Walden"), BGP (UK) Limited ("BGP
(UK) and together with BGI, Borders and Walden, the "Existing Co-Borrowers"),
(b) Borders (UK) Limited (the "UK Borrower"), (c) Borders Australia Pty Ltd (the "Australian Borrower" and together with the Existing Co-Borrowers and the UK Borrower, the "Existing Borrowers" ), (d) the lending institutions listed on
Schedule 1 thereto, (e) PNC Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent") for itself and such other lending institutions, (f) Fleet National Bank, as syndication agent (in such capacity, "Syndication Agent" and together with the Administrative Agent, the "Bank Agents") for itself and such other lending institutions, (g) Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and (h) Bank One, NA (Main Office Chicago), as documentation agent for itself and such other lending institutions. All capitalized terms used herein without definitions shall have the meanings given such terms in the Credit Agreement.

         1. JOINDER TO CREDIT AGREEMENT [AND OTHER LOAN DOCUMENTS](1).

                  [The undersigned, [INSERT NEW CO-BORROWER], a [Insert jurisdiction of organization] [insert type of entity] (the "New
Co-Borrower,"together with the Existing Co-Borrowers, the "Co-Borrowers" and together with the Existing Borrowers, the "Borrowers"), hereby joins the Credit Agreement and the Loan Documents and agrees to become a Borrower and a Guarantor under the Credit

Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents. Without limiting the generality of the preceding sentence, the undersigned agrees that it shall be jointly and severally liable, together with the Co-Borrowers, for the payment and performance of all Obligations under the Credit Agreement as supplemented hereby and that it shall be bound by and shall comply with all terms and conditions of 56 of the Credit Agreement and that it is jointly and severally liable with all of the Guarantors for the payment and performance of all Guaranteed Obligations under the Credit Agreement. Concurrently with the execution of this Joinder Agreement, the undersigned has executed an allonge to each of the Co-Borrower Notes, the Swingline Note and the Competitive Bid Notes (the "Notes") and agrees to be bound thereby as if it had been a party to such Note from the Closing Date.](1)

[The undersigned, [INSERT NEW GUARANTOR], a [Insert jurisdiction of organization] [insert type of entity] (the "New Guarantor" and, together with each Guarantor party to the Credit Agreement as of the date hereof, the "Guarantors"), hereby joins the Credit Agreement and becomes a party thereto for the purposes of 56 thereof. The undersigned further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of 36 of the Credit Agreement and that it is jointly and severally liable with all of the Guarantors for the payment and performance of all Guaranteed Obligations under the Credit Agreement.](2)

         2. [NEW CO-BORROWER'S/NEW GUARANTOR'S](3) REPRESENTATIONS AND
            WARRANTIES.

         The undersigned hereby acknowledges, and represents and warrants, the following:

         (a) it is a [insert type of entity] [incorporated/formed] on or prior to the date hereof;

         (b) it is a [Wholly-owned Subsidiary] of BGI;

         (c) its chief executive office and principal place of business is located at 100 Phoenix Drive, Ann Arbor, Michigan, USA 48108;

         (d) its books and records are kept at its chief executive office and principal place of business;

         (e) no provision of its Governing Documents prohibits the undersigned from making distributions to the Borrowers;

         (f) it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement and the Loan Documents applicable to it;

         [(g) each of the representations and warranties set forth in ss. 7 of the Credit Agreement is true and correct in all material respects with respect to the undersigned as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date)](1);

         (h) it is a condition precedent to the Lenders' making any additional loans or otherwise extending credit to the Borrowers under the Credit Agreement that the New Co-Borrower execute and deliver to the Bank Agents, for the benefit of the Lenders and the Bank Agents, this Joinder Agreement;[and](l)

         [(i) upon execution of this agreement, the undersigned New Co-Borrower shall be be jointly and severally liable, together with the Co-Borrowers, for the payment and performance of all of the Obligations under the Credit Agreement as supplemented hereby and shall guarantee the full and prompt payment and performance of the Guaranteed Obligations.](1)

         [(j) the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the Borrowers;](2)

         [(k) it will receive substantial direct and indirect benefits from the Lenders' extensions of credit to the Borrowers pursuant to the Credit Agreement; and](2)

         [(l) it wishes to become a party to the Credit Agreement for the purposes of becoming a Guarantor under ss. 6 thereto and to guarantee the full and prompt payment and performance of the Guaranteed Obligations.](2)

         3. Delivery of Documents.

         The undersigned hereby agrees that the following documents shall be delivered to the Bank Agents concurrently with this Joinder Agreement, each in form and substance satisfactory to the Bank Agents:

     [a. executed original Allonge to [each of the Co-Borrower Notes, the Swingline Note and the Competitive Bid Notes (each a "Note Allonge" and together, the "Note Allonges") which has been executed by the New Co-Borrower, who thereby agrees to be bound thereby as if it had been a signatory to said Notes from the Closing Date.]1

     b. a new legal opinion of [Dickinson Wright PLLC, counsel to the Borrowers and their Subsidiaries] [ ___________________, local counsel to the [New Co-Borrower/New Guarantor](3), as to the legal, valid and binding nature of the Credit Agreement [and the other Loan Documents](1), as supplemented hereby, with respect to the [New Co-Borrower/New Guarantor](3);

     c. copies, certified by a duly authorized officer of the undersigned to be true and complete as of the date hereof, of each of (i) the charter or other formation documents of the undersigned as in effect on the date hereof, (ii) the by-laws or other constitutive documents of the undersigned as in effect on the date hereof, (iii) the resolutions of the Board of Directors or a committee or similar governing entity of the undersigned authorizing the execution and delivery of this Joinder Agreement, the other documents executed in connection herewith and the undersigned's performance of all of the transactions contemplated hereby, and (iv) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the undersigned's name and on its behalf, each of this Joinder Agreement, [the Note Allonges and the other Loan Documents, any Loan Request](1), and to give notices and to take other action on its behalf under Credit Agreement [and the other Loan Documents](1);

     d. certificates of the Secretary of State of [Insert jurisdiction of organization] of a recent date as to the undersigned's good standing, valid existence and tax payment status;

     e. certificate(s) of an appropriate official of [Insert jurisdiction(s)] of a recent date as to the undersigned's foreign qualification to do business in such jurisdiction(s); and

     f.   such other documents as the Bank Agents may reasonably request.

               [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

     (1)  To be included in the joinder of any New Co-Borrower.
     (2) To be included in the joinder of any New Guarantor which is not a Borrower.
     (3)  As applicable.

                                                                     EXHIBIT G-2

                            FORM OF JOINDER AGREEMENT
                       (UK BORROWER/AUSTRALIAN BORROWER)


                        Dated as of ________ ____, 200_

PNC Bank, National Association,
  as Administrative Agent
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Fleet National Bank,
  as Syndication Agent
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

         Reference is hereby made to the Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the "Credit Agreement"), among (a) Borders Group, Inc. ("BGI"), Borders, Inc. ("Borders"), Walden Book Company, Inc. ("Walden"), BGP (UK) Limited ("BGP (UK) and together with BGI, Borders and Walden, the "Co-Borrowers"), (b) Borders (UK) Limited (the "[Existing](1) UK Borrower"), (c) Borders Australia Pty Ltd (the "[Existing](2) Australian Borrower" and together with the Co-Borrowers and the [Existing](1) UK Borrower, the "Existing Borrowers"), (d) the lending institutions listed on Schedule 1 thereto, (e) PNC Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent") for itself and such other lending institutions, (f) Fleet National Bank, as syndication agent (in such capacity, "Syndication Agent" and together with the Administrative Agent, the "Bank Agents") for itself and such other lending institutions, (g) Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and (h) Bank One, NA (Main
Office Chicago), as documentation agent for itself and such other lending institutions. All capitalized terms used herein without definitions shall have the meanings given such terms in the Credit Agreement.

         1. JOINDER TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

                  [The undersigned, [INSERT NEW UK BORROWER], a [Insert jurisdiction of organization] [insert type of entity] (the "New UK Borrower" and, together with the Existing UK Borrower, the "UK Borrowers"), hereby joins the Credit Agreement and the Loan Documents and agrees to become a UK Borrower under the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents. Without limiting the generality of the preceding sentence, the undersigned agrees that, subject to the limitations set forth in ss. 5.17 of the Credit Agreement, it shall be jointly and severally liable, together with the Existing UK Borrower, for the payment and performance of all the UK Obligations under the Credit Agreement as supplemented hereby. Concurrently with the execution of this Joinder Agreement, the undersigned has executed an allonge to each of the UK Borrower Notes (the "Notes") and agrees to be bound thereby as if it had been a party to such Notes from the Closing Date. [The New UK Borrower further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of ss. 6 of the Credit Agreement and that it is jointly and severally liable with the Existing UK Borrower for the payment and performance of all Australian Guaranteed Obligations under the Credit Agreement.](3) All references in the Credit Agreement to the "UK Borrower" shall include the New UK Borrower mutatis mutandis so as to reflect the addition of a UK Borrower.(1)

[The undersigned, [INSERT NEW AUSTRALIAN BORROWER], a [Insert jurisdiction of organization] [insert type of entity] (the "New Australian Borrower" and, together with the Existing Australian Borrower, the "Australian Borrowers"), hereby joins the Credit Agreement and the Loan Documents and agrees to become an Australian Borrower under the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents. Without limiting the generality of the preceding sentence, the undersigned agrees that, subject to the limitations set forth in ss. 55.17 of the Credit Agreement, it shall be jointly and severally liable, together with the Existing Australian Borrower, for the payment and performance of all the Australian Obligations under the Credit Agreement as supplemented hereby. Concurrently with the execution of this Joinder Agreement, the undersigned has executed an allonge to each of the Australian Borrower Notes (the "Notes") and agrees to be bound thereby as if it had been a party to such Notes from the Closing Date. [The New Australian Borrower further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of ss. 6 of the Credit Agreement and that it is jointly and severally liable with the Existing Australian Borrower for the payment and performance of all UK Guaranteed Obligations under the Credit Agreement.](4)
All references in the Credit Agreement to the "Australian Borrower" shall include the New Australian Borrower mutatis mutandis so as to reflect the addition of an Australian Borrower.](2)

[Notwithstanding the foregoing and anything contained in the Credit Agreement to the contrary, the New UK Borrower shall not be jointly and severally liable with the Existing UK Borrower for the payment and performance of the Australian Guaranteed Obligations under the Credit Agreement.](5)

[Notwithstanding the foregoing and anything contained in the Credit Agreement to the contrary, the New Australian Borrower shall not be jointly and severally liable with the Existing Australian Borrower for the payment and performance of the UK Guaranteed Obligations under the Credit Agreement.](6)

                  2. [NEW UK BORROWER'S/NEW AUSTRALIAN BORROWER'S (7) REPRESENTATIONS AND WARRANTIES.

         The undersigned hereby acknowledges, and represents and warrants, the following:

         (a) it is a [insert type of entity] [incorporated/formed] on or prior to the date hereof;

         (b) it is a [Wholly-owned Subsidiary] [Subsidiary, but not a Wholly-owned Subsidiary](7) of BGI;

         (c) it is not classified as a "U.S. person" for U.S. income tax purposes under Section 957 of the Code;

         (d) its chief executive office and principal place of business is located at [l00 Phoenix Drive, Ann Arbor, Michigan, USA 48108];

         (e) its books and records are kept at its chief executive office and principal place of business;

         (f) no provision of its Governing Documents prohibits the undersigned from making distributions to the Borrowers;

         (g) it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement and the Loan Documents applicable to it;

         (h) each of the representations and warranties set forth in ss. 7 of the Credit Agreement is true and correct in all material respects with respect to the undersigned as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date);

         (i) it is a condition precedent to the Lenders' making any additional loans or otherwise extending credit to the [UK Borrowers/Australian Borrowers](7) under the Credit Agreement that the [New UK Borrower/New Australian Borrower](7) execute and deliver to the Bank Agents, for the benefit of the Lenders and the Bank Agents, this Joinder Agreement;

         (j) the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the UK Borrower and the Australian Borrower;] (3) and (4)

         [(j) the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the [UK Borrower] [Australian Borrower] (7); and](5) or (6) as applicable

         [(k) it will receive substantial direct and indirect benefits from the Lenders' extensions of credit to the UK Borrower and the Australian Borrower pursuant to the Credit Agreement; and] (3) and (4)

         [(k) it will receive substantial direct and indirect benefits from the Lenders' extensions of credit to the [UK Borrower][Australian Borrower](7) pursuant to the Credit Agreement; and] (5) or (6) as applicable

         [(l) upon execution of this agreement, the undersigned New UK Borrower shall be be jointly and severally liable, together with the Existing UK Borrower, for the payment and performance of all of the UK Obligations under the Credit Agreement as supplemented hereby; and](1)

         [(m) upon execution of this agreement, the undersigned New UK Borrower shall guarantee the full and prompt payment and performance of the Australian Guaranteed Obligations; and](3)

         [(n) upon execution of this agreement, the undersigned New Australian Borrower shall be jointly and severally liable, together with the Existing Australian Borrower, for the payment and performance of all of the Australian Obligations under the Credit Agreement as supplemented hereby; and](2)

         [(o) upon execution of this agreement, the undersigned New Australian Borrower shall guarantee the full and prompt payment and performance of the UK Guaranteed Obligations.](4)

         3. DELIVERY OF DOCUMENTS.

         The undersigned hereby agrees that the following documents shall be delivered to the Bank Agents concurrently with this Joinder Agreement, each in form and substance satisfactory to the Bank Agents:

     a. executed original Allonge to each of the [UK/Australian](7) Notes (each a "Note Allonge" and together, the "Note Allonges") which has been executed by the [New UK Borrower/New Australian Borrower](7), who thereby agrees to be bound thereby as if it had been a signatory to said Notes from the Closing Date.

     b. a new legal opinion of [______________, local counsel to the [New UK Borrower/New Australian Borrower](7), as to the legal, valid and binding nature of the Credit Agreement and the other Loan Documents, as supplemented hereby, with respect to the [New UK Borrower/New Australian Borrower](7);

     c. copies, certified by a duly authorized officer of the undersigned to be true and complete as of the date hereof, of each of (i) the charter or other formation documents of the undersigned as in effect on the date hereof, (ii) the by-laws or other constitutive documents of the undersigned as in effect on the date hereof, (iii) the resolutions of the Board of Directors or a committee or similar governing entity of the undersigned authorizing the execution and delivery of this Joinder Agreement, the other documents executed in connection herewith and the undersigned's performance of all of the transactions contemplated hereby, and (iv) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the undersigned's name and on its behalf, each of this Joinder Agreement, the Note

          Allonges and the other Loan Documents, any Loan Request, and to give notices and to take other action on its behalf under Credit Agreement and the other Loan Documents;

     d. certificate of an appropriate official of [Insert jurisdiction of organization] of a recent date as to the undersigned's good standing, valid existence and tax payment status;

     e. certificate of an appropriate official of [Insert jurisdiction(s)] of a recent date as to the undersigned's foreign qualification to do business in such jurisdiction(s);

     f.   such other documents as the Bank Agents may reasonably request.

     (1)  To be included in the joinder of any New UK Borrower.

     (2)  To be included in the joinder of any New Australian Borrower.

     (3) To be included in the joinder of any New UK Borrower that is a Wholly-owned Subsidiary and a non-U.S. person.

     (4) To be included in the joinder of any New Australian Borrower that is a Wholly-owned Subsidiary and a non-U.S. person.

     (5) To be included in the joinder of any New UK Borrower that is not (i) a Wholly-owned Subsidiary and (ii) a U.S. person.

     (6) To be included in the joinder of any New Australian Borrower that is not (i) a Wholly-owned Subsidiary and (ii) a U.S. person.

     (7)  As applicable.

         This Joinder Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                        Very truly yours,

                                      [INSERT NAME OF NEW
                                 UK BORROWER/NEW AUSTRALIAN
                                 BORROWER]

                                     By: ______________________________
                                     Name:
                                     Title:

                                     [New UK Borrower's/New Australian
                                     Borrower's Address for purposes of ss. 26 of the Credit Agreement]:


ACCEPTED AND AGREED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent



By: ______________________________
Name:
Title:



FLEET NATIONAL BANK,
as Syndication Agent


By: ______________________________
Name:
Title:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF _________________     )
                                               ) ss.
COUNTY OF _________________                    )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of __________ 200_, personally appeared _____________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ___________ of [INSERT NAME OF NEW UK BORROWER/NEW AUSTRALIAN BORROWER] and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.

                                            ________________________________
                                                Notary Public
                                                My commission expires:

                                     A NOTE

$63,750,000.00                                                  Atlanta, Georgia
                                                                   June 21, 2002


     FOR VALUE RECEIVED, the undersigned, ATLANTIC FINANCIAL GROUP, LTD. ("Lessor") promises to pay to the order of SUNTRUST BANK, in its capacity as Agent (as defined below), for the ratable benefit of the Lenders, at the office of the Agent at SunTrust Bank, 303 Peachtree Street, Atlanta, Georgia 30308 or such other address as the holder hereof shall have previously designated in writing to the Lessor, the aggregate unpaid principal amount of all A Loans made by the Lenders to, or for the benefit of, the Lessor, as recorded either on the grid attached to this Note or in the records of the Agent or the Lenders (and such recordation shall constitute prima facie evidence of the information so recorded; provided, however, that the failure to make any such recordation shall not in any way affect the Lessor's obligation to repay this Note). The principal amount of each A Loan evidenced hereby shall be payable on or prior to the Lease Termination Date as provided in the Loan Agreement.

     The Lessor further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable as provided in the Loan Agreement, at the rates per annum provided in the Loan Agreement; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by law. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the office of the Agent as provided above or such other address as the holder hereof shall have designated to the Lessor, in immediately available funds.

     This Note is one of the Notes referred to in that certain Loan Agreement, dated as of June 21, 2002, among the Lessor, the lenders from time to time party thereto, and SunTrust Bank, as agent (the "Agent") for such lenders (as it may be amended or modified from time to time, herein called the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. This Note is secured pursuant to the other Loan Documents from the Lessor to the Agent referred to in the Loan Agreement (including, without limitation, the Mortgages) and reference is hereby made to the Loan Agreement and such other Loan Documents for a statement of the terms and provisions of such security.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor, notice of the existence, creation or nonpayment of all or any of the A Loans and all other notices whatsoever.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflicts of law principles.

     All payments and other obligations to be made or performed by the Lessor in respect of the A Loans and this Note shall be made only from certain payments received under the Lease, the Guaranty Agreement and the Construction Agency Agreement, proceeds from the foreclosure on any collateral granted under the Operative Documents and certain proceeds of the Leased Properties and only to the extent that the Lessor shall have received sufficient payments from such sources to make payments in respect of the A Loans in accordance with and subject to the priorities set forth in the Loan Agreement. Each Lender agrees that it will look solely to such sources of payments to the extent available for distribution to the Lenders or the Agent as provided in the Loan Agreement and that neither the Lessor, nor any of its partners, nor the Agent is or shall be personally liable any Lender for any amount payable hereunder or under the Loan Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Note shall be construed as creating any liability (other than for willful misconduct or gross negligence) of Lessor individually to pay any sum or to perform any covenant, condition, obligation or warranty either express or implied, in this Note (all such liability, if any, being expressly waived by each Lender) and that each Lender, on behalf of itself and its successors and assigns, agrees in the case of any liability of Lessor hereunder (other than for willful misconduct or gross negligence) that it will look solely to those certain payments received under the Lease, the Guaranty Agreement and the Construction Agency Agreement, those proceeds from the foreclosure on any collateral granted under the Operative Documents and those certain proceeds of the Leased Properties as provided in the Loan Agreement; provided, however, that Lessor in its individual capacity shall in any event be liable with respect to
(i) the removal of Lessor Liens, (ii) its gross negligence or willful misconduct or (iii) failure to turn over payments the Lessor has received in accordance with the Loan Agreement; and provided further that the foregoing exculpation of the Lessor shall not be deemed to be exculpations of any Guarantor, any Lessee or any other Person.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day and year first above written.



                                        ATLANTIC FINANCIAL GROUP, LTD.


                                        By: Atlantic Financial Managers, Inc.,
                                        its General Partner


                                        By: /s/ Stephen Brookshire
                                           -------------------------------------
                                        Name Printed: Stephen Brookshire
                                        Title: President

                            GRID ATTACHED TO A NOTE
                             DATED JUNE 21, 2002 OF
                         ATLANTIC FINANCIAL GROUP, LTD.
                                   AS LESSOR
                PAYABLE TO THE ORDER OF SUNTRUST BANK, AS AGENT

A Loans made by the Lenders to the Lessor and payments of principal of such A Loans.

Date       Amount of      Interest      Outstanding       Related       Notation
             Loan           Rate         Principal         Leased        Made By
                                          Balance         Property












                                   APPENDIX A
                                       to
                                Master Agreement

         DEFINITIONS, INTERPRETATION AND DOCUMENTARY CONVENTIONS

         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented, waived, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, waived, restated, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (ix)  "or" is not exclusive; and

                  (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "A Loan" means the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

         "A Note" is defined in Section 2.2 of the Loan Agreement.

         "A Percentage" means 85%.

         "Accounts Receivable" means all rights of BGI or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of BGI or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Documentation Date, by which BGI or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) a majority of the securities of a corporation, which securities have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage and voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

         "Additional Insured" means each of the Agent, each Lender and Lessor.

         "Address" means with respect to any Person, its address set forth in
Schedule I hereto or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

         "Adjusted LIBO Rate" shall mean, with respect to each Rent Period for a LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Adjusted LIBO Rate  =                LIBOR
                                          -------------------------------
                                          1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Rent Period for a LIBOR Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Adjustment Date" means the first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Lessees and the Guarantors pursuant to Section 5.4(c) of the Master Agreement.

         "Advance" means a LIBOR Advance or a Base Rate Advance.

         "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with any of the Guarantors or any of the Lessees. "Control" of a Guarantor or a Lessee means the power, directly or indirectly, (a) to vote five percent (5%) or more of the Capital Stock (on a fully diluted basis) of such Guarantor or such Lessee having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Guarantor or such Lessee (whether by contract or otherwise).

         "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to an Indemnitee or by an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or the recipient of such payment from an Indemnitee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

         "Agent" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

         "Agent's Fee Letter" means the Agent's Fee Letter, dated as of June 21, 2002, between the Agent, the Guarantors and Borders.

         "Alterations" means, with respect to any Leased Property, fixtures, structural and non-structural alterations, improvements, modifications and additions to such Leased Property.

         "Applicable Law" means all applicable laws (including Environmental
Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands), and those pertaining to the construction, use or occupancy of any Leased Property).

         "Applicable Margin" means, for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Fixed Charge Coverage Ratio, as determined for the Reference Period of the Lessees, the

Guarantors and their Subsidiaries ending with the Fiscal Quarter ended immediately prior to the applicable Rate Adjustment Period:



                                             LIBOR      Base Rate
                                            Advance      Advance       Facility
Level      Fixed Charge Coverage Ratio       Margin       Margin         Fee
-----      ---------------------------      -------     ---------      --------
I          Greater than or equal to          0.950%        0%           0.175%
                 2.25:1.00

II       Less than 2.25:1.00 but greater     1.175%        0%           0.200%
           than or equal to 2.00:1.00

III      Less than 2.00:1.00 but greater     1.375%        0%           0.250%
           than or equal to 1.75:1.00

IV             Less than 1.75:1.00           1.500%        0%           0.375%


Notwithstanding the foregoing, (a) for the Loans outstanding and the Facility Fee payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the date that is six months after the Closing Date, the Applicable Margin shall be the Applicable Margin set forth in Level III above, and (b) if the Lessees fail to deliver any Compliance Certificate pursuant to Section 5.4(c) of the Master Agreement then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         "Applicable Pension Legislation" means at any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to any Guarantor, any Lessee or any of their Subsidiaries.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Appraisal" is defined in Section 3.1 of the Master Agreement.

         "Appraiser" means an MAI appraiser reasonably satisfactory to the Agent.

         "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the related Lessee and the related Architect.

         "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

         "Authority" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

         "Authorized Officers" means the President, Senior Vice President - Finance and Chief Financial Officer, Vice President - Financial Planning and Reporting, Vice President - Finance and Asset Protection or Treasurer of any Guarantor or any Lessee.

         "Award" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "BGI" means Borders Group, Inc., a Michigan corporation.

         "B Loan" means the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

         "B Note" is defined in Section 2.2 of the Loan Agreement.

         "B Percentage" means 10%.

         "Balance Sheet Date" means January 27, 2002.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

         "Base Lease Term" means, with respect to any Leased Property, (a) the period commencing on the Completion Date for such Leased Property (or the Closing Date, if such Leased Property is not a Construction Land Interest) and ending on June 20, 2007 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate per annum which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

         "Base Rate Advance" means that portion of the Funded Amount bearing interest at the Base Rate.

         "Basic Rent" means, for any Lease Term, the rent payable pursuant to
Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date.

         "Bill of Sale" (or Deed of Improvements) means, with respect to any existing Building or other improvements on the Land a conveyance instrument satisfactory to the related Lessee, Lessor and Agent conveying all right, title and interest of the Seller in the Building and improvements to Lessor.

         "BOI" means Borders Online, Inc., a Colorado corporation.

         "Bonds" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

         "Borders" means Borders, Inc., a Colorado corporation.

         "BPI" means Borders Properties, Inc., a Delaware corporation.

         "Building" means, with respect to any Leased Property, (i) the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, (ii) all trade fixtures, furnishings, equipment and other personal property financed by the Lessor and/or the Lenders and (iii) all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures, furnishings, equipment and other personal property financed other than by the Lessor and/or the Lenders).

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

         "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         "Capital Expenditures" means amounts paid or Indebtedness incurred by BGI or any of its Subsidiaries in connection with the purchase or lease by BGI or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, provided that Capital Expenditures shall not include any expenditures made
(a) to effect any Acquisition, (b) with respect to the Existing Synthetic Lease and the Operative Documents in the event either or both facilities are recharacterized as Capitalized Leases or (c) to acquire property out of the Existing Synthetic Lease.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Capitalized Leases" means leases under which BGI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

         "Change of Control" means an event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of thirty-five percent (35%) or more of the outstanding shares of Capital Stock of BGI; or, during any period of twelve consecutive calendar months, individuals who were directors of BGI on the first day of such period (together with any new directors whose election by the Board of Directors of BGI was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election was previously so approved) shall cease to constitute a majority of the board of directors of BGI.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means, with respect to each parcel of Land, the date on which such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease (or the tenant's interest in an existing Ground Lease is assigned to the Lessor) and the initial Funding occurs with respect to such Land under the Master Agreement.

         "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the product of
(i) the amount set forth in clause (y) of Section 2.2(c) of the Master Agreement, and (ii) such Funding Party's Commitment Percentage; provided that no Funding Party's Commitment shall at any time exceed its Maximum Commitment.

         "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 2.2(b) or Article VI of the Master Agreement).

         "Completion Date", with respect to any Leased Property that is a Construction Land Interest, means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

         "Compliance Certificate" is defined in Section 5.4(c) of the Master Agreement.

         "Condemnation" means any condemnation, requisition, confiscation, seizure, permanent use or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

         "Consolidated or consolidated", with reference to any term defined herein, shall mean that term as applied to the accounts of BGI and its Subsidiaries, consolidated in accordance with GAAP.

         "Consolidated EBITDA" means, with respect to any period, an amount equal to the sum of (a) Consolidated Net Income of BGI and its Subsidiaries for such period, (excluding (i) all extraordinary nonrecurring items of income, but not losses (except to the extent such extraordinary losses are offset by such extraordinary income) and (ii) income or loss of any Joint

Venture to which BGI or any of its Subsidiaries is a party), plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, all as determined in accordance with GAAP; provided, however, that there shall be excluded in calculating Consolidated Net Income for purposes of this definition any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142.

         "Consolidated Excess Cash Flow" means, with respect to BGI and its Subsidiaries and any particular period, an amount equal to (a) Consolidated EBITDA for such period plus if applicable, in-flows resulting from Net Working Capital Changes for such period minus (b) the sum of, in each case for such period, (i) if applicable, out-flows resulting from Net Working Capital Changes,
(ii) to the extent not already deducted in the determination of Consolidated EBITDA, Capital Expenditures, (iii) any Restricted Payment Amount, (iv) cash payments for all taxes paid during such period and (v) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of BGI or any of its Subsidiaries paid or due and payable during such period.

         "Consolidated Fixed Charges" means, with respect to BGI and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period, plus (b) Rent Expense, plus
(c) Lease Financing Rent Expense, plus (d) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which any Borrower or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business),
(iii) in respect of any Capitalized Leases, and (iv) Indebtedness of the type referred to above of another Person guaranteed by BGI or any of its Subsidiaries. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

         "Consolidated Free Cash Flow" means, with respect to any period, an amount equal to (a) net cash provided by operations of a Person and its Subsidiaries for such period (as set forth as a line item on such Person's consolidated statement of cash flows in accordance with GAAP) minus (b) Capital Expenditures made by such Person and its Subsidiaries during such period.

         "Consolidated Net Income (or Deficit)" means the consolidated net income (or deficit) of BGI and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         "Consolidated Operating Cash Flow" means, for or any period, an amount equal to the sum of (a) Consolidated EBITDA plus (b) Rent Expense and (c) Lease Financing Rent Expense, in each case of BGI and its Subsidiaries for such period determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means the excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

         (a) the total book value of all assets of BGI and its Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

         (b) all amounts representing any write-up in the book value of any assets of BGI or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

         (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         "Consolidated Total Assets" means the sum of (a) all assets ("consolidated balance sheet assets") of BGI and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) without duplication, all sold receivables referred to in clause (g) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

         "Consolidated Total Funded Debt" means, with respect to BGI and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of BGI and its Subsidiaries, on a consolidated basis, relating to or in respect of (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds but excluding letters of credit outstanding, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iii) any Synthetic Leases or any Capitalized Leases, plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by any Borrower or any of its Subsidiaries.

         "Consolidated Total Interest Expense" means, for any period, the aggregate amount of interest required to be paid or accrued by BGI and its Subsidiaries during such period on all Indebtedness of BGI and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         "Consolidated Total Liabilities" means all liabilities of BGI and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of BGI and its Subsidiaries.

         "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of June 21, 2002, between Borders and the Lessor.

         "Construction Agency Event of Default" is defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agent" means Borders in its capacity as construction agent pursuant to the Construction Agency Agreement.

         "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Commencement Date" is defined in Section 2.3 of the Construction Agency Agreement.

         "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.

         "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between the related Lessee or the Construction Agent and a General Contractor for the Construction of the related Building, which contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit C to the Master Agreement.

         "Construction Costs" means, with respect to any Leased Property, all costs of acquisition, ground lease or assignment of the tenant's interest in any Ground Lease, as applicable, of the related Land and existing Buildings, all closing, development and transaction costs related thereto, including fees, costs and expenses of attorneys, architects, surveyors, engineers, title and other insurance companies, appraisers and environmental firms, all costs of Construction, and all interest and Yield accrued on the Funded Amounts related to such Leased Property during the Construction Term therefor.

         "Construction Failure Payment", with respect to any Leased Property, means an amount equal to the Leased Property Balance.

         "Construction Force Majeure Declaration" is defined in Section 3.4 of the Construction Agency Agreement.

         "Construction Force Majeure Event" means, with respect to any Leased
Property:

         (a) an act of God arising after the related Closing Date, or

         (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

         (c) strikes, lockouts, labor troubles, unavailability of materials (including delays in delivery), war, acts of terrorism, riots, insurrections or other causes beyond the related Lessee's or the Construction Agent's (including a contractor's or subcontractor's) control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

         "Construction Land Interest" means each parcel of Land on which the related Lessee intends to build or renovate (the costs of which will be funded pursuant to the Operative Documents) a Building and for which the Completion Date has not yet occurred.

         "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

         "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

         (a) the related Completion Date,

         (b) the date on which the aggregate Funded Amounts equal the Commitments, and

         (c) the related Scheduled Construction Termination Date.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "Deed" means, with respect to any Land, a general warranty deed (or, if the related Title Policy is acceptable to the related Lessee and the Agent, a special or limited warranty deed, provided that unless consented to by the related Lessee, the Lessor and the Agent, such deed is not the equivalent of a quit-claim deed in the applicable jurisdiction), dated on or before the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

         "Default" means an Event of Default or a Potential Event of Default.

         "Disbursement Agreement" means the Disbursement Agreement, dated as of June 21, 2002, between Borders and the Agent.

         "Distribution" means the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

         "Documentary Conventions" means the provisions set forth in Paragraph F of this Appendix A.

         "Documentation Date" means June 21, 2002.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Dollar Equivalent" means, on any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in currency other than Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) of Dollars which could be purchased by the Agent (in accordance with its normal banking practices) in the London foreign currency deposit market with such amount of such currency at the Exchange Rate on such date.

         "Domestic Subsidiary" means any Subsidiary of BGI organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         "Engineer" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Engineer's Agreement" means, with respect to any Leased Property the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

         "Environmental Audit" means, with respect to each Leased Property or, in the case of a Construction Land Interest, each parcel of Land, a Phase I Environmental Assessment and, if recommended in such Phase I Environmental Assessment, a Phase II Environmental Assessment, dated no more than six months prior to the related Closing Date, by an environmental services firm satisfactory to the Agent.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" means any Person which is treated as a single employer with any of the Borrowers under ss. 414 of the Code.

         "ERISA Reportable Event" means a reportable event with respect to a Guaranteed Pension Plan within the meaning of ss. 4043 of ERISA and the regulations promulgated thereunder.

         "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

         "Event of Loss" is defined in Section 10.1 of the Lease.

         "Event of Taking" is defined in Section 10.2 of the Lease.

         "Exchange Rate" means, with respect to any Optional Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Optional Currency on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such Optional Currency into Dollars; provided, however, that if there shall at any time no longer exist such a page on such service, the Exchange Rate shall be determined by reference to another similar rate publishing service selected by the Agent.

         "Existing Credit Agreement" means the Amended and Restated Multicurrency Credit Agreement dated as of March 28, 1995, amended and restated as of October 17, 1997, among BGI, Borders, Walden, Books Holding, the lenders party thereto, PNC Bank, National Association, in its capacity as administrative agent, for such lenders from time to time parties thereto, The First National Bank of Chicago, in its capacity as syndication agent thereunder, and Bankers Trust Company, as real estate administrative agent thereunder.

         "Existing Lease Credit Agreement" means the Amended and Restated Credit Agreement, dated as of November 22, 1995, amended and restated as of October 17, 1997, among Wilmington Trust Company (not in its individual capacity, except as expressly stated therein, but solely as owner trustee) as borrower, the lenders parties thereto, PNC Bank, National Association, in its capacity as administrative agent for such lenders from time to time parties thereto, The First National Bank of Chicago, in its capacity as syndication agent thereunder, and Bankers Trust Company, as real estate administrative agent thereunder, as further amended, and as amended by the Omnibus Amendment.

         "Existing Lease Financing Guarantee" means the Amended and Restated Guarantee Agreement, dated as of November 22, 1995, amended and restated as of October 17, 1997, by and among Borders, Walden, BGI, Plant, BPI, WPI, Books Holding, OnLine, Outlet, Fulfillment, and Library executed in favor of PNC Bank, National Association, as Administrative Agent for the lenders from time to time parties to the Existing Lease Credit Agreement, as further amended, and as amended by the Omnibus Amendment.

         "Existing Participation Agreement" means the Amended and Restated Participation Agreement dated as of November 22, 1995, amended and restated as of October 17, 1997, among BGI, Borders, Walden, WPI, BPI, Wilmington Trust Company (not in its individual capacity, except as expressly stated therein, but solely as owner trustee), PNC Bank, National Association, as administrative agent for the lenders from time to time parties to the Existing Lease Credit

Agreement, The First National Bank of Chicago, in its capacity as syndication agent thereunder, Bankers Trust Company in its capacity as real estate administrative agent thereunder, and Sam Project Funding Corp. I, as investor thereunder, as further amended, and as amended by the Omnibus Amendment.

         "Existing Synthetic Lease" means the Synthetic Lease facility of BGI and certain of its Subsidiaries evidenced by the Existing Synthetic Lease Facility Documents.

         "Existing Synthetic Lease Facility Documents" means collectively the Existing Lease Credit Agreement, the Existing Lease Financing Guarantee, the Existing Participation Agreement and the other operative documents referred to therein.

         "Facility Fee" is defined in Section 2.3(e) of the Master Agreement.

         "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Agent, and, unless an Event of Default has occurred, reasonably acceptable to the related Lessee, that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the related Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

         "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Final Rent Payment Date" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

         "Financed Lease" means a lease of real property, improvements on real property or real property and improvements thereon by BGI or any of its Subsidiaries entered into pursuant to the Existing Participation Agreement or the Master Agreement, as applicable.

         "Financial Affiliate" means a Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by ss. 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
ss. 1843).

         "Fiscal Quarter" means, the 13/14 week period commencing on the day after the last day of the preceding Fiscal Quarter and ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in each of April (first), July (second), October (third) and January (fourth) of each Fiscal Year. As used herein, "FQ1 2xxx" refers to the first Fiscal Quarter of the 2xxx Fiscal Year, "FQ2 2xxx" refers to the second Fiscal Quarter of the 2xxx Fiscal Year and so on.

         "Fiscal Year" means the 52/53 week period commencing on the day after the last day of the preceding Fiscal Year and ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in January. By way of illustration, BGI's 2001 Fiscal Year ended January 27, 2002.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Operating Cash Flow for the Reference Period most recently ended to (b) Consolidated Fixed Charges for such Reference Period.

         "Foreign Subsidiary" means any Subsidiary of BGI organized under the laws of any jurisdiction other than the United States of America, any state or territory thereof or the District of Columbia.

         "Fulfillment" means Borders Fulfillment, Inc., a Delaware corporation.

         "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal amount of such Lender's Loans.

         "Funding" means any funding by the Funding Parties pursuant to Section
2.2 of the Master Agreement.

         "Funding Date" means each Closing Date and each other date on which a Funding occurs under Article II of the Master Agreement.

         "Funding Parties" means the Lessor and the Lenders, collectively.

         "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for each Lender as of any date of determination, an amount equal to the sum of the outstanding principal of such Lender's related Loans, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

         "Funding Request" is defined in Section 2.2 of the Master Agreement.

         "Funding Termination Date" means the earliest of (i) the date that is 48 months after the Documentation Date and (ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

         "GAAP or generally accepted accounting principles" means (a) when used in Sections 5.30 through 5.33 of the Master Agreement, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of BGI reflected in its financial statements for the year ended on the Balance Sheet Date (unless otherwise agreed to by the parties hereto), and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of BGI adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

         "General Contractor" with respect to any Leased Property means the general contractor therefor selected by the Construction Agent.

         "General Partner" means Atlantic Financial Managers, Inc., a Texas corporation.

         "Governing Documents" means, with respect to any Person, its certificate or articles of incorporation or organization, its by-laws, or, as the case may be, its certificate of formation, limited partnership certificate, operating agreement, limited partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citations, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them, including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Borders, the Subsidiaries or any of their Property or the Agent or any Funding Party.

         "Ground Lease" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor (whether the Lessor is the original tenant thereunder or the successor by assignment) pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

         "Ground Lessor" means, as to any Land, the ground lessor of such Land.

         "Guarantee" shall mean (a) a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital, or earnings of any Person, (b) a guarantee of the payment of dividends or other distributions upon the stock or other equity interests of any Person, or (c) an agreement to purchase, sell, or lease (as lessee or lessor) property or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or to assure a creditor against loss, including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" shall have correlative meanings.

         "Guaranteed Pension Plan" means, any employee pension benefit plan within the meaning of ss. 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         "Guarantors" means BGI, and certain Subsidiaries of BGI, in their capacities as guarantors under the Guaranty Agreement.

         "Guaranty Agreement" means the Guaranty, dated as of June 21, 2002 by the Guarantors in favor of the Funding Parties.

         "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any

Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "Hedging Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement or other similar agreement or arrangement to which BGI or any of its Subsidiaries is a party, designed to protect BGI or any of its Subsidiaries against fluctuations in interest rates, exchange rates or forward rates.

         "IDB Documentation" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

         "IDB Lease" means a lease between the Lessor and an Authority with respect to a Leased Property.

         "IDB Property" means each Leased Property that is the subject of Bonds.

         "Indebtedness" means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (a) every obligation of such Person for money borrowed,

                  (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (e) every obligation of such Person under any Capitalized
         Lease,

                  (f) every obligation of such Person under any Synthetic Lease,

                  (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

                  (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than BGI or any of its Wholly-owned

Subsidiaries) thereof, excluding amounts representative of yield or Interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Indemnitee" means the Agent (in its individual capacity and in its capacity as Agent), each Lender and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee or any Guarantor be an Indemnitee.

         "Investments" means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; (d) there shall not be deducted from the aggregate a mount of Investments any decrease in the value thereof; and (e) the amount of any Investment made by a transfer of property shall be valued at the fair market value of such transferred property at the time of such transfer.

         "Joinder Agreement" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of BGI shall become a Lessee or a Guarantor.

         "Joint Venture" shall mean any corporation, partnership, limited liability company, joint venture or other entity in which BGI and its Subsidiaries own not more than 50% of the capital stock, partnership interests, membership interests or other ownership interests and which does not meet the definition of "Subsidiary" herein.

         "Kmart" means Kmart Corporation, a Michigan corporation.

         "Kmart Agreements" means the Kmart Indemnity and the Kmart Tax
Agreement.

         "Kmart Indemnity" means that certain Lease Guaranty, Indemnification and Reimbursement Agreement, dated May 24, 1995, as amended, among BGI, one or more of the other Borrowers and Kmart.

         "Kmart Tax Agreement" means that certain Tax Allocation and Indemnification Agreement, dated May 24, 1995, between BGI and Kmart.

         "Land" means the land described in Schedule I to the related Lease Supplement.

         "Land Acquisition Costs" with respect to any Leased Property means the Funded Amounts advanced for the purpose of acquiring the related Land, including any earnest money deposits and all other amounts payable under the related Purchase Agreement or Ground Lease, together with all interest, Yield and transaction expenses allocated to Land Acquisition Costs.

         "Lease" means the Master Lease Agreement, dated as of June 21, 2002, among the Lessees and the Lessor, together with each Lease Supplement.

         "Lease Balance" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Guarantor or any Lessee under the Operative Documents.

         "Lease Financing Rent Expense" means all Basic Rent (as defined in the Existing Lease Credit Agreement) and Basic Rent (as defined herein) payable by BGI and its Subsidiaries, as lessee or sublessee under a Financed Lease and any rent payable by BGI and its Subsidiaries under Ground Leases (as defined in each of the Existing Lease Credit Agreement and herein).

         "Lease Supplement" is defined in Section 2.2 of the Lease.

         "Lease Term" with respect to any (i) Leased Property that is a Construction Land Interest, means the period from the Closing Date for such Leased Property to the Completion Date for such Leased Property (or such shorter period as may result from earlier termination of the Lease as provided therein) plus the Base Lease Term therefor and (ii) any other Leased Property, the Base Lease Term therefor.

         "Lease Termination Date" means the last day of the Lease Term.

         "Leased Property" means Land and the related Building(s). For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement to the Lease and the Buildings related thereto, unless the context provides otherwise.

         "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor's Invested Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by the related Lessee under the Operative Documents.

         "Lender Affiliate" means, with respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

         "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

         "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as lenders to the Lessor.

         "Lending Office" for each Lender means the office such Lender designates in writing from time to time to Borders and the Agent.

         "Lessee" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is a party to the Lease Supplement for such Leased Property or that is leasing such Leased Property, as the case may be.

         "Lessor" is defined in the preamble to the Master Agreement.

         "Lessor Basic Rent" means, for any Rent Period, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts under Section 2.3(a) of the Master Agreement during such Rent Period.

         "Lessor Fee Letter" means the letter agreement, dated as of June 21, 2002, between Borders and the Lessor.

         "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor, or any Person claiming through the Lessor unrelated to the transactions contemplated by the Operative Documents or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, or any Person claiming through the Lessor, except any Tax for which a Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

         "Lessor Rate" is defined in the Lessor Fee Letter.

         "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Article II of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

         "Leverage Ratio" means, as at any date of determination, the ratio of
(a) Consolidated Total Funded Debt outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

         "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borders and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "LIBOR Advance" means that portion of the Funded Amount bearing interest at a rate based on the Adjusted LIBO Rate.

         "Library" means The Library, Ltd., a Missouri corporation.

         "Lien" means any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise, but excluding any right of set off pursuant to agreements entered into in the ordinary course of business), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, dated as of June 21, 2002, among the Lessor, the Agent and the Lenders.

         "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default" means any of the events specified in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

         "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loss Proceeds" is defined in Section 10.6 of the Lease.

         "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         "Master Agreement" means the Master Agreement, dated as of June 21, 2002, among the Guarantors, the Lessees, the Lessor, Fleet National Bank, as Co-Arranger and Syndication Agent, SunTrust, as Co-Arranger, Documentation Agent and Agent and the Lenders.

         "Material Adverse Effect" means, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding): (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of any Guarantor or any of the Lessees, individually or the Guarantors, the Lessees and their Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of any of the Guarantors or the Lessees or any of their Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Operative Documents to which it is a party; (c) any impairment of the validity, binding effect or enforceability of the Master Agreement or any of the other Operative Documents or any impairment of the rights, remedies or benefits available to the Agent or any Funding Party under any Operative Document; (d) a material adverse effect on the value, utility or useful life of the Leased Properties as a whole; or (e) a material adverse effect on the priority, perfection or status of the Agent's or any Funding Party's interest in any Leased Property or in the Lease, the Guaranty or the Construction Agency Agreement.

         "Maximum Commitment" means, as to each Funding Party, the amount that such Funding Party's Commitment (after giving effect to any increases under Section 2.2(b) of the Master Agreement) shall not exceed at any one time as set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Article VI of the Master Agreement).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, substantially in the form of Exhibit D, attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

         "Multiemployer Plan" means any multiemployer plan within the meaning of ss. 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         "Net Working Capital Changes" means, with respect to BGI and its Subsidiaries, for any fiscal period and without duplication, the difference (expressed as a positive or a negative number) of (a) the sum of (i) both billed and unbilled Accounts Receivable plus (ii) inventory of BGI and its Subsidiaries and other current assets considered part of working capital in accordance with GAAP, minus (iii) current accounts payable of BGI and its Subsidiaries, minus
(iv) current accruals and accretions (exclusive of interest accruals and accretions) of BGI and its Subsidiaries, in each case, for such fiscal period, minus (b) the sum of (i) both billed and unbilled Accounts Receivable, plus,
(ii) inventory of BGI and its Subsidiaries and other current assets considered part of working capital in accordance with GAAP, minus (iii) current accounts payable of BGI and its Subsidiaries, minus (iv) current accruals and accretions (exclusive of interest accruals and accretions) of BGI and its Subsidiaries, in each case, for the fiscal period of equal duration immediately prior to such fiscal period.

         "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

         "Obligations" means the indebtedness, obligations and liabilities of the Guarantors and the Lessees individually or collectively, existing on the Documentation Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Operative Documents.

         "Obligor" means each Guarantor, each Lessee and the Construction Agent.

         "Obligor Group" means collectively, the Lessees and the Guarantors (including any Subsidiary of BGI which as of any date of determination has become a Guarantor pursuant to the provisions of the Master Agreement).

         "Obligor Group Requirement" means the requirement that Consolidated Free Cash Flow of the Obligor Group for each Reference Period shall not be less than 85% of Consolidated Free Cash Flow of BGI and its Subsidiaries for such Reference Period.

         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board, Chief Executive Officer, the President, any Vice President, any Senior Vice President, any Administrative Vice President, the Treasurer, Chief Financial Officer, any Assistant Treasurer, the Controller or the Secretary of such Person, signing alone.

         "Omnibus Amendment" means, the Omnibus Amendment, dated as of June 21, 2002, among BGI, Borders, Walden, WPI, BPI, Wilmington Trust Company, as owner trustee, SAM Project Funding Corp. I, PNC Bank, National Association, Bank One, N.A., Bankers Trust Company, SunTrust, Fleet National Bank, and the lenders party thereto.

         "OnLine" means Borders OnLine, LLC, a Delaware limited liability company.

         "Operative Documents" means the Master Agreement, the Guaranty Agreement, the Purchase Agreements, the Deeds, the Lease, each Security Agreement and Assignment, the Loan Agreement, the Assignments of Lease and Rents, the Mortgages, the Notes, the Ground Leases, the Joinder Agreements, the Disbursement Agreement, the Agent's Fee Letter, the IDB Documentation, the Construction Agency Agreement, the Lessor Fee Letter and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

         "Optional Currency" means each of the following types of currency:
Euros, Australian Dollars ("AUD"), British Pounds Sterling ("GBP"), Canadian Dollars ("CAD"), Japanese Yen ("JPY"), New Zealand Dollars ("NZD"), or Singaporean Dollars ("SGD").

         "Outlet" means Borders Outlet, Inc., a Colorado corporation.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

         "Partial Purchase Option" is defined in Section 14.1(b) of the Lease.

         "Partnership Agreement" means the Agreement of Limited Partnership of Atlantic Financial Group, Ltd., dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

         "Payment Date" means the last day of each Rent Period.

         "Payment Date Notice" is defined in Section 2.3(d) of the Master Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation created by ss. 4002 of ERISA and any successor entity or entities having similar responsibilities.

         "Permitted Encumbrances" means Liens permitted by Section 5.17 of the Master Agreement.

         "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof whose short-term unsecured debt is rated A-1 or better or P-1 by S&P or Moody's, respectively, and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than one month from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than one month from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through (d) of this definition; and (f) money market funds acceptable to the Required Lenders.

         "Permitted Joint Venture Activity" means any Investment by BGI or any Subsidiary of BGI in any Joint Venture provided that (a) the aggregate amount of all such Investments does not at any time exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended and (b) both before and after giving effect to such Investment, the Lessees are in compliance with the Obligor Group Requirement.

         "Permitted Lien" means: (a) the respective rights and interest of the related Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents; (b) Liens for Taxes not assessed or, if assessed, not yet due and payable, or are being contested in good faith by appropriate proceedings; (c) repairman's, mechanic's, carrier's or other similar Liens arising in the ordinary course of business or by operation of law securing obligations that are not more than 30 days overdue, which have been bonded or which are being contested in good faith by appropriate proceedings; (d) Lessor Liens; (e) Liens of subleases permitted by the Lease; (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for which adequate provisions have been made; (g) easements, rights of way and other encumbrances on title to real property to the extent permitted by the Lease; and (h) Liens described on the Title Policy delivered in connection with the related Leased Property on the Closing Date therefor, but only if, in the case of Liens being contested as described in clause (b), (c) or (f) above, (i) adequate reserves have been provided by the related Lessee for the payment of the Taxes or other obligations; and (ii) such proceedings, or the continued existence of such Lien, do not give rise to any substantial likelihood of the sale, forfeiture or other loss of the related Leased Property or any interests therein, or any likelihood of criminal liability on the part of the Agent or any Funding Party.

         "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

         "Plan" means a defined benefit pension plan under ERISA with respect to which Borders or any Subsidiary could be held liable by the PBGC for the Unfunded Liabilities upon termination.

         "Planet" means Planet Music, Inc., a North Carolina corporation.

         "Plans and Specifications" means, with respect to any Building, the final plans and specifications for such Building, which may be standard forms for buildings of that type, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Property" means any and all property, whether real, personal, tangible, intangible or mixed, both owned and leased pursuant to Capitalized Leases, of any Person.

         "Purchase Agreement" means with respect to any Land, the purchase agreement or option agreement, as the case may be, with the Seller for the conveyance of such Land to the Lessor.

         "Purchase Option" is defined in Section 14.1(a) of the Lease.

         "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

         "Rating" means the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of Borders, as announced by the Rating Agencies from time to time.

         "Rating Agency" means either Moody's or S&P.

         "Real Estate" means all real property at any time owned or leased (as lessee or sublessee) by BGI or any of its Subsidiaries.

         "Reference Period" means, as of any date of determination, the period of four (4) consecutive fiscal quarters of BGI and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Release Date" means, with respect to any Leased Property, the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives written notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rent Expense" means all fixed rents payable by BGI and its Subsidiaries, as lessee or sublessee under a lease of Property (other than rents payable under Financed Leases), exclusive of any amounts required to be paid by BGI and its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, utilities, operating and labor costs, and similar charges. Fixed rents under any so-called "percentage leases" shall be computed based on the actual amount of rent paid, and not on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. The term Rent Expense shall exclude any payments made in respect of any Capitalized Lease.

         "Rent Period" means, in the case of Base Rate Advances, the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date and (y) in the case of LIBOR Advances:

         (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two or three months thereafter, as selected by Borders in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

         (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two or three months thereafter, as selected by Borders by irrevocable notice to the Agent in its related Payment Date Notice;

provided that:

                  (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

                  (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

                  (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month;

                  (d) No Rent Period shall extend beyond the Lease Termination Date; and

                  (e) At any one time, there shall be no more than eight (8) Rent Periods.

         "Report" is defined in Section 7.6 of the Master Agreement.

         "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 50% of the aggregate outstanding principal amount of all Funded Amounts.

         "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 50% of the aggregate outstanding principal amount of all Loans.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Senior Vice President or Executive Vice President, any Vice President, any Administrative Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

         "Restricted Payment" means, in relation to BGI and its Subsidiaries, any (a) Distribution, or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating BGI or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of BGI or such Subsidiary.

         "Restricted Payment Amount" means (a) an amount not to exceed $100,000,000 in aggregate amount over the term of the Revolving Credit Agreement and the sum of $50,000,000 in any Fiscal Year plus (b) the aggregate amount paid to BGI (whether in cash or in shares of BGI's stock), from time to time and at any time since the Documentation Date, by officers, employees or directors of BGI or any of its Subsidiaries in connection with the exercise of options to purchase shares of BGI's stock, plus (c) the realized tax benefit (as calculated by BGI in a manner satisfactory to the Agent, for tax years ending after the Documentation Date resulting from the exercise of such options or resulting from the lapse of restrictions on (and vesting of rights in) certain shares of BGI's stock subject to the Management Stock Purchase Plan or any similar successor plan from time to time and at any time since January 28, 2002. For purposes of calculating the Restricted Payment Amount, to the extent shares of BGI's stock are delivered to BGI in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by BGI at fair market value (as defined in BGI's stock option plan) on the date of delivery to BGI. Such delivered share repurchases will serve to reduce the available Restricted Payment Amount.

         "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Credit Agreement" means the Multicurrency Revolving Credit Agreement, dated as of June 21, 2002, among BGI, Borders, Walden Book Company, Inc., BGP (UK) Limited, Borders (UK), Ltd., Borders Australia Pty Ltd, the lenders listed on Schedule 1 thereto,

PNC Bank, National Association, as administrative agent, Fleet National Bank, as syndication agent, Wachovia Bank, National Association, as co-syndication agent, Bank One, NA (Main Office Chicago), as documentation agent, with Fleet Securities, Inc., having acted as arranger.

         "Revolving Credit Loans" has the meaning assigned thereto in the Existing Participation Agreement.

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Corporation.

         "Scheduled Construction Termination Date" means with respect to any Building eighteen (18) months after the Closing Date for the related Land or such longer term as may be agreed to by the Construction Agent, the Agent and the Required Lenders, subject to the occurrence of a Construction Force Majeure Event, but in no event later than the Lease Termination Date.

         "SEC" means the United States Securities and Exchange Commission, or any successor Governmental Authority.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

         "Seller" means as to any Leased Property, the seller thereof to the Lessor on the related Closing Date.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SunTrust Bank" is defined in the preamble to the Master Agreement.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which a Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

         "Synthetic Lease" means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

         "Tax" or "Taxes" is defined in Section 7.4 of the Master Agreement.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Tax Indemnitee" means the Lessor, the Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall any Lessee or any Guarantor be a Tax Indemnitee.

         "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Agent.

         "Title Policy" is defined in Section 3.1 of the Master Agreement.

         "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

         "Walden" means Walden Book Company, Inc., a Colorado corporation.

         "Wholly-Owned Subsidiary" means any Subsidiary of BGI of which all of the outstanding shares of capital stock or other equity interests are owned by BGI (whether directly or through one or more Wholly-owned Subsidiaries of BGI) except for directors' qualifying shares in jurisdictions where such qualifying shares are required.

         "Yield" is defined in Section 2.3 of the Master Agreement.

         F. Documentary Conventions. The following provisions shall be applicable to each Operative Document.

         SECTION 1. Notices. All notices, requests, demands or other communications to or upon the respective parties to each agreement to which the Documentary Conventions apply shall be addressed to such parties at the addresses therefor as set forth in Schedule I hereto, or such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

         SECTION 2. Counterparts. Each agreement to which the Documentary Conventions apply may be executed by the parties thereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Lessees or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of Borders, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; provided, however, that

                  (x) notwithstanding the foregoing provisions of this Section 3, the consent of each Funding Party affected thereby shall be required for any amendment, modification or waiver:

                           (i) amending, modifying, waiving or supplementing any
                  of the provisions of Article VI of the Master Agreement or the representations of such Funding Party in Section 4.2 or 4.3 of the Master Agreement or this Section 3 or changing the definition of "Required Funding Parties" or "Required Lenders";

                           (ii) increasing the Commitment of such Funding Party
                  or reducing any amount payable to such Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, the Leased Property Balance, the Lease Balance, any Funding Party Balance, Recourse Deficiency Amount, interest or Yield; or

                           (iii) consenting to any assignment of the Lease or
                  the extension of the Lease Term, releasing any of the collateral assigned to the Agent pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Agent may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing Borders from its obligations under the Guaranty Agreement or the other Operative Documents or changing the absolute and unconditional character of any such obligation;

                  (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or the Construction Agency Agreement; and

                  (z) subject to the foregoing clauses (x) and (y), so long as no Event of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Mortgages and the Assignments of Lease and Rents without the consent of Borders (such consent not to be unreasonably withheld or delayed); provided that in no event may the Loan Agreement be amended so as to increase the amount of Basic Rent payable by any Lessee without the consent of Borders.

         SECTION 4. Headings, etc. The Table of Contents and headings of the various Articles and Sections of each agreement to which the Documentary Conventions apply are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 5. Parties in Interest. Except as expressly provided therein, none of the provisions of any agreement to which the Documentary Conventions apply is intended for the benefit of any Person except the parties thereto and their respective successors and permitted assigns.

         SECTION 6. GOVERNING LAW. EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LEASEHOLD OR MORTGAGE ESTATES AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATES ARE LOCATED.

         SECTION 7. Severability. Any provision of each agreement to which the Documentary Conventions apply that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8. Submission to Jurisdiction; Waivers. Each party to an agreement to which the Documentary Conventions apply hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to the Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia sitting in Fulton County, Georgia, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof; provided that this provision shall not limit a party's right to remove such legal action or proceeding from a Georgia state court to a Federal court sitting in the Northern District of Georgia.

                  (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Schedule I hereto or at such other address of which the other parties hereto shall have been notified pursuant to Section 1; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         EACH PARTY TO EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO SUCH AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 9. NO ORAL AGREEMENTS. THE OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER THEREOF. THE OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR ANY COURSE OF PRIOR DEALINGS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 10. Construction. No agreement to which the Documentary Conventions apply shall be construed more strictly against any one party, it being recognized that all parties have contributed substantially and materially to the preparation and negotiations of the Operative Documents.

                                   SCHEDULE I

                             ADDRESSES FOR NOTICES

Any Guarantor or any
Lessee:                         Borders Group, Inc.
                                100 Phoenix Drive
                                Ann Arbor, Michigan 48108
                                Attn: Edward W. Wilhelm, Senior Vice President and Chief Financial Officer
                                Fax No.: 734/477-4246

                                Borders, Inc. 100 Phoenix Drive
                                Ann Arbor, Michigan 48108
                                Attn:  Vice President - Development.
                                Fax No.:

Lessor:                         Atlantic Financial Group, Ltd.
                                2808 Fairmount, Suite 250
                                Dallas, Texas 75201
                                Attn: Stephen Brookshire
                                Fax No.: 214/871-9237

Lenders:                        SunTrust Bank
                                MC: 1928
                                303 Peachtree Street, 10th Floor
                                Atlanta, Georgia  30308
                                Attn: Jonathan Simon
                                Fax No.: 404/588-8506

                                with a copy to:

                                SunTrust Capital Markets, Inc.
                                303 Peachtree Street, Suite 2400
                                MC 3951
                                Atlanta, Georgia 30308
                                Attn: Pete Kantor
                                Fax No.: 404/230-1344

                                Fleet National Bank
                                100 Federal Street
                                MADE10009A
                                Boston, Massachusetts  02110
                                Attn:  Kathleen A. Dimock
                                Fax No.: 617/-434-6685

                                Wachovia Bank, National Association
                                1339 Chestnut Street
                                PA 4830
                                Philadelphia, Pennsylvania  19107
                                Attn:  Thomas Harper
                                Fax No.: 267/-321-6700

                                U.S. Bank National Association
                                One U.S. Bank Plaza
                                Mail Code SL-TW-12MP
                                St. Louis, Missouri  63101
                                Attn:  Thomas L. Bayer
                                Fax No.: 314/-418-3859

                                Comerica Bank
                                500 Woodward Avenue, 9th floor
                                Detroit, Michigan  48226
                                Attn:  David Bird
                                Fax No.: 313/222-9514

                                Hibernia National Bank
                                313 Carondelet Street, 6th Floor
                                New Orleans, Louisiana  70130
                                Attn:  Matt Breaux
                                Fax No.: 504/533-5344

                                National City Bank
                                155 East Broad Street
                                Columbus, Ohio  43251-0077
                                Attn:  Brian T. Strayton
                                Fax No.: 614/463-8572

                                The Bank of New York
                                One Wall Street
                                8(th) Floor-Retail Industry
                                New York, New York 10286
                                Attn: William M. Barnum
                                Fax No.: 212/635-1483

                                PNC Bank, National Association
                                One PNC Plaza
                                249 Fifth Avenue
                                Pittsburgh, Pennsylvania 15222-2707
                                Attn: Philip Liebscher
                                Fax No.:

                                   SCHEDULE 1

                                    LENDERS

                                        DOMESTIC LENDING OFFICE/
LENDER                                  EURODOLLAR LENDING OFFICE
------                                  -------------------------

Fleet National Bank                     100 Federal Street
                                        Boston, MA 02110
                                        Attn: Kathleen Dimock
                                        Tel: 617-434-3830
                                        Fax: 617-434-6685
                                        kathleen_dimock@fleet.com



Bank One, NA (Main Office Chicago)      1 Bank One Plaza
                                        Suite IL1-0086
                                        Chicago, IL 60670
                                        Attn: Christopher M. Murphy
                                        Tel: 312-336-4711
                                        Fax: 312-336-4380
                                        christopher_m_murphy@bankone.com


KeyBank National Association            127 Public Square
                                        Cleveland, OH 44114
                                        Attn: J.T. Taylor
                                        Tel: 216-689-3589
                                        Fax: 216-689-4981
                                        James_Taylor@KeyBank.com

Wachovia Bank, National Association     201 South College St. 17th Fl. - NC1183
                                        Charlotte, NC 28288-1183
                                        Attn: Thomas Harper
                                        Tel: 267-321-6616
                                        Fax: 267-321-6700
                                        TomHarper@wachovia.com



PNC Bank, National Association          PNC Bank, National Association
                                        249 Fifth Avenue
                                        Pittsburgh, PA 15222-2707
                                        Attn: Philip Liebscher
                                        Tel: 412-762-3202
                                        Fax: 412-762-6484
                                        philip.liebscher@pncbank.com


Union Bank of California, N.A.          350 California Street, 6th Floor
                                        San Francisco, CA 94104
                                        Attn: Timothy Streb
                                        Tel: 415-705-7087
                                        Fax: 415-705-5093
                                        timothy.streb@ubcc.com


SunTrust Bank                           303 Peachtree Street NE
                                        10th Floor
                                        Mail Code 1928
                                        Atlanta, GA 30308
                                        Attn: Jonathan Simon
                                        Tel: 404-575-2779
                                        Fax: 404-588-8505
                                        Jonathan.simon@suntrust.com


U.S. Bank National Association          One U.S. Bank Plaza
                                        Mail Code: SL-TW-12MP
                                        St. Louis, MO 63101
                                        Attn: Thomas L. Bayer
                                        Tel: 314-418-3993
                                        Fax: 314-418-3859
                                        thomas.l.bayer@firstar.com

                                          DOMESTIC LENDING OFFICE/
LENDER                                    EURODOLLAR LENDING OFFICE
------                                    -------------------------
Comerica Bank                             500 Woodward Ave.
                                          MC 3268
                                          Detroit, MI 48226
                                          Attn: David C. Bird
                                          Tel: 313-222-5060
                                          Fax: 313-222-9514
                                          david c bird@comerica.com

National City Bank                        155 East Broad Street
                                          Columbus, OH 4325l-0077
                                          Attn: Brian T. Strayton
                                          Tel: 614-463-8386
                                          Fax: 614-463-8572
                                          brian.strayton@rationalcity.com

Fifth Third Bank, Eastern Michigan        1000 Town Center
                                          Suite 1500, MD JTWN5F
                                          Southfield, MI 48075
                                          Attn: Michael E. Dolson
                                          Tel: 248-603-0534
                                          Fax: 248-603-0548
                                          michael.dolson@53.com

The Bank of New York                      One Wall Street
                                          8th Floor
                                          New York, NY 10286
                                          Attn: William M. Barnum
                                          Tel: 212-635-1019
                                          Fax: 212-635-1481
                                          Wbarnum@bankofny.com

First Hawaiian Bank                       999 Bishop Street
                                          11th Floor
                                          Honolulu, HI 96813
                                          Attn: Charles L. Jenkins
                                          Tel: 808-525-6289
                                          Fax: 808-525-6372
                                          charles.jenkins@fhwn.com

Fortis Project Finance Ltd                Camomile Court
                                          23 Camomile Street
                                          London, England EC3A 7PP
                                          Attn: Ian Ross
                                          Tel: 011-44-207-444-8387
                                          Fax: 011-44-207-444-8810
                                          Ian.Ross@fortisbank.com

                                  SCHEDULE 1(a)

                           COMMITMENTS (CLOSING DATE)

LENDER                                  COMMITMENT          COMMITMENT PERCENTAGE
Fleet National Bank                     $55,000,000         14.666667%

Bank One, NA (Main Office Chicago)      $48,000,000         12.800000%

KeyBank National Association            $40,000,000         10.666667%

Wachovia Bank, National Association     $38,000,000         10.133334%

PNC Bank, National Association          $35,000,000          9.333334%

Union Bank of California, N.A.          $35,000,000          9.333334%

SunTrust Bank                            $9,000,000          2.400000%

U.S. Bank National Association          $25,000,000          6.666666%

Comerica Bank                           $25,000,000          6.666666%

National City Bank                      $20,000,000          5.333334%

Fifth Third Bank, Eastern Michigan      $15,000,000          4.000000%

The Bank of New York                    $10,000,000          2.666666%

First Hawaiian Bank                     $10,000,000          2.666666%

Fortis Project Finance Ltd              $10,000,000          2.666666%

TOTAL                                  $375,000,000          100%

                                  SCHEDULE 1(b)

                COMMITMENTS (FOLLOWING: SUNTRUST INCREASE DATE)

LENDER                                  COMMITMENT          COMMITMENT PERCENTAGE
Fleet National Bank                     $55,000,000         13.750000%

Bank One, NA (Main Office Chicago)      $48,000,000         12.000000%

KeyBank National Association            $40,000,000         10.000000%

Wachovia Bank, National Association     $38,000,000          9.500000%

PNC Bank, National Association          $35,000,000          8.750000%

Union Bank of California, N.A.          $35,000,000          8.750000%

SunTrust Bank                           $34,000,000          8.500000%

U.S. Bank National Association          $25,000,000          6.250000%

Comerica Bank                           $25,000,000          6.250000%

National City Bank                      $20,000,000          5.000000%

Fifth Third Bank, Eastern Michigan      $15,000,000          3.750000%

The Bank of New York                    $10,000,000          2.500000%

First Hawaiian Bank                     $10,000,000          2.500000%

Fortis Project Finance Ltd              $10,000,000          2.500000%

TOTAL                                  $400,000,000          100%

Borders Group,Inc.
Schedule 4.7 Transitional Letters of Credit
As of 06/21/02

STANDBY LCs

LC#:            Amount:              Beneficiary:                                Expiry Date:
S900556           4,250,000.00       Travelers Indemnity Company of Connecticut   10/01/2002

S900580*          3,695,321.00 GBP   Fortis Bank SA/BV                            10/01/2002
 *(This is a Foreign Currency LC. Current USD value is $5,413,645.39.)

S900561              16,125.00       Peabody Municipal Light Plant                10/01/2002

S213952           2,701,504.00       Wells Fargo Bank Northwest, N.A              10/01/2002
                                       as Collateral Trustee

S215777           4,812,211.00       Liberty Mutual                               10/01/2002

S242378               4,300.00       Orange and Rockland Utilities, Inc.          10/01/2002


DOCUMENTARY LCs

I247843             748,578.86 *     Quality Distributing                         08/30/2002
 *(Original amount of LC: 505,631.00 - Amended 06/14/02)

I247867             160,000.00       Stanley Thomas Associates Inc.               07/28/2002

I248177           3,246,298.70 *     Gold Crest, Inc.                             12/30/2002
 *(Original amount of LC: 3,782,757.00 - Amended 06/04/02)

I248652              81,710.00       K and M International Inc.                   08/30/02

I248758              54,741.00       Goffa International Corp.                    08/26lO2

I249162              88,580.00       Abrams & Company Inc,                        08/15/02

I249622             165,647.00       Gund Inc                                     09/30/02

                                  SCHEDULE 7.3

                           TITLE TO PROPERTIES; LEASES


                  [See attached schedule of store locations.]

                           Attachment to Schedule 7.3

223                       Singapore
261  Melbourne            AU
268  Oxford Street        UK
269  Leeds                UK
272  Charing Cross        UK
275  Brighton             UK
283  Glasgow              UK
353  York                 UK
366  Auckland             NZ
399  Bournemouth          UK
400  Cheshire Oaks        UK
403  Sydney               AU
409  Oxford City          UK
459  Chadstone            AU
468  Kingston             UK
469  Cambridge            UK
474  Kinnaird Park        UK
477  Skygarden            AU
478  Adelaide             AU
501  Bisbane              AU
502  Hornsby              AU
505  Islington            UK
511  Thurrock             UK
525  Stockport            UK
528  Watford              UK
535  Knox City (Melbourne Vic) Australia
540  Carlton (Victoria) Australia
     Leicester            UK
     Watford              UK
     South Yarra          Victoria, AU    David Herman's Office
     Sunshine             AU              Sunshine Whse
                          Singapore       Sing DC
     Bristol              Uk              (commitment to lease has been signed
                                            but no actual lease yet)
     Liverpool                            (in negotiation at this time, no
                                            commitment or lease yet)

                                  SCHEDULE 7.5

                               RESTRICTED PAYMENTS


1.    Share repurchases in aggregate principal amount of $19,283,782.49.

                                  SCHEDULE 7.7

                                   LITIGATION

      In August 1998, The Intimate Bookshop, Inc. (Intimate) and its owner, Wallace Kuralt, filed a lawsuit in the United States District Court for the Southern District of New York against the Company, Barnes & Noble, Inc., and others alleging violation of the Robinson-Patman Act and other federal laws, New York statutes governing trade practices and common law. In response to Defendants' Motion to Dismiss the Complaint, plaintiff Kuralt withdrew his claims and plaintiff Intimate voluntarily dismissed all but its Robinson-Patman claims. Intimate has filed a Second Amended Complaint limited to allegations of violations of the Robinson-Patman Act. The Second Amended Complaint alleges that Intimate has suffered $11.3 million or more in damages and requests treble damages, injunctive and declaratory relief, interest, costs, attorneys' fees and other unspecified relief. The Company intends to vigorously defend the action.

      Two former employees, individually and on behalf of a purported class consisting of all current and former employees who worked as assistant managers in Borders stores in the state of California at any time between April 10, 1996, and the present, have filed an action against the Company in the Superior Court of California for the County of San Francisco. The action alleges that the individual plaintiffs and the purported class members worked hours for which they were entitled to receive, but did not receive, overtime compensation under California law, and that they were classified as exempt store management employees but were forced to work more than 50% of their time in non-exempt tasks. The Amended Complaint, which names two additional plaintiffs, alleges violations of the California Labor Code and the California Business and Professions Code. The relief sought includes compensatory and punitive damages, penalties, preliminary and permanent injunctions requiring Borders to pay overtime compensation as required under California and Federal law, prejudgment interest, costs and attorneys' fees and such other relief as the court deems proper. The hearing on the motion to certify the action as a class action has been rescheduled for June 14, 2002. The Company intends to vigorously defend the action, including contesting the certification of the action as a class action.

      In addition to the matters described above, the Company is from time to time involved in or affected by other litigation incidental to the conduct of its businesses. The Company does not believe that any such other litigation will have a material adverse effect on its liquidity, financial position or results of operations.

                                  SCHEDULE 7.14

                          TRANSACTIONS WITH AFFILIATES

                                      None

                                  SCHEDULE 7.17

                            ENVIRONMENTAL COMPLIANCE

                                      None.

                                  SCHEDULE 7.18

                               SUBSIDIARIES, ETC.

Subsidiaries of Borders Group, Inc.


SUBSIDIARY                                        STATE OF INCORPORATION                        OWNERSHIP
----------                                        ----------------------                        ---------
BB Holdings, Inc.                                 Michigan                                      100%
Borders, Inc.                                     Colorado                                      100%
Borders Fulfillment, Inc.                         Delaware                                      100%
Borders Management, LLC                           Delaware                                      100%
Borders Online, LLC                               Delaware                                      100%
Borders Online, Inc.                              Colorado                                      100%
Borders Outlet, Inc.                              Colorado                                      100%
Borders Properties, Inc.                          Delaware                                      100%
WIB Holdings, Inc.                                Michigan                                      100%
Walden Book Company, Inc.                         Colorado                                      100%
Waldenbooks Properties, Inc.                      Delaware                                      100%
Borders (UK) Limited
 formerly Books etc. Limited                      U.K.                                          100%
Borders New Zealand Limited                       New Zealand                                   100%
Borders PTE. Limited                              Singapore                                     100%
Borders Australia PTY Limited                     Australia                                     100%
BGI (UK) Limited                                  U.K.                                          100%
BGP (UK) Limited                                  U.K.                                          100%
Borders Canada, Ltd.                              Canada                                        100%
Evermatch Limited                                 U.K.                                          100%
Books Etc Properties Limited                      U.K.                                          100%
Meridian Books Limited                            U.K.                                          100%
Borders Superstores (UK) Limited                  U.K.                                          100%
Charing Cross Properties Limited                  U.K.                                          100%

                               BORDERS GROUP, INC.                 SCHEDULE 7.18
                         WORLDWIDE ORGANIZATIONAL CHART                 PAGE   2
   (INCLUDING INCORPORATION DATES AND LOCATIONS, EMPLOYER IDENTIFICATION AND
                         FOREIGN REGISTRATION NUMBERS)

                                  [FLOW CHART]

                                  SCHEDULE 9.1

                              EXISTING INDEBTEDNESS

In addition to the Indebtedness described in Section 9.1(a)-(e) and (g)-(m), the following Indebtedness is outstanding:

                                                                Amount        Current U.S.$
Company               Description                            Outstanding       Equivalent*
-------               -----------                            -----------       -----------
Borders Australia     Overdraft facility and related        AUD$3,500,000      $2,001,608
Pty Ltd               credit facilities with ANZ
                      Australia

Borders New           Overdraft facility and related         NZ$2,000,000       $977,766
Zealand Limited       credit facilities with ANZ New
                      Zealand

Borders (UK)          Fortis Bank SA overdraft facility     Eng.L5,000,000     $7,296,950
Limited

Borders New           Bank guarantees in favor of New         NZ$90,000         $43,999
Zealand Ltd           Zealand Customs Service

Borders Australia     Bank guarantees in favor of:
Pty Ltd               Haymarkets Tivoli Theaters Pty         AUD$475,000        $271,646
                      Ltd
                      AMP Life Ltd.                          AUD$405,000        $231,614


*Based on exchange rates posted at www.xe.com on June 7,2002.

                                  SCHEDULE 9.2

                                 EXISTING LIENS

                                      None.

                                  SCHEDULE 9.3

                              EXISTING INVESTMENTS

1.    30% ownership of membership interests in Harvest Book Company, LLC.

2. Approximately 20% ownership of outstanding shares of capital stock of Paperchase Products, Ltd.

[SunTrust Robinson Humphrey Capital Markets LOGO]                     MEMORANDUM

TO:         Lenders to the Borders Group, Inc. Amended and Restated Synthetic
            Lease

FROM:       SunTrust Robinson Humphrey

DATE:       June 6, 2002

SUBJECT:    Synthetic Lease

During a legal review of the existing synthetic lease documents, it has come to our attention that the Lenders' security interest in the leased properties may not have been perfected. A contributing factor to this situation is conflicting provisions within the existing documentation. Section 8.01 (e) of the Participation Agreement contains a representation that certain documents, including the Lease, a Memorandum of Lease, and a Reassignment of Leases, will be recorded and upon recording, such documents will constitute valid and perfected security interests in the applicable collateral. However, Section 32.7 of the Lease Agreement contains a contradictory statement that the Memorandum of Lease will be recorded, but the Lease itself will not be recorded. While the Lease contains language to grant the Lenders mortgage remedies with respect to the Lessee's interest in the leased properties, the short-form Memorandum of Lease, the document actually recorded, does not contain such language. As a result, the Lenders may be left without a perfected security interest in the Lessee's interest in the leased properties. This issue relates only to the existing lease transaction and does not impact the new SunTrust-structured synthetic lease, which shall provide a perfected security interest in all newly constructed leased properties.

To ameliorate this situation, Borders has agreed that the Lessees will execute and deliver to SunTrust mortgages or deeds of trust, as appropriate, with respect to all of the leased properties, and a title report as to all recorded liens on such leased properties, within 60 days of the closing of the amendment to the existing synthetic lease documents. The mortgages and deeds of trust will run directly from the applicable Lessee to the Agent for the benefit of the lenders, will secure the obligations of the guarantors under the Guarantee and will perfect the interests of the Lenders in the leased properties so long as the applicable lessee is found to be the owner thereof. While the Lenders will not have the benefit of title insurance, Borders will be obligated to deliver a title report which will list all prior recorded interests in the leased properties. If Borders fails to execute and deliver the mortgages and deeds of trust, or fails to deliver the title reports, within such 60 day period, or the title reports indicate that prior liens exist with respect to the leased properties (other than customary easements and similar liens and encumbrances on title, or liens in favor of the Lenders or Wilmington Trust Company, as trustee), an Event of Default will occur pursuant to the Credit Agreement and, consequently, each Lease. In addition, the representation in Section 8.01 (e) of the Participation Agreement will be amended to reflect the fact that each existing Lease and Assignment of Leases are not recorded.

As the properties financed in the existing lease are taken out with permanent financing, Borders will gain availability under the new SunTrust synthetic lease on a dollar for dollar basis once the existing lease balance is reduced to $75 million. Borders has indicated to SunTrust that it anticipates taking out the properties with permanent financing fairly quickly. The table below details the leased property amounts and Borders' anticipated timing of take-out by permanent financing. As shown, Borders anticipates having only the Agree properties, with a balance of approximately $47 million, outstanding under the existing lease after November 1, 2002.


                                 AMOUNT
Agree Properties                47,118,647.15     Expected to be taken out by
                                                  6/03(1)

Wachovia CTL Properties         44,854,521.69     Expected to be taken out by
Coral Springs, FL                4,825,000.00     11/01/02
Danbury, CT                      2,893,855.17
                                 ------------
     Total (2)                 $99,692,024.01

(1) With the exception of a $9.5 million property in Ann Arbor, Michigan, which may extend beyond 6/03.

(2) Of this amount, the Lenders are financing $75,000,000 and SunTrust is financing the balance.

Should you have any questions regarding this request, please do not hesitate to contact Elizabeth Schrock (404.230.1345), Pete Kantor (404.575.2573), or Bob McMahon (404.230.5433).

Borders and SunTrust greatly appreciate your assistance in this matter.